As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SATELLOGIC INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands*	6770	Not Applicable
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ruta 8 Km 17,500, Edificio 300

Oficina 324 Zonamerica

Montevideo, 91600, Uruguay

00-598-25182302

(Address, including zip code, and telephone number, including area code, of Registrant’ s principal executive offices)

Rick Dunn

Satellogic Inc.

Chief Financial Officer

210 Delburg Street

Davidson, NC 28036

(704) 894-4482

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Zachary Davis
King & Spalding LLP
1180 Peachtree Street, NE
Suite 1600
Atlanta, GA 30309
(404) 572-4600

Approximate date of commencement of proposed sale to the public: The domestication described herein will be effective on, or as soon as practicable after, the date that this registration statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†    The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

*    This prospectus will not be filed with the British Virgin Islands Registrar of Corporate Affairs. Neither the British Virgin Islands Financial Services Commission nor the British Virgin Islands Registrar of Corporate Affairs accepts any responsibility for Satellogic Delaware’s financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2025

PRELIMINARY PROSPECTUS

Shares of Class A Common Stock

Shares of Class B Common Stock

Warrants

DOMESTICATION IN DELAWARE

Satellogic Inc. (the “Company” or “we”) is a business company with limited liability incorporated under the laws of the British Virgin Islands (“BVI”) under the BVI Business Companies Act (as revised) (the “BVI Companies Act”). We are proposing to change our jurisdiction of incorporation domesticating as a corporation incorporated under the laws of the State of Delaware and discontinuing in the BVI (the “Domestication”). To effect the Domestication, we will, upon final approval of our Board of Directors of the Company (the “Board of Directors”), file with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation of a Delaware corporation with the name “Satellogic Inc.” (we refer to the domesticated Delaware entity as “Satellogic Delaware”) and will file with the Registrar of Corporate Affairs in the BVI a notice of Satellogic BVI’s continuance out of the BVI, pursuant to which we will be domesticated and continue as a Delaware corporation. On the effective date of the Domestication, each of our currently issued and outstanding Class A ordinary shares (“BVI Class A Ordinary Shares”) and Class B ordinary shares (“BVI Class B Ordinary Shares,” and together with the BVI Class A Ordinary Shares, our “BVI Ordinary Shares”), warrants to purchase BVI Class A Ordinary Shares (“BVI Warrants) will automatically convert by operation of law, on a one-for-one basis, into shares of Satellogic Delaware Class A common stock (“DE Class A Common Stock”), Class B common stock (“DE Class B Common Stock,” and together with the DE Class A Common Stock, the “DE Common Stock”) and warrants to purchase DE Class A Common Stock (“DE Warrants”), respectively. Under BVI law and our current governing documents, we do not need shareholder approval of the Domestication, and our shareholders do not have statutory dissenters’ rights of appraisal as a result of the Domestication.

We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication. See “The Domestication” — “No Vote or Dissenters’ Rights of Appraisal in the Domestication.”

Our BVI Class A Ordinary Shares and BVI Warrants are currently listed on The NASDAQ Capital Market (“Nasdaq”) under the symbols “SATL” and “SATLW”, respectively. The closing price of our BVI Class A Ordinary Shares and BVI Warrants on February 7, 2025 was $3.69 and $0.50, respectively. We will seek, and expect to receive, approval from Nasdaq to trade the DE Class A Common Stock and DE Warrants under the same symbols after the Domestication.

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Immediately following the Domestication, we will no longer be a “foreign private issuer,” but will continue to qualify as an “emerging growth company.” We will also qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. As an “emerging growth company” and a “smaller reporting company” we are eligible for reduced public disclosure requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus will not be filed with the British Virgin Islands Registrar of Corporate Affairs. Neither the British Virgin Islands Financial Services Commission nor the British Virgin Islands Registrar of Corporate Affairs accepts any responsibility for Satellogic Delaware’s financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The date of this prospectus is       , 2025.

No person has been authorized to give any information or any representation concerning us or the Domestication (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important business and financial information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by Satellogic Inc. with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

1.

Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 15, 2024 (the “Annual Report”), which includes our audited consolidated financial statements as of December 31, 2023 and for the years ended December 31, 2023, 2022 and 2021;

2.

Our Reports on Form 6-K furnished to the SEC on April 12, 2024, April 16, 2024, May 24, 2024, June 14, 2024, August 15, 2024 (which contains our unaudited condensed consolidated financial statements as of June 30, 2024 and December 31, 2023 and for the six months ended June 30, 2024 and 2023), September 4, 2024, November 27, 2024, December 2, 2024, December 10, 2024, December 11, 2024, December 20, 2024, December 20, 2024 and February 13, 2025; and

3.

The description of our securities contained in our registration statement on Form 8-A, dated January 24, 2022, filed with the SEC on January 25, 2022 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 99.1 to the Annual Report.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.

Attn: Investor Relations

210 Delburg Street

Davidson, NC 28036

(704) 894-4482

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. federal securities laws. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us and include statements concerning, among other things, our plans, strategies and prospects, both business and financial. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot give any assurance that we either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about our plans and ability to consummate the Domestication and our future operational and financial performance, including the implementation, market acceptance and success of our business model, funding expansion plans and opportunities and our expectations surrounding capital requirements as we seek to build and launch more satellites. Many actual events and circumstances are beyond our control of the Company, and many factors could cause actual future results to differ materially from the forward-looking statements in this prospectus, including but not limited to:

●	our ability to generate revenue as expected;

●	our ability to effectively market and sell our earth observation (“EO”) services and to convert contracted revenues and our pipeline of potential contracts into actual revenues;

●	risks related to the floating rate secured convertible promissory notes in the aggregate amount of $30 million issued by our wholly-owned subsidiary, Nettar Group Inc. (the “Convertible Notes”);

●	the potential loss of one or more of our largest customers;

●	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

●	risks and uncertainties associated with defense-related contracts;

●	risks related to our pricing structure;

●	our ability to scale production of our satellites as planned;

●	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

●	our dependence on third parties to transport and launch our satellites into space;

●	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services;

●

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, performance problems, or failure in their or our operational infrastructure;

●	risk related to certain minimum service requirements in our customer contracts;

●	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

●	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

●	competition for EO services;

●	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

●	unknown defects or errors in our products;

●	risk related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

●	uncertainties regarding our previously announced and ongoing efforts to reduce operational costs and control spending, including potential workforce reductions;

●	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

●	the failure of the market for EO services to achieve the growth potential we expect;

●	risks related to our satellites and related equipment becoming impaired;

●	risks related to the failure of our satellites to operate as intended;

●	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

●	significant risks and uncertainties related to our insurance that may not be covered by insurance; and

●

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the ongoing conflicts between Russia and Ukraine, in the Gaza Strip and the Red Sea region) on our business and satellite launch schedules.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in “Risk Factors” beginning on page 12 of this prospectus. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company can give no assurance that it will achieve its expectations.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Domestication. You should carefully read this entire prospectus, including the section entitled “Risk Factors” beginning on page 12 of this prospectus. See also the section of this prospectus entitled “Where You Can Find More Information.” Unless the context otherwise requires, in this prospectus, the terms “the Company,” “Satellogic,” “we,” “us” and “our” refer to Satellogic Inc. as it currently exists under BVI law and will continue under Delaware law after the Domestication, and the terms “Satellogic BVI” and “Satellogic Delaware” refer to the Company prior to and immediately following the Domestication, respectively.

Our Company

We were founded in 2010 to help solve some of the greatest challenges of our time: resource utilization and distribution. From tradeoffs between food, energy and water supplies, to monitoring the impact of natural disasters, global health and humanitarian crises in the midst of a looming climate emergency, access to a continually refreshed source of global, high-quality data is critical to confronting some of the world’s most crucial issues. We are committed to creating a fully automated and searchable EO catalog, and we believe we are uniquely positioned to provide the data that is critical to better inform decision-making aimed at addressing these challenges.

We are the first vertically integrated geospatial company, and we are building the first scalable, fully automated EO platform with the ability, when scaled, to remap the entire planet at both high-frequency and high-resolution, providing accessible and affordable solutions for our customers. We plan to democratize access to geospatial data by providing planetary insights at what we believe to be the lowest cost in the industry, ultimately driving better decision-making across a broad range of industries including agriculture, forestry, energy, financial services, and cartography.

We have created a highly scalable, vertically integrated and competitive operating model. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities. This vertical integration provides a significant cost advantage, enabling us to produce and launch satellites for less than one-tenth the cost of our competitors on average. Additionally, we own all our key intellectual property, and our patented technology allows us to capture approximately 10x more imagery than our competitors on average. Taken together, we are achieving over 60x better unit economics than our closest peers in the NewSpace sector and more than 100x better unit economics than legacy competitors. Additionally, we believe we are well-positioned to compete effectively in the existing EO market that is currently supply-constrained and consists primarily of government and D&I customers. At June 30, 2024, we had 25 commercial satellites in orbit. As of the date of this prospectus, we have 22 satellites in orbit, of which 19 are operational, one is in the process of being commissioned and two are being used for testing. Over the near term, we will continue to take a measured approach to expanding our constellation, with our long-term vision to reach a constellation size of approximately 200 satellites and to have the capability to conduct daily remaps of the entire planet.

Our strategy is focused along three distinct business lines: Asset Monitoring, Constellation as a Service (“CaaS”), and Space Systems. These business lines are designed to allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

Recent Developments

Multi-Year Satellite Imagery Contract

On February 6, 2025, the Company entered into an agreement with Telespazio Brasil, a subsidiary of Telespazio S.p.A., pursuant to which the Company will provide low latency satellite imagery for the Brazilian Air Force for defense and security operations within the Brazilian territory.

Sales Agreement

On December 20, 2024, the Company entered into a Controlled Equity Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), acting as the Company’s sales agent, pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, its BVI Class A Ordinary Shares of the Company, par value $0.0001 per share, having an aggregate offering amount of up to $50,000,000. On December 20, 2024, pursuant to the Sales Agreement, the Company filed a prospectus supplement, including an accompanying base prospectus, dated December 20, 2024, forming a part of its effective registration statement on Form F-3 (File No. 333-283719), initially filed with the SEC on December 10, 2024.

On February 12, 2025, the Company entered into an Amended and Restated Sales Agreement (the “Amended Sales Agreement”) with Cantor and Northland Securities, Inc. (“Northland” and, together with Cantor, the “Sales Agents” and, each, a “Sales Agent”), pursuant to which Northland was added as an additional Sales Agent in connection with the Company’s offer and sale, from time to time, through the Sales Agents, of its BVI Class A Ordinary Shares, having an aggregate offering amount of up to $50,000,000. The Amended Sales Agreement did not increase the amount of BVI Class A Ordinary Shares that may be offered and sold by the Company under the original Sales Agreement entered into between the Company and Cantor on December 20, 2024. On February 13, 2025, pursuant to the Amended Sales Agreement, the Company filed a supplement, dated February 12, 2025, to the prospectus supplement, forming a part of its effective registration statement on Form F-3 (File No. 333-283719), initially filed with the SEC on December 10, 2024.

Tasking Partnership

On December 11, 2024, the Company entered into a tasking, data licensing and distribution agreement with Maxar Intelligence, pursuant to which the Company granted Maxar exclusive rights to task the Company’s high-revisit constellation and use its cost-effective satellite imagery to support national security missions for the U.S. Government and select U.S. partners internationally.

PIPE Financing Transaction

On December 8, 2024, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”), pursuant to which the Company issued in a private placement 3,571,429 BVI Class A Ordinary Shares to the Purchaser at a purchase price of US$2.80 per share. The closing of the private placement occurred on December 10, 2024 and the Company received gross proceeds of $10,000,000.

Board of Director Changes

On November 25, 2024, Howard Lutnick, a member of our Board of Directors, notified the Company of his decision to voluntarily resign from the Board, effective immediately. Mr. Lutnick’s resignation followed his recent nomination and anticipated confirmation to serve on the cabinet of the President of the United States as the Commerce Secretary. Mr. Lutnick’s decision to resign was not a result of any disagreement with the Company, the Company’s management or the Board. In connection with Mr. Lutnick’s resignation, the Company reduced the size of its Board from nine directors to eight.

On September 4, 2024, we announced the election of Kelly Kennedy to the Board of Directors of the Company as a Class III Director, and Ms. Kennedy was subsequently reelected by Shareholders at the Company’s annual shareholders meeting on December 20, 2024, with a term expiring at the Company’s annual meeting in 2027. Ms. Kennedy serves as chair of the Audit Committee of the Board.

The Company also announced the retirement of Bradley Halverson from his position as a Class III Director of the Board and as chair of the Audit Committee. Mr. Halverson’s decision to retire was not a result of any disagreement with the Company, the Company’s management or the Board of Directors.

NASA’s Commercial SmallSat Data Acquisition Program

In September 2024, we announced that we were selected as one of eight recipients of NASA's Commercial SmallSat Data Acquisition Program (CSDA) On-Ramp1 Multiple Award contract, with a maximum cumulative value of $476 million for all award winners.

Under the CSDA On-Ramp1, Satellogic will provide NASA with high-resolution multispectral imagery under a multiple-award contract in effect until November 15, 2028. The program aims to offer NASA a cost-effective solution for augmenting or complementing the Earth observation data gathered by the agency, other U.S. government entities, and international agencies. We believe this data will be pivotal in efforts to understand and mitigate the effects of climate change, monitor environmental trends, and improve various applications that benefit humanity.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on June 29, 2021 for the sole purpose of effectuating the Business Combination, having its registered office at Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands and its principal executive office is located at 8 Km 17,500, Edificio 300 Oficina 324 Zonamérica Montevideo, 91600, Uruguay and its telephone number is 00-598-25182302. The Company’s principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

The Domestication

We intend to change our jurisdiction of incorporation from the BVI to Delaware, and we refer to this change as the “Domestication.” To effect the Domestication, we will, upon final approval of our Board of Directors, file a notice of continuation out of the BVI with the British Virgin Islands Registrar of Corporate Affairs and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware. The Domestication does not require shareholder approval. We anticipate that the Domestication will become effective in early 2025, following the effectiveness of this Registration Statement and, upon the filing with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation of Satellogic Delaware and the filing with the Registrar of Corporate Affairs in the BVI of a notice of Satellogic BVI’s continuance (the “Effective Time”). See “Description of Capital Stock”—“Effective Time” below for additional information.

Comparison of Shareholder Rights

The Domestication will change our jurisdiction of incorporation from the British Virgin Islands to the State of Delaware and, as a result, our organizational documents will change and will be governed by Delaware law rather than BVI law. There are significant differences between the governing corporate law of Satellogic BVI and Satellogic Delaware. These differences are described in more detail under “Description of Capital Stock”—“Comparison of Rights” below. However, our business, assets and liabilities on a consolidated basis, as well as our Board of Directors, executive officers, principal business locations (other than our principal executive office) and fiscal year, will not change as a result of the Domestication.

Share Exchange

We are currently authorized to issue an unlimited number of BVI Class A Ordinary Shares with a par value of $0.0001 per share. Holders of BVI Class A Ordinary Shares are entitled to one vote for each share. As of February 7, 2025, there were 83,031,323 shares of BVI Class A Ordinary Shares issued and outstanding.

We are also authorized to issue unlimited BVI Class B Ordinary Shares with a par value of $0.0001 per share. Holders of BVI Class B Ordinary Shares are entitled to 1.472467906 votes per share. Satellogic’s Founder and Chief Executive Officer owns 13,582,642 BVI Class B Ordinary Shares, representing 100% of the voting power of the BVI Class B Ordinary Shares.

In addition, as of the date hereof, there are issued and outstanding 49,184,815 BVI Warrants, comprised of (i) 8,253,455 BVI Class A Ordinary Shares issuable upon the exercise of warrants having an exercise price of $8.63 per share (the “$8.63 Warrants”), (ii) 7,500,000 BVI Class A Ordinary Shares issuable upon the exercise of warrants having an exercise price of $10.00 per share (the “$10.00 Liberty Warrants”), (iii) 15,000,000 BVI Class A Ordinary Shares issuable upon the exercise of warrants having an exercise price of $15.00 per share (the “$15.00 Liberty Warrants”), (iv) 2,500,000 BVI Class A Ordinary Shares issuable upon the exercise of warrants having an exercise price of $20.00 per share (the “PIPE Warrants”) and (v) 15,931,360 BVI Class A Ordinary Shares issuable upon conversion of warrants having an exercise price of $2.51635975 per share (the “Columbia Warrants”). Additionally, in April 2024, we issued $30,000,000 aggregate principal amount of Convertible Notes, which are convertible into an aggregate 25,000,000 BVI Class A Ordinary Shares. See “Description of Capital Stock”—“Comparison of Rights”—“Shares Reserved for Future Issuances” for additional information.

In connection with the Domestication, each BVI Class A Ordinary Share and BVI Class B Ordinary Share of Satellogic BVI that is issued and outstanding immediately prior to the Effective Time will automatically convert into one share of DE Class A Common Stock and DE Class B Common Stock, respectively, of Satellogic Delaware. Similarly, outstanding options, warrants, convertible notes and other rights to acquire Satellogic BVI shares will become options, warrants, convertible notes or rights to acquire the corresponding shares of stock of Satellogic Delaware, including our outstanding BVI Warrants, which will convert into DE Warrants. It will not be necessary for shareholders of Satellogic BVI who currently hold share certificates to exchange their existing share certificates for certificates of shares of common stock of Satellogic Delaware in connection with the Domestication. See “The Domestication”—“Domestication Share Conversion” below.

Reasons for the Domestication

Our Board of Directors believes that the Domestication will, among other things:

●	better position us to execute our realigned strategic focus on the U.S. market, including competing for U.S. government and allied contracts;

●	provide legal, administrative and other similar efficiencies, as well as provide a basis for further efficiencies as we continue to simplify our overall corporate structure;

●

relocate our jurisdiction of organization to one that is the choice of domicile for many publicly traded corporations, as there is an abundance of case law to assist in interpreting the General Corporation Law of the State of Delaware (the “DGCL”), and the Delaware legislature frequently updates the DGCL to reflect current technology and legal trends;

●

provide a more favorable corporate environment which will help us compete more effectively with other publicly traded companies in raising capital and in attracting and retaining skilled, experienced personnel;

●	relocate our jurisdiction of organization to one that has a body of law more familiar to our stakeholders, including our Board of Directors and many of our shareholders; and

●

reduce our exposure to other potentially adverse or prejudicial actions based on our being a non-US company, such as “blacklisting” of our BVI Class A Ordinary Shares by certain pension funds or legislation restricting certain types of transactions.

Risk Factor Summary

An investment in the ordinary shares of Satellogic BVI as well as in the Satellogic DE Common Stock will involve risks. Please review the section entitled “Risk Factors” beginning on page 12 of this prospectus. The occurrence of one or more of the events or circumstances discussed or referenced below or in that section, alone or in combination with other events or circumstances, may have a material adverse effect on the Company:

●	Currently, our organizational documents are governed by BVI law but upon effectiveness of the Domestication, they will be governed by Delaware law;

●

In connection with the Domestication, we will lose our foreign private issuer (“FPI”) status, which will require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses;

●	The anticipated benefits of the Domestication are subject to numerous risks and uncertainties, and may not materialize;

●	The Domestication may result in adverse tax consequences for you;

●	If we do not generate revenues as expected, our financial condition will be materially and adversely affected;

●	The success of our business will be highly dependent on our ability to effectively market and sell our products and services and to convert contracted revenues, which can be a costly process;

●	The loss of one or more of our largest customers could adversely affect our results of operations;

●	Our sales efforts involve considerable time and expense, and our sales cycle is long and unpredictable;

●	We may face risks and uncertainties associated with D&I-related contracts, which may have a material adverse effect on our business;

●	Our pricing structure may not be optimal and may require adjustments over time;

●	If we are unable to scale production of our satellites, our business could be materially and adversely affected;

●	Our expansion into new business lines and services may result in unforeseen risks, challenges and uncertainties;

●

We are dependent on third parties to build and provide certain satellite components, products and services, including to transport and launch our satellites into space, and any inability to meet our needs could have a material and adverse impact on our business, financial condition, and results of operations;

●

We are dependent on ground station and cloud-based computing infrastructure operated by third parties, and any failure in their or our operational infrastructure, contract disputes, or interruption in services could materially and adversely affect our business;

●	Any failure to meet our minimum service requirements in any customer contracts may materially and adversely affect our business, results of operations and financial condition;

●	Market acceptance of our EO services may not continue, and our business is dependent upon our ability to keep pace with the latest technological changes;

●	We face competition for EO services, which may limit our ability to gain market share;

●	We may fail to foresee challenges with international operations or regulations in certain markets may change;

●

Our products and services are complex and could have unknown defects or errors, which may increase our costs, harm our reputation, give rise to costly litigation, or divert our or our customers’ resources;

●	Our business is capital intensive, and we may not be able to raise adequate capital to finance our business strategies and operations;

●	There is substantial doubt about our ability to continue as a going concern;

●

Our ability to grow our business depends on the successful production, launch, commissioning and/ or operation of our satellites, which is subject to many uncertainties, some of which are beyond our control;

●	The market for EO services has not been established with precision, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected;

●	If our satellites and related equipment become impaired, or fail to operate as intended, it could have a material adverse effect on our business, financial condition, and results of operations;

●	Satellites are subject to production and launch delays, launch failures, and damage or destruction during launch, the occurrence of which could materially and adversely affect our operations;

●	Our business involves significant risks and uncertainties that may not be covered by insurance or insurance coverage may be insufficient or unavailable on acceptable cost and terms, if at all;

●

Coordination results may adversely affect our ability to use our satellites in certain orbital locations or may delay our ability to launch satellites and thereby limit our ability to provide our proposed services;

●	Natural disasters, unusual or unfavorable weather conditions, pandemic or epidemic outbreaks, terrorist acts and geopolitical events could disrupt our business or satellite launch schedules;

●

To date, based on the structure of our business and operations and informal discussion with regulators, we do not believe our satellite operations are subject to U.S. regulation. However, if it is determined by a U.S. regulatory authority that our operations are subject to U.S. law, we could be subject to penalties and other adverse consequences as a result of noncompliance;

●

If we become a U.S. governmental contractor, our business will be subject to significant U.S. regulations, and changes in U.S. government policies and spending could reduce our revenue and adversely affect our business;

●

Our technology may violate the proprietary rights of third parties, our intellectual property may be misappropriated or infringed upon by third parties, or we may fail to comply with the terms of any open-source software license applicable to our technology, each of which could have a negative impact on our operations.

●

We rely on the specialized expertise of our senior management, engineering, sales and operational staff and must retain and attract qualified and highly skilled personnel in order to grow our business successfully.

●	Continuing inflation and/or elevated interest rates for prolonged periods could have an adverse effect on our business, financial condition, and results of operations.

●

We have incurred and will continue to incur significant expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition, and results of operations.

●	Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we were a public company during all periods presented.

●

The ability of management to operate the business successfully is largely dependent upon the efforts of certain of our key personnel. The loss of key personnel could negatively impact our operations and financial results.

●

The dual class structure of our Ordinary Shares has the effect of concentrating voting control with certain of our stockholders and limiting our other stockholders’ influence on corporate matters and may discourage others from pursuing any change of control transactions that holders of Class A ordinary shares may view as beneficial.

●	We do not expect to declare any dividends in the foreseeable future.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on our business, operating results and stock price.

●

We are an “emerging growth company” and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Class A ordinary shares may be less attractive to investors.

Material U.S. Federal Income Tax Consequences of the Domestication

See “Material U.S. Federal Income Tax Consequences of the Domestication” for more information.

No Vote or Dissenters’ Rights of Appraisal in the Domestication

Under BVI law and the Amended and Restated Memorandum and Articles of Association of Satellogic BVI (the “Satellogic BVI Articles”), we do not need shareholder approval of the Domestication, and our shareholders do not have statutory dissenters’ rights of appraisal or any other appraisal rights as a result of the Domestication. See “The Domestication”—“No Vote or Dissenters’ Rights of Appraisal in the Domestication.”

Summary Financial Data

Consolidated statement of operations data:

	(Unaudited) Six Months Ended June 30,		Year Ended December 31,
(in thousands of US dollars)	2024	2023	2023	2022	2021
Revenue	$6,829	$3,184	$10,074	$6,012	$4,247
Costs and expenses
Cost of sales, exclusive of depreciation shown separately below	2,554	2,113	5,056	3,284	1,876
General and administrative expenses	14,284	9,867	23,500	37,191	36,640
Research and development	4,525	5,827	10,656	13,055	9,636
Depreciation expense	5,946	8,610	17,256	14,326	10,728
Other operating expenses	8,795	13,078	23,009	29,023	14,002
Total costs and expenses	36,104	39,495	79,477	96,879	72,882
Operating loss	(29,275)	(36,311)	(69,403)	(90,867)	(68,635)
Other income (expense), net
Finance income (expense), net	511	1,082	1,722	(652)	(9,738)
Change in fair value of financial instruments	(5,024)	5,580	6,474	58,311	17,983
Loss on extinguishment of debt	-	-	-	-	(37,216)
Other income, net	2,297	1,922	9,271	1,140	1,069
Total other income (expense), net	(2,216)	8,584	17,467	58,799	(27,902)
Loss before income tax	(31,491)	(27,727)	(51,936)	(32,068)	(96,537)
Income tax (expense) benefit	(1,788)	(2,124)	(9,082)	(4,573)	232
Net loss	$(33,279)	$(29,851)	$(61,018)	$(36,641)	$(96,305)

Consolidated balance sheet data

(in thousands of US dollars)

	As of	As of
	June 30,	December 31,
	2024 (Unaudited)	2023
ASSETS
Current assets
Cash and cash equivalents	$25,605	$23,476
Restricted cash	-	-
Accounts receivable, net of allowance of $114 and $126, respectively	1,680	901
Prepaid expenses and other current assets	4,344	2,173
Total current assets	31,629	26,550
Property and equipment, net	37,123	41,130
Operating lease right-of-use assets	2,215	3,195
Other non-current assets	5,631	5,507
Total assets	$76,598	$76,382
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,475	$7,935
Warrant liabilities	1,595	2,795
Earnout liabilities	213	419
Operating lease liabilities	1,536	2,143
Contract liabilities	2,829	3,728
Accrued expenses and other liabilities	2,730	4,372
Total current liabilities	18,378	21,392
Secured convertible notes at fair value	36,430	-
Operating lease liabilities	1,225	1,789
Contract liabilities	1,000	1,000
Other non-current liabilities	501	526
Total liabilities	57,534	24,707
Commitments and contingencies (Note 17)
Stockholders’ equity

Ordinary Shares, $0.0001 par value, unlimited shares authorized; 78,089,268 Class A shares issued and 77,521,445 outstanding; and 13,582,642 Class B shares issued and outstanding as of June 30, 2024 and 77,289,166 Class A shares issued and 76,721,343 outstanding and 13,582,642 Class B shares issued and outstanding as of December 31, 2023

Treasury stock, at cost: 567,823 shares at June 30, 2024, and December 31, 2023	(8,603)	(8,603)
Additional paid-in capital	345,160	344,144
Accumulated other comprehensive loss	(381)	(33)
Accumulated deficit	(317,112)	(283,833)
Total stockholders’ equity	19,064	51,675
Total liabilities and stockholders’ equity	$76,598	$76,382

RISK FACTORS

Any investment in our securities involves a high degree of risk, including the risks described below. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of our shares could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled “Forward-Looking Statements.”

RISKS RELATING TO THE CHANGE IN OUR PLACE OF INCORPORATION

Currently, our organizational documents are governed by BVI law but upon effectiveness of the Domestication, they will be governed by Delaware law.

Upon effectiveness of the Domestication, our organizational documents will change and will be governed by Delaware law rather than BVI law. Those new organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and BVI law. For a more detailed description of how the organizational documents may differ in relation to the stock held by you, please see “Description of Capital Stock”—“Comparison of Rights” in this prospectus. The Satellogic BVI Articles are attached as Appendix A to this prospectus, and forms of the new certificate of incorporation and bylaws of Satellogic Delaware are attached as Appendix B and Appendix C, respectively, to this prospectus. We urge you to read them.

In connection with the Domestication, we will lose our FPI status, which will require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

Prior to the effectiveness of the Domestication, we qualify as an FPI and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. Upon the effectiveness of the Domestication, we will no longer be an FPI, which will require us to comply with the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In particular, we will be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for FPIs. We will also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws to comply with the reporting requirements applicable to a U.S. domestic issuer will likely be significantly higher than the cost we have historically incurred as an FPI. As a result, we expect that the loss of FPI status will increase our legal and financial compliance costs and will make some activities highly time consuming and costly. We expect that complying with the rules and regulations applicable to U.S. domestic issuers will make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board of Directors and members of our senior management.

Following the Domestication, certain provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove members of our Board of Directors or current management and may adversely affect the market price of our common stock.

Following the effectiveness of the Domestication, our Delaware certificate of incorporation and bylaws will contain certain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our Board of Directors or take other corporate actions, including effecting changes in our management. These provisions include:

●	a classified Board of Directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our Board of Directors;

●

the ability of our Board of Directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●

the exclusive right of our Board of Directors to elect a director to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board of Directors;

●	a prohibition on stockholder action by written consent (unless unanimous), which may force stockholder action to be taken at an annual or special meeting of our stockholders;

●

the requirement that a special meeting of stockholders may be called only by or at the direction of the Board of Directors, acting pursuant to a resolution adopted by the affirmative vote the majority of the total number of directors then in office, or by the chairperson of the Board of Directors (who is required to call such meeting whenever requested in writing by stockholders representing at least 30% of the voting power of the outstanding voting stock), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●

the ability of our Board of Directors, by majority vote, to amend our bylaws, which may allow our Board of Directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt;

●

advance notice procedures with which stockholders must comply to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

●

while we have opted out of Section 203 of the DGCL, our Delaware certificate of incorporation a prohibition on engaging in any business combination (as defined in our Delaware certificate of incorporation) with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder, unless (1) prior to such time, the Board of Directors approve the business combination or the transaction in which the stockholder became an interested stockholder, (2) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions), or (3) at or after the person becomes an interested stockholder, the business combination is approved by the Board of Directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder (our Delaware certificate of incorporation provides that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders” for purposes of these provisions).

These provisions may prohibit or deter large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time.

The anticipated benefits of the Domestication are subject to numerous risks and uncertainties, and may not materialize.

Acquiring D&I related governmental contracts, including D&I contracts with U.S. governmental agencies, is part of our growth strategy. We anticipate that the Domestication will reduce barriers to our pursuit of D&I-related contracts with U.S. governmental customers. However, our ability to obtain defense-related contracts with U.S. governmental customers is subject to numerous risks, including among others, the demand for EO services (or the demand for their incorporation into defense programs), our ability to comply with laws, regulations and rules applicable to U.S. governmental customers designed to mitigate against the potential for undue foreign ownership control and ownership, including our ability to make changes to our management and corporate governance structure in order to comply with such laws, rules and regulations, changes in government administration and national priorities, competition from other suppliers, and consolidation amongst U.S. defense industry contractors, which may decrease our relative bargaining power. Any such adverse impact to our ability to successfully obtain D&I-related contracts with U.S. governmental agencies following the Domestication may negatively impact our business and financial condition.

The Domestication may result in adverse tax consequences for you.

If you are a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Domestication” below) of our BVI Ordinary Shares or BVI Warrants, you may be subject to U.S. federal income tax as a result of the Domestication. If you are a non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Domestication” below) of our BVI Ordinary Shares or BVI Warrants, you may become subject to withholding tax on dividends paid on the DE Common Stock subsequent to the Effective Time. Please read the following information which provides more detail on the potential tax consequences of the Domestication.

As discussed more fully under “Material U.S. Federal Income Tax Consequences of the Domestication” below, it is intended that the Domestication will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Domestication so qualifies, and subject to the passive foreign investment company (“PFIC”) rules discussed below and under “Material U.S. Federal Income Tax Consequences of the Domestication,” U.S. Holders will be subject to Section 367(b) of the Code and, as a result:

●

A U.S. Holder whose BVI Ordinary Shares have a fair market value of less than $50,000 on the date of the Domestication and who, on the effective date of the Domestication, owns (actually or constructively) less than 10% of the total combined voting power of all classes of shares of the Company entitled to vote and less than 10% of the total value of all classes of shares of the Company, will not recognize any gain or loss and will not be required to include any part of the Company’s earnings in income;

●

A U.S. Holder whose BVI Ordinary Shares have a fair market value of $50,000 or more and who, on the date of the Domestication, owns (actually or constructively) less than 10% of the total combined voting power of all classes of the Company’s shares entitled to vote and less than 10% of the total value of all classes of the Company’s shares generally will recognize gain (but not loss) on the conversion of ordinary shares into DE Common Stock pursuant to the Domestication. As an alternative to recognizing gain, such U.S. holder may file an election to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its ordinary shares, provided certain other requirements are satisfied; and

●

A U.S. Holder who owns (actually or constructively) 10% or more of the total combined voting power of all classes of the Company’s shares entitled to vote or 10% or more of the total value of all classes of the Company’s shares generally will be required to include in income as a deemed dividend the “all earnings and profits amount” attributable to its ordinary shares.

The Company does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication. Notwithstanding the U.S. federal income tax consequences of the Domestication discussed above, if the Company is classified as a PFIC, proposed Treasury Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, generally would require a U.S. Holder to recognize gain on the conversion of BVI Ordinary Shares or BVI Warrants into DE Common Stock or DE Warrants pursuant to the Domestication unless, in the case of BVI Ordinary Shares, such U.S. Holder has made certain tax elections with respect to such shares. A U.S. Holder cannot currently make the aforementioned elections with respect to warrants, and the application of the PFIC rules to the warrants is unclear. We believe that we have not been classified as a PFIC in 2024 or in any prior taxable year. Whether or not we are PFIC for a taxable year will depend on the composition of our income and assets during such taxable year and can only be determined at the end of the taxable year. Accordingly, no assurance can be provided with respect to our status as a PFIC for our current taxable year or in a future taxable year. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the section entitled “Material U.S. Federal Income Tax Consequences of the Domestication.”

Each U.S. Holder of ordinary shares or warrants is urged to consult its own tax advisor concerning the potential application of the PFIC rules, including the proposed Treasury Regulations, to the conversion of BVI Ordinary Shares and BVI Warrants into DE Common Stock and DE Warrants pursuant to the Domestication.

Additionally, the Domestication may cause non-U.S. Holders to become subject to U.S. federal income withholding taxes on any amounts treated as dividends paid in respect of such non-U.S. Holder’s Common Stock after the Domestication.

The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are urged to consult their tax advisors regarding the tax consequences to them of the Domestication, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see the section entitled “Material U.S. Federal Income Tax Consequences of the Domestication.”

Our Satellogic Delaware certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our Satellogic Delaware certificate of incorporation will provide that, with certain limited exceptions, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Company owed to us or our stockholders, creditors or other constituents, (iii) any action asserting a claim against us or any director or officer of the Company arising pursuant to any provision of the DGCL or our Satellogic Delaware certificate of incorporation or our Satellogic Delaware bylaws, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have received notice of and consented to the foregoing provisions. This choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Risk Related to Our Business and Industry

We are an early-stage company that has not demonstrated a sustained ability to generate revenues. If we do not generate revenues as expected, our financial condition will be materially and adversely affected.

Since inception, we have devoted substantially all of our resources to designing, building and developing our satellites and satellite components and technology, enhancing our geospatial analytics capabilities and services, planning our business, raising capital and providing general and administrative support for these operations. As a relatively new business, we have not demonstrated a sustained ability to generate sufficient revenue from our EO services or conduct sufficient sales and marketing activities necessary for successful commercialization of our geospatial data and analytics platform (“Platform”). Additionally, we recently established our Space Systems business line, which will allow us to sell our satellites directly to customers, but for which we have only a limited demonstrated track record of revenues. Consequently, any assessment a reader makes about our current business, future success or viability may not be as accurate as it could be if we had a longer operating history. Further, our limited financial track record, without meaningful revenue from our expected future principal business, is of limited reference value for an assessment of our business and future prospects.

As of June 30, 2024, we have an accumulated deficit of $317.1 million. For the six months ended June 30, 2024, we had net cash used in operating activities of $23.9 million. As of June 30, 2024, we had cash and cash equivalents of $25.6 million. We will continue to incur losses and negative operating cash flows until we are able to onboard a sufficient number of customers, contracts and launch and scale a sufficient number of our constellation of satellites, to become profitable and generate positive operating cash flows. As we work to transition from initial start-up activities to commercial production and sales, it is difficult to forecast our future results. We have limited insight into trends that may emerge and affect our business, including our ability to attract and retain customers and the competition we will face. If our revenue grows slower than we anticipate or we otherwise fall materially short of our forecasts and expectations, we may not be able to achieve profitability and positive operating cash flows and our financial condition will be materially and adversely affected which could cause our stock price to decline and investors to lose confidence in us.

The success of our business will be highly dependent on our ability to effectively market and sell our EO services and to convert contracted revenues and our pipeline of potential contracts into actual revenues, which can be a costly process.

To date, we have relied heavily on equity and debt financing to fund our business and operations and are currently generating revenue from agreements with a commercial space technology customer and a governmental customer as well as from a base of smaller customer contracts. Since initially launching 13 of our satellites in late 2020, we now have a fleet of 22 satellites in orbit and have significantly accelerated our sales and marketing efforts to government defense and intelligence (“D&I”) agencies, particularly in countries outside of the U.S. Our success will be highly dependent on our ability to convert our significant pipeline of potential contracts into recognized revenues. If we fail to sign contracts with at least some portion of the customers for large projects currently envisaged in our pipeline, particularly over the next couple of years when any large contract would significantly impact our revenues and financial results and grow a sufficient number of contracts with such customers, our business, financial condition, and results of operations will be materially and adversely affected.

Our ability to establish and expand our customer relationships and sell our EO services is subject to a number of factors, including our ability to overcome concerns by customers relating to our lack of experience or track record in providing EO services to customers in the same industry or at all, competition from larger, more experienced service providers, our customers’ satisfaction or dissatisfaction with our satellites and/or our EO services, the frequency and severity of errors or disruptions in our satellites, reliability of our satellites, the effects of general economic conditions, competitive offerings or alternatives, reductions in our customers’ spending levels, and pricing.

In addition, continued concerns regarding our minor operations in China could impact our ability to win bids from, or enter into customer contracts with, certain government agencies or commercial customers.

Our sales growth is dependent upon our ability to implement sophisticated and potentially costly sales and marketing initiatives. These initiatives may not be effective in generating sales, and in such event our results of operations will be harmed. In the near term, we intend to derive substantially all our revenues from providing our EO services to international government D&I agencies, and in the longer term, intend to expand our operations to serve commercial customers in a variety of markets and industries. We cannot give any assurance that we will be able to secure future business or that the potential uses for our EO services in commercial applications will develop. It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results do not improve or improve more slowly than we anticipate, our operating results, prospects and financial position could be materially and adversely affected.

The loss of one or more of our largest customers could adversely affect our results of operations.

We are dependent on a small number of customers for a large portion of our revenue, such as a commercial space technology customer and a governmental customer. A significant decrease in the sales to or loss of any of our major customers would have a material adverse effect on our business, financial condition, and results of operations. In the first six months of 2024, we had three customers that each accounted for more than 10% of our total revenue and in the first six months of 2023, we had two customers that accounted for 10% of our total revenue. Customers in the D&I market generally purchase our EO services in connection with government programs that have a limited duration, leading to fluctuating sales to any particular customer in this market from year to year. If we lose one or more of our major enterprise or government customers, or if we experience a significant reduction in business from one or more major enterprise or government customers, there is no assurance that we would be able to quickly replace those customers to generate comparable revenue, which could harm our operating results and profitability.

Our sales efforts involve considerable time and expense, and our sales cycle is long and unpredictable for many of our portfolio offerings.

Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. As part of our sales efforts, we invest considerable time and expense evaluating the specific needs and requirements of our potential customers, which consist largely of government agencies and educating these potential customers about the technical capabilities and value of our satellites and our EO services and the better unit economics we can offer, which in the case of government agencies can be less important. In addition, we have only recently begun to grow our sales team, and our sales efforts have historically depended on the significant involvement of our senior management team. Given the nature of the potential customers, the length of our sales cycle tends to be long and varies substantially from customer to customer. In addition, the timing and cycle of contract bidding processes particularly for government contracts can be very unpredictable and can change or lengthen on very little notice and for reasons outside of our control. Because decisions to purchase our EO services involve significant financial commitments, potential customers generally evaluate our products and technologies at multiple levels within their organizations, each of which often have specific requirements, and typically involve senior officials and management, and multiple internal approvals. We could spend substantial time, effort, and money in our sales efforts without producing any sales. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, our business, financial condition, and results of operations could be materially and adversely affected.

We may face risks and uncertainties associated with D&I-related contracts, which may have a material adverse effect on our business.

We are still an early-stage company and only began to recognize revenues in 2021. Acquiring defense-related governmental contracts, such as the three-year agreement we entered into with the government of Albania, is part of our growth strategy. The acquisition of defense-related or governmental customers results in our EO services being incorporated into defense programs. Whether such defense or governmental contracts are directly with the U.S. government, a foreign government (including Albania), or one of their respective agencies, or indirectly as a subcontractor or team member, our contracts and subcontracts are or will be subject to special risks. For example:

●

Changes in government administration and national and international priorities, including developments in the geopolitical environment, or regulatory requirements, could have a significant impact on national or international defense spending priorities and the efficient handling of routine contractual matters. These changes could have a negative impact on our business in the future.

●

We may compete directly with other suppliers or align with a prime or subcontractor competing for a contract. We may not be awarded the contract if the pricing or product offering is not competitive, either at our level or the prime or subcontractor level. In addition, in the event we are awarded a contract, we may be subject to protests by losing bidders of contract awards that can result in the reopening of the bidding process and changes in governmental policies or regulations and other political factors. In addition, we may be subject to multiple rebid requirements over the life of a defense program in order to continue to participate in a program, which can result in the loss of the contract or significantly reduce our revenue from the program. The government’s requirements for more frequent technology refreshes on defense programs may lead to increased costs and lower long-term revenues.

●

Consolidation among defense industry contractors has resulted in a few large contractors with increased bargaining power relative to us. The increased bargaining power of these contractors may adversely affect our ability to compete for contracts and, as a result, may materially and adversely affect our business or results of operations in the future.

●	Our usage policy currently restricts usage of our EO services, data and Platform, for peaceful use only, and that may limit our ability to compete for and win certain defense-related contracts.

While we intend to effect the Domestication in order to better position ourselves to execute our realigned strategic focus on the U.S. market, including competing for U.S. government D&I-related contracts, there can be no assurance that the Domestication will allow us to successfully obtain any such contracts, nor will it resolve the foregoing risks.

Our pricing structure may not be optimal and may require adjustments over time.

The pricing of our products and services will vary depending on the specific application and customer specifications. Given the complexity in determining pricing structures for our EO services, we may experience difficulty determining the appropriate price structure for our products and services. This may result in missed revenue opportunities and lower than expected margins if we price our products and services too low, or in us losing bids if we price our products and services too high. In addition, we expect that we may need to change our pricing model from time to time, including as a result of competition, global economic conditions, reductions in our customers’ spending levels generally, changes in product mix, pricing studies or changes in how information technology infrastructure is broadly consumed. Similarly, as we introduce new products and services, or as a result of the evolution of our existing products and services, we may have difficulty determining the appropriate price structure for our products and services. In addition, as new and existing competitors introduce new products or services that compete with ours, or revise their pricing structures, we may be unable to attract new customers at the same price or based on the same pricing model as we have used historically. Moreover, customers may demand price concessions. As a result, we may be required from time to time to revise our pricing structure or reduce our prices, which could materially and adversely affect our business, financial condition, and results of operations.

If we are unable to scale production of our satellites as planned, our business and results of operations could be materially and adversely affected.

Our business plan is based on us building out our constellation of satellites to 200+ satellites. Our ability to achieve our production plans and deliver our products and services to our customers will depend upon many factors, including our ability to:

●	prepare and operate high-throughput production factories for production to build a large number of satellites;

●	acquire sufficient quantities of third-party components and supplies;

●	recruit and train new staff while maintaining desired quality levels;

●	implement an effective supplier strategy and supply chain management system; and

●	adopt manufacturing and quality control processes, which we must successfully introduce and scale for production at any new production facilities.

We may be unable to prepare and operate high throughput production facilities for production within our planned timeframes, in a cost-effective manner or at all due to a variety of factors, including, but not limited to, a failure to acquire or lease a production facility, a stoppage of construction as a result of public health emergencies, geopolitical conflicts, insufficiency of utility infrastructure, unexpected construction problems, permitting and other regulatory issues, severe weather, labor disputes, and issues with subcontractors or vendors. In addition, the cost to scale satellite production may be more than we are currently forecasting based on higher plant acquisition and build out costs, higher labor costs, increases in plant and equipment costs, increased transportation and supply chain costs and higher costs to manage and administer the plant and supply chain. Any delay or inability to build and launch satellites as we resume efforts to scale satellite production, including at the expected cost, could significantly delay or reduce expected revenue, profitability and cash flow. No assurance can be given that construction of the satellites will be completed on time or at all, or as to whether we will have sufficient funds available to complete construction if we experience unexpected delays or costs.

Our expansion into new business lines and services may result in unforeseen risks, challenges and uncertainties.

In 2022, as a part of our go-to-market strategy, we added a new line of business, Space Systems, which will allow us to sell our satellites directly to select customers for whom satellite ownership is a priority. The addition of the Space Systems business line may result in unforeseen risks, challenges, and uncertainties. We may incur additional capital expenditure to support the expansion of our business and there is no guarantee that we will increase our revenues as a result of the Space Systems business line. Our failure to adequately manage costs and expenses and evaluate consumer demands with respect to the direct purchase of satellites by customers could materially and adversely affect the prospects of us achieving overall profitability through the Space Systems business line, which may require significant managerial, financial, operational and other resources. We may also face additional regulatory, legal and counterparty risks as a result of our addition of the Space Systems business line. If we fail to manage the development of this new business line successfully, our growth potential, business and results of operations may be materially and adversely affected.

We are dependent on third parties to build and provide certain satellite components, products and services, including to transport and launch our satellites into space and any delay could have a material and adverse impact on our business, financial condition, and results of operations.

We are dependent on third parties to transport our satellites and ground station equipment around the world and to launch and deliver our satellites into space. Currently there are only a few companies who offer launch services, including SpaceX, with whom we have entered into the Rideshare Multi-Launch Agreement, signed with SpaceX in April 2022. We require timely and affordable access to launch services that meet our business and technical requirements to deploy our satellite constellation. If the number of companies offering launch services or the number of launches does not grow in the future or there is a consolidation among companies who offer these services, this could result in a shortage of space on these launch vehicles, which may cause prices to increase, or result in our inability to secure space on a launch vehicle and, as a result, delays in our launch schedule. Additionally, adverse events with respect to our launch service providers, such as satellite launch failures or financial difficulties (which some of these providers have previously experienced), could result in increased costs or delays in the launch of our satellites. Moreover, a shortage of transportation providers for our satellites and ground station equipment may cause our costs to increase, delays in our ability to launch our satellites and gaps in our service coverage, and adversely affect our ability to meet customer demand. Any of these situations could have a material adverse effect on our business, financial condition, and results of operations.

Further, in the event that a launch is delayed, our timing for recognition of revenue may be impacted depending on the length of the delay and the nature of our impacted customer contracts. While such delays are common in the space industry, any delay in a launch could result in a delay in recognizing revenue which could materially and adversely impact our financial statements or result in negative impacts to our earnings during a specified time period, which could have a material adverse effect on our business, financial condition and results of operations.

Although we design and build our satellites and many of our key satellite components, we rely on third-party vendors and manufacturers to build and provide certain satellite components, products or services and the inability of these vendors and manufacturers to meet our needs could have a material adverse effect on our business.

We design the core components that go into developing and manufacturing our satellites to be mission specific, partner with third parties to manufacture those components for us and then assemble, integrate and test the components and satellites in our own facilities (or support customers’ assembly, integration and testing in such customers’ facilities). Our ability to manage our production line and supply of raw materials and components to meet production goals may be constrained by our suppliers’ inability to scale production. An inability to grow the number of satellites we have in orbit could jeopardize our ability to fulfill obligations under customer contracts, which could, in turn, result in reduced sales, contract penalties or terminations and damage to customer relationships and our reputation, and could have a material adverse effect on our business, financial condition and results of operations.

We are impacted by increases in the prices of raw materials used in the production of our satellites. We monitor sources of supply in an effort to ensure that adequate raw materials and other components and supplies are available. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty completing qualification of new sources of supply or implementing use of replacement materials, components or new sources of supply, or a continuing increase in the prices of raw materials, energy or components, including as a result of interest rate volatility, rising interest rates and geopolitical conditions could have a material adverse effect on our operating results, financial condition, and cash flows. Our operations may also be impacted by trade restrictions or disputes, including those that result in the imposition of tariffs on raw materials or supplied components.

In addition, we cannot give any assurance that our suppliers have obtained and will be able to obtain or maintain all licenses, permits and approvals necessary for their operations to comply with all applicable laws and regulations, and failure to do so by them may lead to interruption in their business operations, which in turn may result in shortages of components supplied to us.

We depend on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, performance problems or failure in their or our operational infrastructure could materially and adversely affect our business, financial condition and results of operations.

We rely on the technology, infrastructure, and software applications, including software-as-a-service offerings, of certain third parties, such as ground station infrastructure operated by two separate third-party vendors, in order to launch and deliver our satellites into space and operate some or all of certain key features or functions of our business, including deployment of our cloud-based imagery services and other geospatial and data analytic services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues, or other performance deficiencies, if they are updated such that they become incompatible, if these services, software, or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise, or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in the delivery of our EO services, or our ability to manage our operations could be interrupted until equivalent services or technology, if available, are identified, procured, and implemented, all of which may take significant time and resources, increase our costs, and could materially and adversely affect our business, financial condition and results of operations.

Our customer contracts may require us to meet certain minimum service requirements which can vary significantly from customer to customer. Any failure to meet our service requirements may materially and adversely affect our business, results of operations and financial condition.

Our agreements with customers may provide for minimum service level commitments, which contain specifications regarding the availability and performance of our products and services such as assured access and guaranteed capacity. Any failure of or disruption to our infrastructure could impact the performance of our satellites and the availability of our products and services to our customers. Although our customers will expect some level of potential disruption based on the product specifications and general operational conditions, if we are unable to meet any minimum service requirements or if we suffer extended periods of poor performance or unavailability of our products and services, we may lose customer contracts and suffer reputational harm which could materially and adversely affect our business, financial condition and results of operations.

Market acceptance of our EO services may not continue, and our business is dependent upon our ability to keep pace with the latest technological changes.

The market for our EO services is characterized by rapid technological change and evolving industry standards. Failure to respond in a timely and cost-effective way to these technological developments could have a material adverse effect on our business and operating results. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances and needs of our customers, and evolving industry standards. In addition, although in the near term, we intend to derive substantial revenues from providing EO services to government D&I agencies, in the longer term, we intend to expand our operations to serve commercial customers in a variety of markets and industries and through a wide range of applications.

We believe that, in order to remain competitive in the future, we will need to continue to invest significant financial resources to improve the technology of our existing products and services and develop new products and services both for existing applications and new commercial applications, including through internal R&D, acquisitions and joint ventures or other collaboration arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new product or service offerings and technologies, or identification of and expansion into new markets and applications. In addition, following the establishment of our Space Systems business line, we are increasingly reliant on our ability to build and launch satellites quickly, in large volumes and at low cost. Our profitability will be dependent on our competitiveness in this area, as our competitors advance their own ability to build and launch satellites, at greater speeds, in greater volumes, and at lower costs.

Due to the design complexity of our products and services, we may, in the future, experience delays in completing the development and introduction of new or enhanced products or product applications. Any such delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our EO services will develop or continue to expand or that we will be successful in identifying new markets or applications as we currently anticipate. The failure of our technology to gain market acceptance could significantly reduce our planned revenues and harm our business. Market acceptance of our products and services depends on a number of factors, including the quality, scope, timeliness, sophistication, and price of substitute products and services. We cannot be sure that our competitors will not develop competing technologies that gain market acceptance in advance of our technologies or develop technologies that better meet the needs of our customers. The possibility exists that our competitors might develop new technology or offerings that might cause our existing technology and offerings to become obsolete. If we fail to develop, manufacture, and market innovative technologies that enable our products and services to meet customers’ requirements or our technologies fail to achieve market acceptance more rapidly as compared to our competitors, our ability to procure new contracts could be negatively impacted and our business may not continue to grow in line with expectations or at all. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business or fund other liquidity needs and our business, financial condition and results of operations could be materially and adversely affected.

We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and materially and adversely impact our business and operating results.

We intend to continue to pursue acquisitions of complementary technologies, products and businesses as a component of our growth strategy.

Acquisitions involve certain known and unknown risks that could cause our sales growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions; and

●	acquired technologies, products or businesses may not perform as we expect and we may fail to realize the anticipated benefits from the acquisition.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to effectively conduct due diligence on our potential targets, for example, we may not identify problems at target companies or we may fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could materially weaken our business operations. The integration process may disrupt our business and, if new technologies, products or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities and competitive responses.

Further, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all. Further, acquisitions may cause us to issue securities that would dilute our current stockholders’ ownership percentage, use a substantial portion of our cash resources, experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates or become subject to litigation.

We face competition for EO services which may limit our ability to gain market share.

We operate in the NewSpace sector, which refers to the increased commercialization and privatization of the space sector. Competition in our imagery services business is highly diverse, and while our competitors offer different products, there is often competition for contracts that are part of governmental budgets. The major existing and potential competitors for our EO services include commercial satellite imagery companies, state-owned imagery providers, aerial imagery companies, free sources of imagery and unmanned aerial vehicles. We also face competition from companies that provide geospatial data analytic information and services to the U.S. government, including defense prime contractors.

We plan to leverage our superior unit economics and put enough satellites in orbit to remap the entire surface of the earth in high-resolution on a daily basis and, in doing so expect to deliver our data to customers at near zero marginal cost which we believe will provide us with a competitive advantage against an existing EO market that is currently supply-constrained. However, our competitors or potential competitors could, in the future, offer satellite-based imagery or other products and services with more attractive features than our products and services which could outweigh the lower cost of our products and services. Our competitors could introduce new fleets of satellites, experience fewer delays in the rollout of new satellites, and could be awarded government contracts for which we are competing. The emergence of new remote imaging technologies or the continued growth of low-cost imaging satellites could negatively affect our sales efforts. More importantly, if competitors develop and launch satellites or other imagery-content sources with more advanced capabilities and technologies than ours, or offer products and services at lower prices than ours, our business and results of operations could be harmed.

The U.S. government and foreign governments may develop, construct, launch and operate their own imagery satellites, which could reduce their need to rely on us and other commercial suppliers. In addition, such governments could sell or provide free of charge imagery from their satellites and thereby compete with our EO services. Also, governments may at times make our imagery freely available for humanitarian purposes, which could impair our revenue growth with non-governmental organizations.

In addition, some of our international competitors currently benefit from, and others may benefit in the future from, subsidies and other protective measures implemented by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with satellite development activities for these competitors. This market environment may result in increased pressures on our pricing and other competitive factors. To that end, we intend to effect the Domestication in order to better position ourselves to compete for U.S. government D&I-related contracts. However, there can be no assurance that the Domestication will allow us to successfully obtain any such contracts, nor will it necessarily allow us to benefit from protective measures relating to domicile in the United States.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than us. These competitive pressures in our market or our failure to compete effectively may result in fewer orders and reduced revenue and margins and impair our ability to acquire market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size companies and consequently customers’ willingness to purchase from such firms.

We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be materially and adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model from ours. Increased competition could result in fewer customer contracts, price reductions, reduced margins, and inability to gain market share, any of which could harm our business and results of operations.

We may fail to foresee challenges with international operations or the regulatory environment in certain markets may unexpectedly change.

Our future success will depend heavily upon our ability to oversee production operations at facilities and locations outside of our current countries of operation and management’s day-to-day oversight. Our international operations expose us to numerous challenges and risks including, but not limited to, adverse political, regulatory, legislative, and economic conditions in various jurisdictions; costs of complying with varying governmental regulations; fluctuations in currency exchange rates; and difficulties in protecting intellectual property rights in foreign countries. Unforeseen challenges in sustaining efficient operations, decreases in product quality, language and cultural differences, political and economic unrest, unexpected changes in the regulatory environment or theft of intellectual property from our satellite production facilities, or other yet-undiscovered challenges, could materially and adversely affect us, our business, financial position, and results of operations.

Our products and services are complex and could have unknown defects or errors, which may increase our costs, harm our reputation with customers, give rise to costly litigation, or divert our or our customers’ resources from other purposes.

We employ sophisticated design and testing processes and practices. Nevertheless, our products and services may contain defects or errors, or experience performance problems when first introduced, when new versions or enhancements are released, or even after these products have been in use for a period of time. Our systems may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or it may not be able to detect and fix all defects in our satellites and our EO services, or resolve any delays or availability issues in the launch services we procure. These problems could result in expensive and time-consuming design modifications, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, termination of contracts for convenience or cause, diversion of our personnel’s attention from our product development efforts, exposure to liability for damages, damaged customer relationships, and harm to our reputation, any of which could materially and adversely harm our results of operations. In addition, increased development costs could be substantial.

Our business is capital intensive, and we may not be able to raise adequate capital to finance our business strategies, including funding future satellites, or we may be able to do so only on terms that significantly restrict our ability to operate our business.

Implementation of our business strategy, such as expanding our satellite constellation and our product and service offerings, requires a substantial outlay of capital. As we pursue our business strategies and seek to respond to opportunities and trends in our industry, our actual capital expenditures may differ from our expected capital expenditures. The nature of our business also requires us to make capital expenditure decisions in anticipation of customer demand, and we may not be able to correctly predict such demand. If our customer demand exceeds our ability to respond to that demand, we may not be able to fully capture the growth in demand.

We cannot provide assurances that our businesses will generate sufficient cash flow from operations in the future or that additional capital will be available in amounts sufficient to enable us to execute our business strategies. As discussed below, our ability to satisfy our longer term liquidity will depend primarily on our ability to grow our revenue and meet our revenue targets, and additional funding may be required for a variety of reasons. The availability and cost to us of external financing depend on a number of factors, including general market conditions, our financial performance and our credit rating. Both our credit rating and our ability to obtain financing generally may be influenced by the supply and demand characteristics of our industry generally. Declines in our expected future revenue under contracts with customers and challenging business conditions faced by our customers are among factors that may adversely affect our credit. Other factors that could impact our credit include the amount of debt in our capital structure, activities associated with our strategic initiatives, our expected future cash flows, and the capital expenditures required to execute our business strategy. The overall impact on our financial condition of any transaction that we pursue may be negative or may be negatively perceived by the financial markets and ratings agencies, and may result in adverse rating agency actions with respect to any credit rating we may have from time to time. Disruption in the capital markets, including as a result of interest rate volatility and geopolitical instability, a deterioration in our financial performance or a credit rating downgrade could limit our ability to obtain financing or could result in any such financing being available only at greater cost or on more restrictive terms than might otherwise be available.

Long-term disruptions in the capital and credit markets as a result of uncertainty due to recessions, changing or increased regulation or failures of significant financial institutions could adversely affect our access to capital. If financial market disruptions occur, it may become difficult for us to raise additional capital or refinance debt when needed, on acceptable terms or at all. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures and reducing or eliminating other discretionary uses of cash, which could materially and adversely impact our business and our ability to execute our business strategies.

There is substantial doubt about our ability to continue as a going concern.

Our unaudited condensed consolidated interim financial statements as of June 30, 2024 have been prepared under the assumption that we will continue as a going concern for the next twelve months. As of June 30, 2024, we had cash and cash equivalents of $25.6 million and an accumulated deficit of $317.1 million. We do not believe that our cash and cash equivalents are sufficient to fund operations and capital expenditures to reach larger scale revenue generation from our product offerings. As a result of our financial condition and other factors described in our unaudited condensed consolidated interim financial statements as of June 30, 2024, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will depend on our ability to obtain additional funding, as to which no assurances can be given. We continue to analyze various alternatives, including potentially obtaining debt or equity financings or other arrangements. Our future success depends on our ability to raise capital. We cannot be certain that raising additional capital, whether through selling additional debt or equity securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we are unable to obtain funds when needed or on acceptable terms, we may be required to curtail our current development programs, cut operating costs, forgo future development and other opportunities, or even terminate our operations.

Risks Relating to Our Satellites and Industry

Our ability to grow our business depends on the successful production, launch, commissioning and/ or operation of our satellites and related ground systems, software and analytic technologies, which is subject to many uncertainties, some of which are beyond our control.

Our current primary R&D objectives focus on the development of satellites and related components that can remap the entire surface of the Earth in high resolution as well as our EO services, including creating a catalog of archived data. While we currently have 22 satellites in orbit, we estimate the gross costs associated with designing, building, and launching our satellites to build out our constellation will be significant, and there can be no assurance that we will complete these deployments on a timely basis, on budget or at all. Design, manufacture and launch of satellite systems are highly complex and historically have been subject to delays and cost over-runs. If we do not complete development and manufacturing of additional satellites in our anticipated timeframes or at all, our ability to grow our business will be adversely affected. The successful development, integration, and operation of our satellites and our EO services involves many uncertainties, some of which are beyond our control, including, but not limited to:

●	timing in finalizing satellite design and specifications;

●	performance of satellites meeting design specifications;

●	failure of satellites as a result of technological or manufacturing difficulties, design issues or other unforeseen matters;

●	engineering and/or manufacturing performance failing or falling below expected levels of output or efficiency;

●	increases in costs of materials and supplied components and services;

●	changes in project scope;

●	our ability to obtain additional applicable approvals, licenses or certifications from regulatory agencies, if required, and to maintain current approvals, licenses or certifications;

●	performance of our manufacturing facilities despite risks that disrupt productions, such as natural disasters, catastrophic events or labor disputes;

●

performance of a limited number of suppliers for certain raw materials and supplied components, the accuracy of supplier representations as to the suitability of such raw materials and supplied components for our products, and their willingness to do business with us;

●	performance of our internal and third-party resources that support our R&D activities;

●	our ability to protect our intellectual property critical to the design and function of our satellites and our EO services;

●	our ability to continue funding and maintaining our R&D activities;

●	successful completion of demonstration missions; and

●	the impact of public health emergencies on us, our customers and suppliers, and the global economy.

The occurrence or failure of any of the above events, as applicable, could have a material adverse effect on our ability to continue to develop, integrate and operate our satellites and related infrastructure, products, and services, which could materially adversely affect our business, financial condition, and results of operations.

The market for EO services has not been established with precision, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.

The market for EO services has not been established with precision as the commercialization of space is a relatively new development and is rapidly evolving. Our views of the total addressable market are based on a number of third-party reports which may or may not accurately reflect future market size and growth. As a result, our views of the total addressable market for our products and services may prove to be incorrect. In addition, if interest in our EO services by commercial customers, or the expected growth in commercial applications for EO services, is less than expected, or our satellite and related technologies are unable to meet expected customer expectations and demand, our business and financial results will be materially and adversely affected.

Our industry is characterized by changing technology and evolving standards, and we may not be successful in identifying, developing and marketing products and services that respond to rapid technological change, evolving technical standards and systems developed by others. Our competitors may develop technology that better meets the needs of our customers. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers’ requirements, sales may suffer, and we may not be able to grow our business. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business or fund other liquidity needs, and our business prospects, financial condition, and results of operations could be materially and adversely affected.

If our satellites and related equipment become impaired, it could have a material adverse effect on our business, financial condition, and results of operations.

We evaluate our satellites for impairment and test for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Certain of the anomalies disclosed below may be considered to represent a significant adverse change in the physical condition of a particular satellite. There can be no assurance as to the actual operational life of a satellite or that the operational life of individual components will be consistent with their design life. A number of factors will impact the useful lives of our satellites, including, among other things, the quality of their design and construction, the durability of their component parts, and the occurrence of any anomaly or series of anomalies or other risks affecting the satellites during launch and in orbit. We currently anticipate the useful life of an operational satellite to be approximately three years. If our satellites and related equipment have shorter useful lives than we currently anticipate, this may lead to delays in increasing the rate of our commercial payloads and declines in actual or planned revenues, which would have a material adverse effect on our business, financial condition, and results of operations.

Long-lived assets are tested periodically for impairment or whenever there is an indication that an asset may be impaired. Disruptions to our business, unexpected significant declines in our operating results, adverse technological events or changes in the regulatory environments in which we operate may result in impairment charges to our assets. Any future impairment charges could substantially affect our reported results.

If our satellites fail to operate as intended, it could have a material adverse effect on our business, financial condition, and results of operations.

We rely on data obtained from our satellites in order to provide services to our customers. We may become unable or limited in our ability to collect such data. For example, satellites can temporarily go out of service and be recovered, or cease to function, including the quality of design and construction, the rate of consumption of the propellant supply, the expected gradual environmental degradation of solar panels, the durability of various satellite components and the orbits and space environments in which the satellites are placed and operated. The accumulated effects of solar radiation and single event upsets or electronic/catch-up events from the collision of charged particles, collisions with other objects (including, but not limited to, space debris and other spacecraft) or actions by malicious actors, including cyber-related actions, could also damage the satellites and subject us to liabilities for any damages caused to other spacecraft.

The manufacturing, testing, launching and operation of satellites involves complex processes and technology. Our satellites employ advanced technologies and sensors that are exposed to severe environmental stresses that have affected and could affect the performance of our satellites. Hardware component problems could lead to deterioration in performance or loss of functionality of a satellite. In addition, human operators may execute improper implementation commands that may negatively impact a satellite’s performance. Exposure of our satellites to an unanticipated catastrophic event, such as a meteor shower or a collision with space debris, could reduce the performance of, or completely destroy, the affected satellite. Even if a satellite is operated properly, minor technical flaws in the satellite’s sensors could significantly degrade its performance, which could materially affect our ability to collect imagery and market our products and services successfully.

Satellites can experience malfunctions, commonly referred to as anomalies, which have occurred and may occur in the future in our satellites. Anomalies can occur as a result of various factors, such as satellite manufacturer error, whether due to the use of new or largely unproven technology or due to a design, manufacturing or assembly defect that was not discovered before launch and general failures resulting from operating satellites in the space environment. Any single anomaly could materially and adversely affect our ability to utilize the satellite. Anomalies may also reduce the expected capacity, commercial operation and/or useful life of a satellite, thereby reducing the revenue that could be generated by that satellite or create additional expenses due to the need to provide replacement or back-up satellites or satellite capacity earlier than planned and could have a material adverse effect on our business. In addition, if a satellite or satellites experience a malfunction, the satellite capacity of our non-impacted network may be insufficient to meet all of our customers’ needs or may cause service interruptions, and we may need to potentially blackout or reduce service to certain customers, which would adversely affect our relationships with our customers and result in loss of revenues. Although we work diligently both internally and with our suppliers to determine and eliminate the cause of anomalies in new satellites and provide for redundancies of many critical components in our satellites, we may not be able to prevent the impact of anomalies in the future.

We cannot provide assurances that our satellites will continue to operate successfully in space throughout their expected operational lives. Even if a satellite is operated properly, technical flaws in that satellite’s sensors or other technical deficiencies or anomalies could significantly hinder its performance, which could materially affect our ability to collect imagery and market our products and services successfully. While certain software deficiencies may be corrected remotely, most, if not all, anomalies or debris collision damage cannot be corrected once the satellites are placed in orbit. Further, although we have some ability to actively maneuver our satellites to avoid potential collisions with space debris or other spacecraft, this ability is limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of and predicted conjunctions with debris objects tracked and cataloged by the U.S. government. Additionally, some space debris is too small to be tracked and therefore its orbital location is completely unknown; nevertheless, this debris is still large enough to potentially cause severe damage or a failure of our satellites should a collision occur. Recent years have seen increases in the number of satellites deployed to low Earth orbits, and publicly announced plans call for many thousands of additional satellite deployments over the next decade. The proliferation of these low Earth orbit constellations could materially increase the risk of potential collision with space debris or another spacecraft despite the orbital debris mitigation requirements of the U.S. government and could affect our ability to effectively access sufficient orbital slots to support the expected growth across our business.

If we suffer a partial or total loss of a deployed satellite, it could require a significant amount of time and could incur substantial expense to replace that satellite. We may experience other problems with our satellites that may reduce their performance. If a satellite is not fully operational, we may lose most or all of the revenue that otherwise would have been derived from that satellite and may not be able to provide adequate services to our customers, which may cause us to incur penalties under our contracts or may allow our customers to withhold payment for the time that service was impacted. Our inability to repair or replace a defective satellite or correct any other technical problem in a timely manner could result in a significant loss of revenue. If a satellite experiences a significant anomaly such that it becomes impaired or is no longer functional, it could significantly impact our business, prospects, and profitability.

Many satellites have redundant or backup systems and components that operate in the event of an anomaly, operational failure or degradation of primary critical components, but these redundant or backup systems and components are subject to risk of failure similar to those experienced by the primary systems and components. The occurrence of a failure of any of these redundant or backup systems and components could materially impair the useful life, capacity, or operational capabilities of the satellite.

Satellites are subject to production and launch delays, launch failures, and damage or destruction during launch, the occurrence of which could materially and adversely affect our operations.

Delays in the production of future satellites and the manufacture or procurement of requisite components and launch vehicles, limited availability of appropriate launch windows, possible delays in obtaining regulatory approvals, satellite damage or destruction during launch, launch failures, or incorrect orbital placement could have a material adverse effect on our business, financial condition, and results of operations. The loss of, or damage to, a satellite due to a launch failure could result in significant delays in the anticipated revenue to be generated by that satellite. Any significant delay in the commencement of service of a satellite could delay or potentially permanently reduce the revenue anticipated to be generated by that satellite. In addition, if the loss of a satellite were to occur, we may not be able to accommodate affected customers with our other satellites or data from another source until a replacement satellite is available, and we may not have on hand, or be able to obtain in a timely manner, the necessary funds to cover the cost of any necessary satellite replacement. An extended launch delay beyond planned contingency, launch failure, underperformance, delay or perceived delay could have a material adverse effect on our business prospects, financial condition, and results of operations. If delays were to occur and our remediation measures and process changes were not successful or if we experience issues with planned manufacturing improvements or design and safety, we could experience issues in scaling up further satellite production. Such delays could cause us to fail to reach our goal of expanding and scaling our constellation of satellites. A failure to reach a sufficient number of satellites in our constellation may impact the revisit rates we are able to offer our customers and limit our product offerings, thereby making us less attractive to existing and potential customers.

Launch vehicles may also underperform, in which case the satellite may still be placed into service by using its onboard propulsion systems to reach the desired orbital location, resulting in a reduction in its service life. In addition, although we intend to purchase launch insurance on all of our launches, if we were not able to obtain launch insurance on commercially reasonable terms and a launch failure were to occur, we would directly suffer the loss of the cost of the satellite and related costs.

Our business involves significant risks and uncertainties that may not be covered by insurance or insurance coverage may be insufficient or unavailable on acceptable cost and terms, if at all.

We endeavor to obtain insurance coverage from established insurance carriers to cover certain risks and liabilities related to our business. However, the amount of insurance coverage that we maintain may not be adequate to cover all claims or liabilities. Obtaining adequate insurance poses challenges as the price and availability of insurance fluctuates significantly and insurance market conditions or factors outside our control at the time we are in the market for the required insurance, such as failure of a satellite using similar components, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of our insurance has been increasing and may continue to increase. Higher premiums on insurance policies will reduce our operating income by the amount of such increased premiums, or we may be forced to purchase lower-cost policies that include terms less favorable to us, such as additional coverage exclusions or higher deductibles. If the terms of insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain, or we may not be able to obtain insurance at all.

Further, existing coverage may be canceled while we remain exposed to the relevant risks and we are unable to obtain insurance to protect against all operational risks, natural hazards and liabilities. Although we maintain insurance policies that we believe to be adequate, we cannot provide assurance that this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A successful liability claim could result in substantial cost to us. Even if we are fully insured as it relates to a claim, such claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition, and results of operations.

We have historically purchased pre-launch and launch insurance to address the risk of potential systemic anomalies, failures, collisions with our satellites or other satellites or debris, or catastrophic events during launch, to the extent that insurance was available on acceptable premiums and other terms. The insurance proceeds received in connection with a partial or total loss of the functional capacity of any of our satellites would not be sufficient to cover the replacement cost of an equivalent satellite if we choose to replace such impacted satellite. In addition, this insurance will not protect us against all losses to our satellites due to specified exclusions, applicable deductibles and material change limitations, and it may be difficult to insure against certain risks, including a partial deterioration in satellite performance and satellite re-entry.

Although we maintain pre-launch and launch insurance coverage for our satellites, we do not maintain in-orbit lifecycle insurance coverage. Any damage or destruction to our satellites while in orbit as a result of anomalies, failures, collisions with our satellites or other satellites or debris, radiation damage or other catastrophic event will not be covered by insurance, and accordingly, we will be required to pay for the repair or replacement of such satellite which may have a material adverse effect on our financial condition, and results of operations.

We do not maintain third-party liability insurance with respect to our satellites. Accordingly, we currently have no insurance to cover any third-party damages that may be caused by any of our satellites, including personal and property insurance. If we experience significant uninsured losses, such events could have a material adverse impact on our business, financial condition, and results of operations.

Coordination results may adversely affect our ability to use our satellites in certain orbital locations for our proposed service or coverage area or may delay our ability to launch satellites and thereby limit our ability to provide our proposed services.

We will be required to record orbital locations and operational parameters of our satellites with the ITU (as defined below) and to coordinate with other satellite operators and national administrations the use of these orbital locations and operational parameters in order to avoid interference to or from other satellites. The results of coordination may adversely affect our use of our satellites using certain orbital locations and the type of applications or services that we can accommodate. If we are unable to coordinate our satellites by specified deadlines, we may not be able to use our satellites or certain orbital locations for our proposed service or coverage area, or we may lose interference protection for our satellites. The use of our satellites may also be temporarily or permanently adversely affected if the operation of other satellite networks do not conform to coordination agreements resulting in the acceptable interference levels being exceeded (such as due to operational errors associated with the transmissions to other satellite networks).

Natural disasters, unusual weather conditions, pandemic or epidemic outbreaks, terrorist acts and geopolitical events could disrupt our business or satellite launch schedules. Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and materially and adversely affect our operating results.

We are vulnerable to natural disasters and significant disruptions including tsunamis, floods, earthquakes, fires, water shortages, other extreme or unusual weather conditions, epidemics or pandemics, acts of terrorism or disruptive geopolitical events (including the ongoing conflicts between Russia and Ukraine, in the Gaza Strip and the Red Sea region) where our facilities or the launch facilities of our transport partners are located, or where our third-party suppliers’ facilities are located, power shortages and blackouts, aging infrastructures and telecommunications failures. Furthermore, climate change has increased, and may continue to increase, the rate, size and scope of these natural disasters. In the event of such a natural disaster or other disruption, we could experience disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers, which could affect our ability to maintain launch schedules or fulfill our customer contracts.

The availability of many of our EO services depends on the continuing operation of our satellite operations infrastructure, satellite manufacturing operations, information technology and communications systems, some of which are supported by third-party vendors that are not under our control. Any downtime, damage to or failure of our systems could result in interruptions in our service, which could reduce our revenues. Our systems are vulnerable to damage or interruption from floods, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. In the event we are unable to collect, process and deliver imagery from our facility, our daily operations and operating results would be materially and adversely affected. In addition, our ground terminal centers are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, aging infrastructure, telecommunications failures and similar events.

The occurrence and impact of any of the foregoing is difficult to predict, but one or more of them could result in lengthy interruptions in our services and/or damage our reputation, which could have a material adverse effect on our business, financial condition, results of operations, and/or cash flows.

Prolonged unfavorable weather conditions could negatively impact our operations.

In order for satellites to collect and deliver imagery effectively, the satellite must be able to view the desired area on a certain day and at a certain time as it passes overhead. Adverse weather conditions, such as clouds or haze, may prevent satellites from collecting data and imagery or could cause the satellite to experience technical difficulties communicating with the ground terminals or collecting imagery in the same quality or volume that was intended. In addition, space weather, such as solar flares, could take our satellites out of orbit, disrupt our ground communication networks and affect the decay rate of our satellites. The occurrence of any of the foregoing could result in lengthy interruptions in our services and/or damage our reputation, which could have a material adverse effect on our business, financial condition, and results of operations.

Risks Relating to Legal and Regulatory Matters

We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to maintain U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition, and results of operations.

We have a global supply chain of upstream and downstream partners including manufacturers, suppliers and launch providers from a number of countries including the U.S. Based on these activities and our obligations under our NOAA licenses, we are required to comply with U.S. export control laws and regulations, including the Export Administration Regulations (“EAR”), administered by the U.S. Department of Commerce’s Bureau of Industry and Security. Pursuant to this regulation, we may be required, among other things, to, (i) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (ii) obtain licenses or other forms of U.S. government authorization to conduct some business related transactions. Violations of applicable export control laws and related regulations could result in criminal and administrative penalties, including fines, possible denial of export privileges, and debarment, which could have a material adverse impact on our business, including our ability to enter into contracts or subcontracts for U.S. government customers. U.S. export licenses are required to transfer or make accessible certain of our products, software and technical information to our non-U.S. employees (called “deemed exports”).

The inability to secure and maintain other necessary export authorizations could negatively impact our ability to successfully compete or to operate our business as planned. For example, if we were unable to obtain or maintain our licenses to export certain spacecraft hardware, we would effectively be prohibited from launching our satellites from certain non-U.S. locations, which would limit the number of launch providers we could use. In addition, if we were unable to obtain a Department of State Technical Assistance Agreement to export certain launch related services, we would experience difficulties with or even be unable to perform integration activities necessary to safely integrate our transfer satellites to non-U.S. launch vehicles. In both cases, these restrictions could lead to higher launch costs which may have a material adverse impact on our results of operations. Similarly, if we were unable to secure effective export licensure to authorize the full scope of activity with a foreign partner or supplier, we may be required to make design changes to spacecraft or updates to our supplier chain, which may result in increased costs to us or delays in satellite launches.

Any changes in the export control regulations or U.S. government licensing policy, such as those necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations. There is no inherent right to perform an export and, given the significant discretion the U.S. government has in adjudicating such authorizations in furtherance of U.S. national security and foreign policy interests, there can be no assurance we will be successful in our current and future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals.

In addition, U.S. export control laws continue to change. For example, the control lists under the ITAR and the EAR are periodically updated to reclassify specific types of export-controlled technology, meaning that any changes to the jurisdictional assignment of controlled data or hardware used by us could result in the need for different export authorizations, each then subject to a subsequent approval. Similarly, should exceptions or exemptions under the EAR or ITAR, respectively, be changed, our activities otherwise authorized via these mechanisms may become unavailable and could result in the need for additional export authorizations.

Additionally, changes to the administrative implementation of export control laws at the agency level may suddenly occur as a result of geopolitical events, which could result in existing or proposed export authorization applications being viewed in unpredictable ways, or potentially rejected, as a result of the changed agency level protocol.

Our current business and operations require that we operate in compliance with and under the purview of some U.S. regulatory bodies.

With recent changes related to our positioning to serve U.S. government customers, our satellite operations are subject to U.S. regulation.

The raw data collected by our constellation is collected through a series of ground stations strategically located in several global locations. We have a primary mission command control center in the U.S. that has ultimate operational control of our constellation and is supported by additional teams in each of Spain and Argentina. With the shift of ultimate operational constellation control to the U.S. last year, Satellogic filed for an operator’s license with NOAA which was granted in November 2023. We are currently pursuing a license with the Federal Communications Commission (“FCC”). We also find that we are subject to directly and through our contract with SpaceX for launch of our satellites, the U.S. regulations of the Federal Aviation Administration (“FAA”) licensing requirements. We have taken appropriate measures to assure full compliance with these and similar regulations.

If we are successful in becoming a U.S. governmental contractor, our business will be subject to significant U.S. regulations, and reductions or changes in U.S. government spending, including the U.S. defense budget, could reduce our revenue and adversely affect our business.

A large part of our growth strategy includes obtaining U.S. governmental agency customers, particularly in D&I, as well as U.S. commercial customers. If or when we contract with the U.S. government or, in certain circumstances, retain services from U.S. service providers, we must comply with a variety of U.S. laws and regulations. A violation of these laws and regulations could result in the imposition of fines and penalties to us or our customers or the termination of our or their contracts with the U.S. government. As a result, there could be a delay in our receipt of orders from our customers, a termination of such orders, or a termination of any contracts between us and the U.S. government.

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Our potential future contracts with U.S. and international defense contractors or directly with the U.S. government may be on a commercial item basis, eliminating the requirement to disclose and certify cost data. To the extent that there are interpretations or changes in the Federal Acquisition Regulations (“FAR”) regarding the qualifications necessary to sell commercial items, there could be a material impact on our business and operating results. For example, there have been legislative proposals to narrow the definition of a “commercial item” (as defined in the FAR) or to require cost and pricing data on commercial items that could limit or adversely impact our ability to contract under commercial item terms. Changes in regulatory application to our business could be accelerated due to changes in our mix of business, in federal regulations, or in the interpretation of federal regulations, which may subject us to increased oversight by the Defense Contract Audit Agency (“DCAA”) for certain of our products or services. Such changes could also trigger contract coverage under the Cost Accounting Standards (“CAS”) applicable to certain U.S. government procurements, further impacting our commercial operating model and requiring compliance with a defined set of business systems criteria. Growth in the value of certain contracts may increase our compliance burden, requiring us to implement new business systems to comply with such requirements. Failure to comply with applicable CAS requirements could adversely impact our ability to win future CAS-covered contracts.

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We would be subject to the Defense Federal Acquisition Regulation Supplement (“DFARS”) and the Department of Defense (“DoD”) and federal cybersecurity requirements, in connection with any defense work we perform in the future for the U.S. government and defense prime contractors. Amendments to DoD cybersecurity requirements, such as through amendments to the FAR or DFARS, may increase our costs or delay the award of contracts if we are unable to certify that we satisfy such cybersecurity requirements.

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The U.S. government or a defense prime contractor customer could require us to relinquish data rights to a product in connection with performing work on a defense contract, which could lead to a surrender of valuable technology and intellectual property in order to participate in a government program.

●	We may enter into cost reimbursable contracts with the U.S. government or a defense prime contractor customer that could offset our cost efficiency initiatives.

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We may be subject to various U.S. federal export-control statutes and regulations, which may affect our business with, among others, international defense customers. In certain cases, the export of our products and technical data to foreign persons, and the provision of technical services to foreign persons related to such products and technical data, may require licenses from the U.S. Department of Commerce or the U.S. Department of State. The time required to obtain these licenses, and the restrictions that may be contained in these licenses, may result in us being at a competitive disadvantage with international suppliers who are not subject to U.S. federal export control statutes and regulations. In addition, violations of these statutes and regulations can result in civil and, under certain circumstances, criminal liability as well as administrative penalties which could have a material adverse effect on our business, financial condition, and results of operations.

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Sales to U.S. prime defense contractor customers as part of foreign military sales (“FMS”) programs combine several of the different types of risks and uncertainties highlighted above, including risks related to government contracts, risks related to defense contracts, timing and budgeting of foreign governments, and approval from the U.S. and foreign governments related to the programs, all of which may be impacted by macroeconomic and geopolitical factors outside of our control.

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We may in the future derive a portion of our revenue from programs with governments and government agencies that are subject to security restrictions (e.g., contracts involving classified information, classified contracts, and classified programs), which preclude the dissemination of information and technology that is classified for national security purposes under applicable law and regulations. In general, access to classified information, technology, facilities, or programs requires appropriate personnel security clearances, is subject to additional contract oversight and potential liability, and may also require appropriate facility clearances and other specialized infrastructure. Therefore, our access to classified information in connection with the performance of a U.S. government contract may be limited to certain of our employees with appropriate security clearances. When accessing sensitive information, we must comply with security requirements pursuant to the National Industrial Security Program Operating Manual (“NISPOM”), administered by the Defense Counterintelligence and Security Agency (“DCSA”), and other U.S. government security protocols. Failure to comply with the NISPOM or other security requirements may subject us to civil or criminal penalties, loss of access to sensitive information, loss of a U.S. government contract, or potentially debarment as a government contractor. Further, the DCSA has transitioned its review of a contractor’s security program to focus on the protection of controlled unclassified information and assets. Failure to meet DCSA’s new, broader requirements could adversely impact the ability to obtain new business as a government contractor.

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We may need to invest additional capital to build out higher level security infrastructure at certain of our facilities to be awarded contracts related to defense programs with higher level security requirements. Failure to invest in such infrastructure may limit our ability to obtain new contracts with defense programs.

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We may be required to purchase certain products that are manufactured in the United States and other relatively high-cost manufacturing locations under the Buy American Act or other regulations, and we may not manufacture or source all products in locations that meet these requirements, which may preclude our ability to sell some products or services.

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In order to obtain D&I contracts with agencies and departments of the U.S. government, we may also have to make changes to our management and corporate governance structure to comply with applicable regulations. See “Risk Factors”—“The anticipated benefits of the Domestication are subject to numerous risks and uncertainties, and may not materialize” for additional information.

If we were to become a contractor to agencies and departments of the U.S. government, it would likely result in us being subject to routine investigations and reviews relating to compliance with various laws and regulations, including those associated with organizational conflicts of interest, procurement integrity, bid integrity and claim presentation, among others. These investigations and reviews may be conducted without our knowledge. Adverse findings in these investigations or reviews can lead to criminal, civil or administrative proceedings, and we could face civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with U.S. government agencies. In addition, we could suffer serious harm to our reputation and competitive position if allegations of impropriety were made against us, whether or not such allegations are unfounded. If our reputation or relationship were impaired due to these investigations, or if we could not obtain contracts with the U.S. government and the U.S. government otherwise ceased doing business with us or significantly decreased the amount of business it does with us, our revenues and ability to attract new business could be adversely affected.

In addition, spending authorizations for defense-related and other programs by the U.S. government have historically fluctuated, and future levels of expenditures and authorizations for these programs may decrease, remain constant or shift to programs in areas where we do not expect to provide services. Any contract we may enter into with the U.S. government and its agencies will generally be conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal year basis, even though contract performance may extend over many years. In recent years, there has been a pattern of delays in the finalization and approval of the U.S. government budget, which can create uncertainty over the extent of future U.S. government demand for our services.

Failure to comply with the requirements of the National Industrial Security Program could jeopardize our ability to provide our products and services to the U.S. government.

A large part of our growth strategy includes seeking U.S. governmental agency customers, particularly in D&I, though we have not acquired any U.S. governmental agency customers to date. Obtaining contracts with certain U.S. governmental agencies may require us to maintain national security clearance and mitigation elements under the National Industry Security Program. Obtaining and maintaining national security clearances involves a lengthy process. Going forward, we will require a facility clearance to meet the requirements of D&I EO solicitations.

Our business with governmental entities is subject to the policies, priorities, regulations, mandates, and funding levels of such governmental entities and may be negatively impacted by any change thereto.

We have entered into contracts with governments, including a three-year $6 million Constellation-as-a-Service contract with the Republic of Albania, and governmental agencies to provide our products and services. This subjects our business to laws and regulations applicable to companies doing business with the applicable government. These government contracts customarily contain provisions that give the applicable government substantial rights and remedies, many of which are unfavorable to counterparty contractors and are not typically found in commercial contracts. For instance, most government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in such event, the counterparty to the contract may generally recover only our incurred or committed costs and settlement expenses and profit on work completed prior to the termination. Further, typically where the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

Government contracts often also contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. These rights and remedies often allow government customers, among other things, to:

●	terminate existing contracts for convenience with short notice;

●	reduce orders under or otherwise unilaterally modify contracts;

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for contracts subject to the Truthful Cost or Pricing Data Act, reduce the contract price or cost where it was increased because we or a subcontractor furnished cost or pricing data during negotiations that was not complete, accurate, and current;

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for some contracts, (i) demand a refund, make a forward price adjustment, or terminate a contract for default if we provided inaccurate or incomplete data during the contract negotiation process and (ii) reduce the contract price under triggering circumstances, including the revision of price lists or other documents upon which the contract award was predicated;

●	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

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claim rights in solutions, systems, or technology produced by us, appropriate such work-product for their continued use without continuing to contract for our services, and disclose such work-product to third parties, including other government agencies and our competitors, which could harm our competitive position;

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prohibit future procurement awards with a particular agency due to a finding of organizational conflicts of interest based upon prior related work performed for the agency that would give us an unfair advantage over competing contractors, or the existence of conflicting roles that might bias our judgment;

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subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest and may also result in a requirement to resubmit offers for the contract or in the termination, reduction, or modification of the awarded contract;

●	suspend or debar us from doing business with the applicable government; and

●	control or prohibit the export of our services.

In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our gross margins, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

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retainage or contract insurance guarantee requirements under which we are obligated to provide a deposit equal to a percentage of the relevant contract value, which deposit is retained by the customer to cover any loss incurred due to our failure to perform and returned only upon satisfactory completion of the contract;

●	specialized disclosure and accounting requirements unique to government contracts;

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financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

●	public disclosures of certain contract and company information that may harm our competitive position or we would otherwise prefer not to disclose;

●	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements; and

●	requirements to procure certain materials, components and parts from supply sources approved by the customer.

Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. New regulations or procurement requirements (including, for example, regulations regarding counterfeit and corrupt parts, supply chain diligence and cybersecurity) or changes to current requirements could increase our costs and risk of non-compliance. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under such contract and applicable law.

Further, changes in governmental policies, priorities, regulations, requirements applicable to commercial data and imagery providers, mandates or funding levels, the imposition of budgetary constraints or a decline in government support or deferment of funding for programs in which we or our customers participate could result in contract terminations, delays in contract awards, reduction in contract scope, performance penalties or breaches of our contracts, the failure to exercise contract options, the cancellation of planned procurements and fewer new business opportunities, all of which could materially and adversely impact our business, financial condition and results of operations.

Our business is subject to a wide variety of additional extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to our space transport operations, employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change, especially in relation to new and emerging industries (such as the NewSpace sector), and we cannot reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We monitor these developments and devote a significant amount of management’s time and internal and external resources towards compliance with these laws, regulations and guidelines, and such compliance places a significant burden on management’s time and other resources, and it may limit our ability to expand into certain jurisdictions. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition. Failure to comply with these laws or regulations or failure to satisfy any criteria or other requirement under such laws or regulations, such as with respect to obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of our business, may result in civil penalties or private lawsuits, or result in a delay in our obtaining or the denial, suspension or revocation of licenses, certificates, authorizations or permits necessary to operate our business.

The U.S. and foreign governments may revise existing contract or procurement rules and regulations, or adopt new contract or procurement rules and regulations, at any time and may also implement restrictions or apply pressure regarding the type and amount of services the government or its contractors (including us) may obtain from private contractors. Such changes could impair our ability to obtain new contracts or renew contracts under which we currently perform when those contracts are eligible for re-competition. Any new contracting methods could be costly or administratively difficult for us to implement, which could adversely affect our business, results of operations and financial condition.

Additionally, regulation of our industry is still evolving, and new or different laws or regulations could affect our operations, increase our direct compliance costs or cause our third-party suppliers or contractors to raise prices for us because of increased compliance costs. For example, the Federal Communications Commission has an open notice of proposed rulemaking relating to mitigation of orbital debris, which could affect us and our operations. The adoption of a multi-layered regulatory approach to any one of the laws or requirements to which we are or may become subject, particularly where the layers are in conflict, could require alteration of our manufacturing processes or operational parameters, which may adversely impact our business. Further, due to the evolving nature of these requirements, we may not be in compliance with all such requirements at all times and, even when we believe we are in compliance, a regulatory agency may determine that we are not.

Any changes in applicable laws or regulations could adversely affect our business and financial condition. Any material failure to comply with applicable laws or regulations could result in contract termination, price or fee reductions or suspension or debarment from contracting.

We are subject to the orbital slot and spectrum access requirements of the International Telecommunication Union (“ITU”) and the regulatory and licensing requirements of each of the countries in which we provide services, operate facilities, or license terminals, and our business is sensitive to regulatory changes in those countries and elsewhere.

The telecommunications industry is highly regulated, and we depend on access to orbital slots and spectrum resources to provide satellite services. The ITU and U.S. and other nations’ regulators allocate spectrum for satellite services, and may change these allocations, which could change or limit how our current satellites are able to be used. In addition, we are required to maintain regulatory approvals, and from time to time obtain new regulatory approvals, from various countries in connection with providing satellite capacity, ground network uplinks, downlinks and other value-added or managed services to our customers. Obtaining and maintaining these approvals can involve significant time and expense. If we cannot obtain, or are delayed in obtaining, the required regulatory approvals, we may not be able to provide these services to our customers, operate facilities and terminals, or expand into new products or services. In addition, the laws and regulations to which we are subject could change at any time, thus making it more difficult for us to obtain new regulatory approvals or causing our existing approvals to be revoked or adversely modified. Because regulatory schemes vary by country, we may also be subject to regulations of which we are not presently aware, and which could subject us to sanctions by a government that could materially and adversely affect our operations in that country. If we cannot comply with the laws and regulations that apply to us, we could lose our revenue from services provided to the countries and territories covered by these laws and regulations and be subject to criminal or civil sanctions.

Increasing regulatory and customer focus on data privacy issues and expanding laws may impact our business or expose us to increased liability.

We collect and process customer data, which may include personal data. Due to the sensitivity of the information and data we expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. We have pursued and obtained our Data Privacy Framework certification to assure our compliance with the principles governing data transfers. A variety of U.S. federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations.

We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the European e-Privacy Regulation, which is currently in draft form. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States, the European Economic Area (the “EEA”) and elsewhere may increase our compliance costs and legal liability.

We are also subject to additional privacy laws and regulations, many of which, such as the European Union’s General Data Protection Regulation (“GDPR”) and national laws supplementing the GDPR, as well as legislation substantially implementing the GDPR in the United Kingdom, are significantly more stringent than those currently in effect in the United States. The GDPR requires companies to meet stringent requirements regarding the handling of personal data of individuals located in the EEA and includes significant penalties for noncompliance, which for the most serious violations may result in monetary penalties of up to the higher of €20.0 million or 4% of a group’s worldwide revenues for the preceding financial year. The United Kingdom’s version of the GDPR, which it maintains along with its Data Protection Act (collectively, the “UK GDPR”), also provides for substantial penalties that, for the most serious violations, can be the greater of £17.5 million or 4% of a group’s worldwide revenues for the preceding financial year. The GDPR, the UK GDPR, and other similar regulations require companies to give specific types of notice and informed consent is required for certain actions, and the GDPR and the UK GDPR each impose additional conditions in order to satisfy such consent, such as bundled consents.

The GDPR, the UK GDPR, and other state and global laws and regulations have increased our responsibility and potential liability in relation to personal data, and we have and will continue to put in place additional processes and programs to demonstrate compliance. The EU Commission completed a thorough assessment of the adequacy of the U.S. with regard to data privacy protections that may be applied to the information of EU data subjects. Subsequent to the review, the EU Commission reached an adequacy decision that the United States ensures an adequate level of protection for personal data transferred from the EU to companies participating in the EU-US Data Privacy Framework. Satellogic chose to document and submit for certification under the EU-US Data Privacy Framework and the UK extension to the Data Privacy Framework, both of which we obtained in October 2023.

New privacy laws and regulations are under development at the U.S. federal and state level and in many international jurisdictions. Any actual or perceived failure to comply with the data privacy laws or regulations, or related contractual or other obligations, or any perceived privacy rights violation, could lead to investigations, claims, and proceedings by governmental entities and private parties, damages for contract breach, and other significant costs, penalties, and other liabilities, as well as harm to our reputation and market position.

Additionally, we store customer information and content and if our customers fail to comply with their contractual obligations or applicable laws, it could result in litigation or reputational harm to us. The GDPR, UK GDPR, and other laws, regulations, standards and self-regulatory codes may affect our ability to reach current and prospective customers, understand how our offerings and services are being used, respond to customer requests allowed under the laws, and implement our new business models effectively. These new laws and regulations would similarly affect our competitors and our customers. These requirements could impact demand for our offerings and services and result in more onerous contract obligations and impose other costs that have increased and are likely to further increase over time.

We are subject to anti-corruption and anti-bribery laws in various countries, including but not limited to the U.S. Foreign Corrupt Practices Act. We can be subject to criminal and civil liability and other serious consequences for violations of such laws, which can harm our business.

We are subject to applicable anti-corruption and anti-bribery laws in the countries in which we do or will conduct our business, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and other, similar laws. We can, in certain circumstances, be held liable for violations of such laws committed by our employees, agents, contractors and others acting on our behalf, even if we do not explicitly authorize or have actual knowledge of such activities. We can also, in certain circumstances, be held liable for prior violations of such laws committed by us. Any violations of these laws and regulations may result in substantial civil, criminal and administrative fines and penalties, remedial measures and legal expenses, and other collateral consequences, all of which could adversely affect our business, results of operations, financial condition, and reputation.

Although we maintain anti-corruption policies and procedures designed to address the risk of bribery, corruption and related misconduct, certain of our activities and operations present risk from an anti-corruption perspective. We have an extensive geographic scope of operations (current and projected) and are active or pursuing business in countries that can present heightened anti-corruption compliance risks. Our target customer base also includes governments and government instrumentalities, and contracting with such entities can increase a company’s compliance risk exposure since, among other things, the representatives of such entities are typically considered to be “foreign officials” under the FCPA and may be similarly characterized under other relevant anti-corruption laws. In certain countries, we also work with third parties, such as business development agents, distributors, and resellers, including to interact with public officials on our behalf. As our operations and sales activities continue to expand, our policies and procedures will similarly have to expand to adequately address the risks presented by our activities, and we may fail to adequately expand our policies and procedures to address these increased risks, which could adversely affect our business, results of operations, financial condition and reputation.

Risks Relating to Our Intellectual Property, Data Privacy and Information Security

We may be unable to protect our intellectual property rights. Disclosure of trade secrets could cause harm to our business.

To protect our proprietary rights, we rely on a combination of patents, trademarks and trade secret laws, and confidentiality agreements and license agreements with consultants, vendors and customers. Our efforts to protect our intellectual property and proprietary rights may not be sufficient. Although we apply rigorous standards, documents and processes to protect our intellectual property, there is no absolute assurance that the steps taken to protect our technology will prevent misappropriation or infringement. Our ability to enforce and protect our intellectual property rights may be limited in certain jurisdictions, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us. Competitors also may harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We attempt to protect our trade secrets and other proprietary information by entering into confidentiality, licensing and invention assignment agreements or other contracts with similar provisions with third parties and our employees and consultants. However, these agreements can be breached and, if they are, there may not be an adequate remedy available to us. In addition, others may independently discover, or reverse engineer our trade secrets and proprietary information, and, in such cases, we could not assert any intellectual property rights against such parties. Litigation may be necessary to enforce or protect our intellectual property rights or our trade secrets, or to determine the validity and scope of the proprietary rights of others. Litigating a claim that a party illegally or unlawfully obtained and uses our trade secrets without authorization is difficult, expensive and time consuming, and the outcome is unpredictable. If we are unable to protect our intellectual property, our competitors could market services or products similar to our services and products, which could reduce demand for our offerings. Any litigation to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others could result in substantial costs and diversion of resources, with no assurance of success.

We also try to protect our intellectual property by filing patent applications related to our technology, inventions and improvements that are important to the development of our business. The steps we take to protect our intellectual property may be inadequate. We currently have 37 issued patents, two issued utility models and 45 patent applications pending in nine jurisdictions. Our pending patent applications may not result in patents being issued, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application concerning the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. As a result, we cannot be certain that the patent applications that we file will be granted. Further, the scope of protection of issued patent claims is often difficult to determine.

Patents, if issued, may be challenged, invalidated or circumvented. If our patents are invalidated or found to be unenforceable, we will lose the ability to exclude others from making, using or selling the inventions claimed. Moreover, an issued patent does not guarantee us the right to use the patented technology or commercialize a product using that technology. Third parties may have blocking patents that could be used to prevent us from developing our product either on our anticipated timeline or at all. Thus, patents that we may own in the future may not allow us to exploit the rights conferred by our intellectual property protection. Even if issued, patents may not be issued with claims sufficiently broad to protect our technologies or may not provide us with a competitive advantage against competitors with similar technologies. Despite our precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create technology that competes with ours. Further, the laws of certain countries may not adequately protect proprietary rights, and mechanisms for enforcement of intellectual property rights in such countries may be inadequate. Our competitors may also design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.

In addition, the Convertible Notes are secured by substantially all of our assets, including our intellectual property. Following an event of default on our obligations under the Convertible Notes, the holder could foreclose on its security interests and liquidate or take possession of substantially all of our assets, including our intellectual property, which could materially adversely impact our business and results of operations.

Our technology may violate the proprietary rights of third parties and our intellectual property may be misappropriated or infringed upon by third parties, each of which could have a negative impact on our operations.

If any of our technology violates the intellectual property rights of any third party, including copyrights and patents, such third party may assert infringement claims against us. Certain software and other intellectual property used by us or in our satellites, systems and products make use of or incorporate licensed software components or other licensed technology. Any claims brought against us may result in limitations on our ability to use the intellectual property subject to these claims. We may be required to redesign our satellites, systems or products or to obtain licenses from third parties to continue offering our satellites, systems or products to avoid substantially re-engineering such satellites, systems or products.

Our intellectual property rights may be invalidated, circumvented, challenged, infringed or required to be licensed to others. An infringement or misappropriation claim, whether or not unfounded, could harm any competitive advantage we currently derive or may derive from our proprietary rights.

Data breaches or incidents involving our technology or products could damage our business, reputation and brand and substantially harm our business and results of operations.

If our data and network infrastructure were to fail, or if we were to suffer an interruption or degradation of services in our data center, third-party cloud, or other infrastructure environments, we could lose important manufacturing and technical data, which could harm our business. Our facilities, as well as the facilities of third parties that maintain or have access to our data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cybersecurity attacks, terrorist attacks, power losses, telecommunications failures and similar events. In the event that our or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, our ability to operate may be impaired and our business could be adversely affected. A decision to close facilities without adequate notice or other unanticipated problems could adversely impact our operations. Any of the aforementioned risks may be augmented if our or any third-party provider’s business continuity and disaster recovery plans prove to be inadequate. Our data center, third-party cloud, and managed service provider infrastructure also could be subject to break-ins, cyberattacks, sabotage, intentional acts of vandalism and other misconduct from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we experience could result in unauthorized access to, misuse of or unauthorized acquisition of our internal sensitive corporate data, such as financial data, intellectual property, or data related to contracts with commercial or government customers or partners. Such unauthorized access, misuse, acquisition, or modification of sensitive data may result in data loss, corruption or alteration, interruptions in our operations or damage to our computer hardware or systems or those of our customers. To date, we have not experienced a cybersecurity incident that has resulted in any material impact on our business strategy, results of operations, financial condition or on our ability to run our business. However, any such cybersecurity incident, including if we are unable to effectively resolve breaches in a timely manner, could result in damage to the market perception of the effectiveness of our security and privacy measures, result in negative publicity arising from these types of disruptions damage our reputation, and could have a material adverse effect on our business, operations and financial results. Furthermore, a security event that involves classified or other sensitive government information or certain controlled technical information, could subject us to civil or criminal penalties and could result in loss of government security clearances and other accreditations, loss of our government contracts, loss of access to classified information, loss of export privileges or debarment as a government contractor. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of services we offer as well as increase the number of customers and the countries within which we do business.

We have implemented multiple layers of security measures designed to protect the confidentiality, integrity, availability and privacy of our data and the systems and devices that store and transmit such data. We utilize current security technologies, and our defenses are monitored and routinely tested internally. Despite these efforts, threats from malicious persons and groups, new vulnerabilities and new, advanced attacks against information systems create the risk of cybersecurity incidents. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, we may be unable to anticipate these incidents or techniques, timely discover them, or implement adequate preventative measures.

In connection with the rise of work-from-home arrangements in recent years, there has been a spike in cybersecurity attacks. Increases in such work-from-home arrangements have led businesses to increase reliance on virtual environments and communications systems, which have been subject to increasing third-party vulnerabilities and security risks. Cyber attacks have become more sophisticated and much harder to detect and defend against, including as a result of evolving artificial intelligence capabilities, which can directly attack information systems with greater speed and/or efficiency than a human threat actor or create more effective phishing emails. Our network and storage applications may be vulnerable to cyber attack, malicious intrusion, malfeasance, attacks by foreign governments and state-sponsored actors, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving our employees, contractors and temporary staff. As cyber threats continue to evolve, including those involving artificial intelligence capabilities, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any cybersecurity vulnerabilities. We expect to continue to maintain cyber liability insurance policies covering certain security and privacy damages. However, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

Additionally, as a result of the intensification of cybersecurity attacks during periods of geopolitical conflict, such as the ongoing conflict in Ukraine and associated activities in Ukraine and Russia, as well as the ongoing conflicts in the Gaza Strip and the Red Sea region, the volume and sophistication of attempted cybersecurity attacks has increased throughout the world. We believe those risks may be particularly heightened for us and other providers of geospatial intelligence. We believe these conflicts create a heightened risk of cyber attacks on our infrastructure, systems and operations. The risk of cyberattack on us may be higher than that on our competitors due to our commitment to providing satellite imagery only to those organizations that will use our imagery for peaceful purposes as stated in our Terms of Use and as we have publicly stated.

Recurrent or prolonged unavailability of our services due to attacks could cause users to cease using our services and materially adversely affect our business, prospects, financial condition and results of operations. We use software which we have developed, which we seek to continually update and improve. Replacing such systems is often time-consuming and expensive and can also be intrusive to daily business operations. Further, we may not always be successful in executing these upgrades and improvements, which may occasionally result in a failure of our systems. We may experience periodic system interruptions from time to time. Any slowdown or failure of our underlying technology infrastructure could harm our business, reputation and ability to execute our business plan, which could materially adversely affect our results of operations. Our disaster recovery plan or those of our third-party providers may be inadequate.

Our technologies contain “open source” software, and any failure to comply with the terms of one or more of these open-source licenses could negatively affect our business.

We utilize open-source software licensed from third parties on a limited basis. We primarily use this software in limited cases such as in connection with satellite testing. Some of these licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open-source software, and that we license these modifications or derivative works under the terms of a particular open-source license or other license granting third-parties certain rights of further use. In addition to risks related to license requirements, use of open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide updates, warranties, support, indemnities, assurances of title, or controls on origin of the software. Likewise, some open-source projects have known security and other vulnerabilities and architectural instabilities, or are otherwise subject to security attacks due to their wide availability, and are provided on an “as-is” basis. If we were found to have inappropriately used open-source software, we may be required to take certain remedial actions that may divert resources away from our development efforts, any of which could adversely affect our business, financial condition, results of operations, and growth prospects. In addition, if the open-source software we use is no longer maintained by the relevant developer or open-source community, then it may be more difficult to make the necessary revisions to our software, including modifications to address security vulnerabilities, which could impact our ability to mitigate cybersecurity risks or fulfill our contractual obligations to our customers. We may also face claims from others seeking to enforce the terms of an open-source license, including by demanding release under certain open-source licenses of the open-source software, derivative works or our proprietary source code that was developed using such software. Such claims, with or without merit, could result in litigation, could be time-consuming and expensive to settle or litigate, could divert our management’s attention and other resources, could require us to lease some of our proprietary code, or could require us to devote additional R&D resources to modify our technologies, any of which could adversely affect our business.

General Business Risks

We rely on the significant and specialized expertise of our senior management, engineering, sales and operational staff and must retain and attract qualified and highly skilled personnel in order to grow our business successfully. If we are unable to build, expand, and deploy additional management, engineering, sales and operational staff in a timely manner, or if we are unable to hire, retain, train, and motivate such personnel, our growth and long-term success could be adversely impacted.

Our performance is substantially dependent on the continued services and performance of our senior management and our highly qualified team of engineers and data scientists, many of whom have numerous years of experience and specialized expertise in our business and industry. Competition for hiring these employees is intense, especially regarding engineers and data scientists with specialized skills required for our business, and we may be unable to hire and retain enough engineers and data scientists to implement our growth strategy. Maintaining a positive, diverse, and inclusive culture and work environment, offering attractive compensation, benefits and development opportunities, and effectively implementing processes and technology that enable our employees to work effectively are important to our ability to attract and retain employees. If we are not successful in hiring and retaining highly qualified engineers, data scientists and other skilled personnel, we may not be able to extend or maintain our engineering and data science expertise, and our future product development efforts could be adversely affected.

Our future success also depends on the successful execution of our strategy to increase sales to customers, identify and engage new customers, and penetrate the U.S. market and new non-U.S. markets, which will depend on, among other things, our ability to build and expand our sales organization and operations. Identifying, recruiting, training, and managing qualified sales personnel requires significant time, expense, and attention, including from our senior management and other key personnel, which could adversely impact our business, financial condition, and results of operations.

In addition, our failure to implement adequate succession plans for key executives or the failure of key employees to successfully transition into new roles, for example, as a result of organizational changes and attrition, could have an adverse effect on our businesses and operating results. The unexpected or abrupt departure of one or more of our key personnel and the failure to effect smooth key personnel transitions may have an adverse effect on our businesses resulting from the loss of such personnel’s skills, knowledge of our businesses, and years of industry experience. If we cannot effectively manage leadership transitions and management changes in the future, our reputation and future business prospects could be adversely affected.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot give any assurance that the results of any of these actions will not have a material adverse effect on our business.

Continuing inflation and/or elevated interest rates for prolonged periods could have an adverse effect on our business, financial condition, and results of operations.

Economic factors, such as continuing inflation and elevated interest rates for prolonged periods in Argentina and other jurisdictions in which we operate or source materials, could have a negative impact on our business. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, the Convertible Notes bear interest at a variable rate. Any future indebtedness we may incur in the future may also bear interest at variable rates. Accordingly, if interest rates increase, so could our interest costs, which may have an adverse effect on our business, results of operations and financial condition.

Risk Related to being a Public Company

We have incurred and will continue to incur significant expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition, and results of operations.

We face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404 thereof, as well as rules and regulations subsequently implemented by the SEC, the securities exchanges, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, and the Public Company Accounting Oversight Board (“PCAOB”), together impose additional reporting and other obligations on public companies. Compliance with public company requirements increases costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. For example, we have created an audit and finance committee, and adopted new internal controls and disclosure controls and procedures. In addition, we have incurred and will continue to incur additional expenses associated with SEC reporting requirements to which we are subject. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in our internal controls over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. Additionally, following the effectiveness of the Domestication, we will also lose our FPI status, which will result in our incurring additional legal, accounting and other expenses which we would not otherwise incur as an FPI. Being a public company could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for us to attract and retain qualified persons to serve on the Board of Directors, Board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our BVI Class A Ordinary Shares or our BVI Warrants, or following the effectiveness of the Domestication, our DE Class A Common Stock or our DE Warrants, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase our legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money and other resources that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we were a public company during all periods presented.

Our historical financial results included in this prospectus do not reflect the financial condition, results of operations or cash flows we would have achieved as a public company during all periods presented or those that we will achieve in the future. Our financial condition and future results of operations could be materially different from amounts reflected in our historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business.

As a privately held company, we were not required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a result of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 5, 2021, by and among the Company, CF Acquisition Corp. V, Ganymede Merger Sub 1 Inc., Ganymede Merger Sub 2 Inc., and Nettar Group Inc. (the “Merger”), we are a public company with significant operations, and as such (and particularly after we are no longer an “emerging growth company” or a “foreign private issuer” (as will be the case following the effectiveness of the Domestication)), we face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 thereof, as well as rules and regulations implemented by the PCAOB, the SEC and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. In addition, we have incurred and will continue to incur expenses associated with SEC reporting requirements. Further, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), we could incur additional costs to rectify those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. In addition, we have purchased director and officer liability insurance, which has substantial additional premiums. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase associated costs. The additional reporting and other obligations associated with being a public company will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities.

The ability of management to operate the business successfully is largely dependent upon the efforts of certain of our key personnel. The loss of such key personnel could negatively impact our operations and financial results.

Our future performance depends, in significant part, upon the continued service of our senior management team and other key employees. We cannot be certain that we can retain these employees. The loss of services of one or more of these or other key personnel could have a material adverse effect on our business, operating results, and financial condition if we are unable to secure replacement personnel, either internally or through our recruitment programs and initiatives to secure replacement personnel that have sufficient experience in our industry or in the management of businesses similar to ours. If we fail to develop, compensate, and retain a core group of senior management and other key employees and address issues of succession planning, it could hinder our ability to execute our business strategies.

Risks Related to Our Common Stock and Warrants

The dual class structure of our common stock has the effect of concentrating voting control with certain of our stockholders and limiting our other stockholders’ ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of BVI Class A Ordinary Shares may view as beneficial.

The BVI Class B Ordinary Shares (and following the effectiveness of the Domestication, the DE Class B Common Stock) have a number of votes per share to equal the number of votes controlled by the Liberty Investor, while BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) have one (1) vote per share. Our founder and Chief Executive Officer, Emiliano Kargieman, owns 13,582,642 BVI Class B Ordinary Shares (and following the effectiveness of the Domestication, 13,582,642 DE Class B Common Stock), which are entitled to 1.472467906 votes per share, granting him 100% of the voting power of the BVI Class B Ordinary Shares and 19.4% of the voting power of our BVI Ordinary Shares as of February 7, 2025. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the Company, and might ultimately affect the market price of our BVI Class A Ordinary Shares, and, following the effectiveness of the Domestication, our DE Class A Common Stock. In addition, on March 8, 2023, pursuant to the Liberty Letter Agreement, and following the forfeiture of a certain number of Class B shares in connection with the Forfeiture Event under the Merger Agreement as described below, we approved an amendment to our Satellogic BVI Articles (a copy of such Satellogic BVI Articles, as amended, being attached as Appendix A to this prospectus), pursuant to which the number of votes per BVI Class B Ordinary Share was increased from 1.463844005 to 1.472467906 in order to make the aggregate number of votes attributable to holders of BVI Class B Ordinary Shares equal to the aggregate number of votes attributable to the Liberty Shares. This amendment had the impact of reinforcing the voting power and control of Mr. Kargieman, and may result in the continuation of the aforementioned risks to stockholders.

We cannot predict whether the dual class structure of our common stock will result in a lower or more volatile market price of our BVI Class A Ordinary Shares or our DE Class A Common Stock (following the effectiveness of the Domestication) or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indexes. S&P, Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, pursuant to which companies with multiple classes of shares of common stock are excluded. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our common stock may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices or any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could adversely affect the value and trading market of our BVI Class A Ordinary Shares or our DE Class A Common Stock.

In addition, our Convertible Notes are convertible in BVI Class A Ordinary Shares at a rate of 833.33 Class A Ordinary Shares per $1,000 principal amount of Convertible Notes (and, following the effectiveness of the Domestication, are convertible into DE Class A Common Stock), subject to certain customary anti-dilution provisions. As of February 7, 2025 the conversion of the Convertible Notes would result in the holder holding approximately 20.6% of our outstanding BVI Class A ordinary shares and 19.5% of the voting power of our BVI Ordinary Shares. Along with the significant voting power held by Mr. Kargieman, this would result in a significant concentration in the voting power of our BVI Ordinary Shares (and, following the effectiveness of the Domestication, our DE Common Stock), meaning that other shareholders may have little influence in determining the outcome of corporate actions requiring shareholder approval, and which could have the effect of delaying, preventing or deterring a change in control of Satellogic, could deprive our shareholders of an opportunity to receive a premium for their capital stock as part of a sale of Satellogic, and might ultimately affect the market price of our BVI Class A Ordinary Shares (and, following the effectiveness of the Domestication, our DE Class A Common Stock).

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of common stock in the foreseeable future. In addition, our ability to pay dividends is prohibited by the terms of our Convertible Notes. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations regarding our securities, the price and trading volume of our securities could decline.

The trading market for our securities may be influenced by the research and reports that industry or securities analysts may publish about us or our business, market, or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease such coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Following a forfeiture event under the Merger Agreement, certain holders of our BVI Class A Ordinary Shares may be issued additional BVI Class A Ordinary Shares if the trading price of the BVI Class A Ordinary Shares then meets certain earn-out thresholds. Such issuance would dilute existing holders.

Pursuant to the Merger Agreement, certain of our stockholders forfeited for cancellation an aggregate of 310,127 BVI Class A Ordinary Shares on May 12, 2022, and an equal number of BVI Class A Ordinary Shares were issued to certain other of our stockholders (the “Forfeiture Event”). However, pursuant to the Merger Agreement, following the Forfeiture Event, if at any time during the five year period following the Closing Date (as defined below), the closing price of the BVI Class A Ordinary Shares is at or above $15.00 for ten (10) trading days (which need not be consecutive) over a twenty (20) trading day period, the stockholders who had forfeited shares in the Forfeiture Event will then receive a number of newly issued BVI Class A Ordinary Shares equal to the number of shares that they had previously forfeited, or 310,127 BVI Class A Ordinary Shares.

The market price of our BVI Class A Ordinary Shares has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) could contribute to the loss of all or part of your investment. The trading price of our BVI Class A Ordinary Shares has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) and our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) may not recover and may experience a further decline.

Factors affecting the trading price of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;
●	changes in the market’s expectations about our operating results;
●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;
●	“short squeezes”;
●	success of competitors;
●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;
●	operating and share price performance of other companies that investors deem comparable to us;
●	our ability to market new and enhanced products and technologies on a timely basis;
●	changes in laws and regulations affecting our business;
●	our ability to meet compliance requirements;
●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) available for public sale;
●	any major change in the Board of Directors or management;
●

sales of substantial amounts of BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock), may not be predictable. A loss of investor confidence in the market for our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus filed with the SEC in determining whether to purchase our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock). Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) which could cause shareholders to lose their investments.

Substantial future sales of shares of our BVI Class A Ordinary Shares or other securities could cause the market price of our BVI Class A Ordinary Shares to decline.

The sales of a substantial number of shares of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock), or the perception that such sales could occur, could adversely affect the price for our BVI Class A Ordinary Shares or our the DE Class A Common Stock, as applicable. We have also filed registration statements with the SEC registering (a) the resale of up to 25,000,000 BVI Class A Ordinary Shares issuable upon the conversion of the Convertible Notes, all of which remain unsold, and (b)(i) the sale of up to $150,000,000 aggregate amount of BVI Class A Ordinary Shares and (ii) the resale of up to an aggregate of 3,571,429 BVI Class A Ordinary Shares by a selling securityholder, respectively. The issuance or resale, or expected or potential issuance or resale, of a substantial number of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) in the public market could adversely affect the market price for our BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable, result in dilution and make it more difficult for you to sell your BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable, at times and prices that you feel are appropriate.

In the future, we may attempt to increase our capital resources by making offerings of debt, including additional convertible notes, or additional offerings of equity securities. In connection with the issuance of the Convertible Notes, we entered into a side letter which provides the purchaser with pre-emptive rights, in order to maintain its as-converted ownership percentage on the same basis as new capital raised. Accordingly, for so long as the purchaser holds the Convertible Notes, it will be entitled to acquire, upon the same terms and at the same price to be paid by other holders, its pro rata portion of any BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock), other than issuances under the Company’s incentive compensation plans, issued by us.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our BVI Class A Ordinary Shares (and following the effectiveness of the Domestication, the DE Class A Common Stock) and may result in dilution of owners of our BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable, bear the risk of our future offerings reducing the market price of our BVI Class A Ordinary Shares or DE Class A Common Stock, as applicable, and diluting their ownership interest in us.

There can be no assurance that our BVI Class A Ordinary Shares or the BVI Warrants (or following the effectiveness of the Domestication, our DE Class A Common Stock and DE Common Stock) will remain listed on Nasdaq, or that we will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq chooses to delist us for failure to meet their listing standards, we and our stockholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●

A determination that our BVI Class A Ordinary Shares or DE Class A Common Stock are a “penny stock”, which will require brokers trading in our BVI Class A Ordinary Shares or DE Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount or absence of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on our business, operating results and stock price.

The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those previously required of us as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are now applicable to us. If we are not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or fail to adequately comply with those requirements, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our BVI Class A Ordinary Shares.

Our independent registered public accounting firm is not required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until we file our first Form 10-K following the date on which we cease to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the first sale of common equity securities pursuant to an effective registration statement. If such an evaluation were performed, control deficiencies could be identified by our management, and those control deficiencies could also represent one or more material weaknesses. In addition, we cannot predict the outcome of this determination and whether we will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years we are unable to assert that our internal control over financial reporting is effective, or if our auditors express an opinion that our internal control over financial reporting is ineffective, we may fail to meet the future reporting obligations in a timely and reliable manner and our financial statements may contain material misstatements. Any such failure could also cause our investors to lose confidence in the accuracy and completeness of our financial reports, which could have a materially adverse effect on the price of our securities.

We are an “emerging growth company” and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our BVI Class A Ordinary Shares or DE Class A Common Stock following the Domestication may be less attractive to investors.

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and we are taking advantage of some of the exemptions from reporting requirements that are available to emerging growth companies and smaller reporting companies, including not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company and/or a smaller reporting company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our BVI Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our common equity securities held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year and our common equity securities held by non-affiliates does not equal or exceed $700 million as of the prior June 30th.

We cannot predict if investors will find our BVI Class A Ordinary Shares or, following the effectiveness of the Domestication, our DE Class A Common Stock less attractive because we do and will rely on the accommodations and exemptions available to emerging growth companies and smaller reporting companies. If some investors find our BVI Class A Ordinary Shares or DE Class A Common Stock less attractive as a result, there may be a less active trading market for our BVI Class A Ordinary Shares or our DE Class A Common Stock and our share price may be more volatile.

THE DOMESTICATION

General

The Company will effect the Domestication by filing with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation of Satellogic Delaware and by filing with the Registrar of Corporate Affairs in the BVI a notice of Satellogic BVI’s continuance (together with a certified copy of the Delaware certificate of corporate domestication and a declaration confirming that (1) the laws of Delaware permit the continuation of Satellogic BVI and (2) Satellogic BVI has complied with those laws). Under Delaware and BVI law, the Domestication and the certificate of incorporation of Satellogic Delaware requires approval by our Board of Directors, but no action of our shareholders is required to effect the Domestication.

Under Delaware law, the Domestication is deemed effective upon the filing of the certificate of corporate domestication and the certificate of incorporation with the Secretary of State of the State of Delaware. Under BVI law, Satellogic BVI will cease to be a company incorporated under the BVI Companies Act on the date that the Registrar of Corporate Affairs in the BVI issues a certificate of discontinuance. We intend to make the aforementioned filing of a notice of Satellogic BVI’s continuance with the BVI Registrar of Corporate Affairs on the same day that the certificate of domestication is issued by the Secretary of State of the State of Delaware.

In connection with the Domestication, Satellogic BVI’s Board of Directors will adopt new bylaws, which, together with the new certificate of incorporation filed with the Secretary of State of the State of Delaware, will be the organizational documents of Satellogic Delaware from and after the Domestication.

Background and Reasons for the Domestication

Our Board of Directors approved the domestication of the Company from the BVI to the State of Delaware in connection with the registration of the shares of common stock of Satellogic Delaware with the SEC. Our Board of Directors believes that the Domestication will, among other things:

●	better position us to execute our realigned strategic focus on the U.S. market, including competing for U.S. government and allied contracts;

●	provide legal, administrative and other similar efficiencies, as well as provide a basis for further efficiencies as we continue to simplify our overall corporate structure;

●

relocate our jurisdiction of organization to one that is the choice of domicile for many publicly traded corporations, as there is an abundance of case law to assist in interpreting the DGCL, and the Delaware legislature frequently updates the DGCL to reflect current technology and legal trends;

●

provide a more favorable corporate environment which will help us compete more effectively with other publicly traded companies in raising capital and in attracting and retaining skilled, experienced personnel;

●	relocate our jurisdiction of organization to one that has a body of law more familiar to our stakeholders, including our Board of Directors and many of our shareholders; and

●

reduce our exposure to other potentially adverse or prejudicial actions based on our being a non-US company, such as “blacklisting” of our BVI Ordinary Shares by certain pension funds or legislation restricting certain types of transactions.

For many years, Delaware has been a leader in adopting, implementing and interpreting comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations.

Effects of the Domestication

On the continuation of a BVI company to a foreign jurisdiction (in this case, Delaware): (a) the BVI company will continue to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation as a company under the laws of the jurisdiction outside the BVI, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the BVI company or against any member, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the BVI company, or against any member, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the BVI company or against the member, director, officer or agent thereof, as the case may be, and (d) service of process may continue to be effected on the registered agent of the BVI company in the BVI in respect of any claim, debt, liability or obligation of the company during its existence as a company under the BVI Companies Act.

The BVI Companies Act and the Satellogic BVI Articles permit our Board of Directors to authorize Satellogic BVI to continue in a jurisdiction outside of the BVI (in this case, Delaware) without a shareholder vote. Consequently, we are not asking for your vote or soliciting proxies with respect to the Domestication. The BVI Companies Act does not provide shareholders with statutory rights of dissent or appraisal in relation to a discontinuance under the BVI Companies Act.

Section 388 of the DGCL provides that an entity organized in a country outside the United States may become domesticated as a corporation in Delaware by filing in Delaware a certificate of incorporation and a certificate of corporate domestication stating, among other things, that the domestication has been approved as provided in the organizational documents of the non-U.S. entity or applicable non-Delaware law, as appropriate. Section 388 of the DGCL provides that prior to the filing of a certificate of corporate domestication with the Secretary of State of the State of Delaware, the domestication and the certificate of incorporation to be filed with the Secretary of State of the State of Delaware must be approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the non-U.S. entity and the conduct of its business or by applicable non-Delaware law, as appropriate. Section 388 of the DGCL does not provide any other approval requirements for a domestication. The DGCL does not provide stockholders with statutory rights of appraisal in connection with a domestication under Section 388.

Under Section 184 of the BVI Companies Act, where the BVI Registrar of Corporate Affairs has issued a certificate of discontinuance in respect of Satellogic BVI, the BVI Registrar of Corporate Affairs will also strike the name of Satellogic BVI from the register of companies in the BVI with effect from the date of the certificate of discontinuance and will publish the striking of Satellogic BVI from the register of companies in the BVI in the Official Gazette in the BVI.

●

Satellogic Delaware shall be deemed to be the same entity as Satellogic BVI, and the domestication shall constitute a continuation of the existence of Satellogic BVI in the form of Satellogic Delaware;

●	all rights, privileges and powers, as well as all property, of Satellogic BVI shall remain vested in Satellogic Delaware;

●	all debts, liabilities and duties of Satellogic BVI shall remain attached to Satellogic Delaware and may be enforced against Satellogic Delaware to the same extent as if originally incurred by it; and

●	unless otherwise agreed to or otherwise required under applicable BVI law, the domestication shall not be deemed a dissolution of Satellogic BVI.

Loss of FPI Status

Prior to the effectiveness of the Domestication, we qualify as an FPI and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. Upon the effectiveness of the Domestication, we will no longer be an FPI, which will require us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In particular, we will be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers. We will also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules.

No Change in Business, Locations, Fiscal Year or Employee Plans

The Domestication will effect a change in our jurisdiction of incorporation, and other changes of a legal nature, including changes in our organizational documents, which are described in this prospectus. The business, assets and liabilities of the Company and its subsidiaries on a consolidated basis, as well as our principal locations and fiscal year, will be the same upon effectiveness of the Domestication as they are prior to the Domestication.

Upon effectiveness of the Domestication, all of our obligations will continue as outstanding and enforceable obligations of Satellogic Delaware.

All Satellogic BVI employee benefit plans and agreements will be continued by Satellogic Delaware. We expect to amend any and all of our share-based benefit plans in accordance with their terms as may be necessary to provide that Satellogic Delaware common stock will be issued upon the exercise of any options or the payment of any other share-based awards granted under the plans, and otherwise to reflect appropriately the substitution of Satellogic Delaware common stock for Satellogic BVI ordinary shares in connection with the plans, from and after the effectiveness of the Domestication.

No Change in Management or Our Board of Directors

Our executive officers will be the executive officers of Satellogic Delaware upon effectiveness of the Domestication. Our current executive officers include Emiliano Kargieman (Chief Executive Officer), Matthew Tirman (President) and Rick Dunn (Chief Financial Officer).

Our Board of Directors will continue as the Board of Directors of Satellogic Delaware immediately following the Domestication. Our current Board of Directors is comprised of Steven Mnuchin, General Joseph F. Dunford Jr., Marcos Galperin, Kelly Kennedy, Tom Killalea, Ted Wang, Miguel Gutiérrez and Emiliano Kargieman.

Domestication Share Conversion

In connection with the Domestication, our currently issued and outstanding ordinary shares will automatically convert, on a one-for-one basis, into shares of Satellogic Delaware common stock. Consequently, at the Effective Time, each holder of a Satellogic BVI ordinary share will instead hold a share of Satellogic Delaware common stock representing the same proportional equity interest in Satellogic Delaware as that shareholder held in Satellogic BVI immediately prior to the Effective Time. The number of shares of Satellogic Delaware common stock outstanding immediately after the Effective Time will be the same as the number of ordinary shares of Satellogic BVI outstanding immediately prior to the Effective Time.

Satellogic Delaware does not intend to issue new stock certificates to Satellogic Delaware stockholders who currently hold any of our share certificates in connection with the Domestication. A shareholder who currently holds any of our share certificates will receive a new stock certificate upon request pursuant to Section 158 of the DGCL or upon any future transaction in Satellogic Delaware common stock that requires the transfer agent to issue stock certificates in exchange for existing share certificates. It is not necessary for shareholders of Satellogic BVI to exchange their existing share certificates for share certificates of Satellogic Delaware in connection with the Domestication. Until surrendered and exchanged, each certificate evidencing Satellogic BVI ordinary shares will be deemed for all purposes of the Company to evidence the identical number of shares of Satellogic Delaware common stock. Holders of uncertificated ordinary shares of Satellogic BVI immediately prior to the effectiveness of the Domestication will continue as holders of uncertificated common stock of Satellogic Delaware upon effectiveness of the Domestication.

Similarly, outstanding options and warrants to acquire Satellogic BVI Ordinary Shares will become options or warrants to acquire common stock of Satellogic Delaware. Satellogic Delaware will not issue new options or warrants to acquire Satellogic Delaware common stock until such future transaction that requires the issuance of options or warrants to acquire Satellogic Delaware common stock in exchange for existing options or warrants to acquire Satellogic BVI ordinary shares. Until surrendered and exchanged, each option or warrant to acquire Satellogic BVI ordinary shares will be deemed for all purposes of the Company to evidence an option or warrant to acquire the identical number of shares of Satellogic Delaware common stock.

Comparison of Shareholder Rights

The Domestication will change our jurisdiction of incorporation from the BVI to the State of Delaware and, as a result, our organizational documents will change and will be governed by Delaware law rather than BVI law. There are significant differences between the governing corporate law of Satellogic BVI and Satellogic Delaware. These changes are described in more detail under “Description of Capital Stock” “Comparison of Rights” below. However, our business, assets and liabilities on a consolidated basis, as well as our executive officers, principal business locations and fiscal year, will not change as a result of the Domestication.

No Vote or Rights of Appraisal in the Domestication

Under the BVI Companies Act and the Satellogic BVI Articles, shareholder approval of the Domestication is not required, and our shareholders do not have statutory rights of dissent or appraisal or any other appraisal rights in respect of their shares as a result of the Domestication. Nor does Delaware law provide for any such rights. We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder vote or action is required to effect the Domestication.

MARKET VALUE OF OUR BVI CLASS A ORDINARY SHARES AND BVI WARRANTS

Our BVI Class A Ordinary Shares and BVI Warrants trade on Nasdaq under the symbols “SATL” and “SATLW”. The following table sets forth the quarterly range of high and low reported sale prices of our BVI Class A Ordinary Shares and BVI Warrants on Nasdaq for the periods indicated:

	BVI Class A Ordinary Shares		BVI Warrants
		Price Range
	High	Low	High	Low
Year Ended December 31, 2023
First Quarter	$4.25	$2.12	$0.44	$0.18
Second Quarter	2.53	1.68	0.30	0.09
Third Quarter	2.09	1.00	0.24	0.06
Fourth Quarter	2.52	0.69	0.18	0.05
Year Ended December 31, 2024
First Quarter	$2.35	$1.25	$0.18	$0.06
Second Quarter	1.83	0.97	0.15	0.06
Third Quarter	1.47	0.72	0.12	0.03
Fourth Quarter	5.49	0.93	0.83	0.04
Year Ended December 31, 2025
First Quarter (February 7, 2025)	$3.69	$2.72	$0.50	$0.33

On February 7, 2025, there were 91 shareholders of record of our BVI Class A Ordinary Shares, one of which was Cede & Co., a nominee for Depository Trust Company (“DTC”). On February 7, 2025, there were 4 holders of record of our BVI Warrants. All of the BVI Class A Ordinary Shares and BVI Warrants held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC and are therefore considered to be held of record by Cede & Co. as one shareholder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (“MD&A”)

We are incorporating by reference into this prospectus (a) the information set forth under “Item 5. Operating and Financial Review and Prospects” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and (b) Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2024 included in our Report on Form 6-K furnished to the SEC on August 15, 2024. These referenced sections should be read in conjunction with the other information in this prospectus and the other information incorporated by reference into this prospectus.

Sales Agreement

On December 20, 2024, the Company entered into the Sales Agreement with the Sales Agent, pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, its BVI Class A Ordinary Shares of the Company, par value $0.0001 per share, having an aggregate offering amount of up to $50,000,000. On December 20, 2024, pursuant to the Sales Agreement, the Company filed a prospectus supplement, including an accompanying base prospectus, dated December 20, 2024, forming a part of its effective registration statement on Form F-3 (File No. 333-283719), initially filed with the SEC on December 10, 2024.

On February 12, 2025, the Company entered into the Amended and Restated Sales Agreement with the Sales Agents, pursuant to which Northland was added as an additional Sales Agent in connection with the Company’s offer and sale, from time to time, through the Sales Agents, of its BVI Class A Ordinary Shares, having an aggregate offering amount of up to $50,000,000. The Amended Sales Agreement did not increase the amount of BVI Class A Ordinary Shares that may be offered and sold by the Company under the original Sales Agreement entered into between the Company and Cantor on December 20, 2024. On February 13, 2025, pursuant to the Amended Sales Agreement, the Company filed a supplement, dated February 12, 2025, to the prospectus supplement, forming a part of its effective registration statement on Form F-3 (File No. 333-283719), initially filed with the SEC on December 10, 2024.

PIPE Financing Transaction

On December 8, 2024, the Company entered into Purchase Agreement with the Purchaser, pursuant to which the Company issued in a private placement 3,571,429 BVI Class A Ordinary Shares to the Purchaser at a purchase price of US$2.80 per share. The closing of the private placement occurred on December 10, 2024 and the Company received gross proceeds of $10,000,000.

BUSINESS

We are incorporating by reference into this prospectus the information set forth under “Item 4. Information on the Company” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023.

Multi-Year Satellite Imagery Contract

On February 6, 2025, the Company entered into an agreement with Telespazio Brasil, a subsidiary of Telespazio S.p.A., pursuant to which the Company will provide low latency satellite imagery for the Brazilian Air Force for defense and security operations within the Brazilian territory.

Tasking Partnership

On December 11, 2024, the Company entered into a tasking, data licensing and distribution agreement with Maxar Intelligence, pursuant to which the Company granted Maxar exclusive rights to task the Company’s high-revisit constellation and use its cost-effective satellite imagery to support national security missions for the U.S. Government and select U.S. partners internationally.

Board of Director Changes

On November 25, 2024, Howard Lutnick, a member of our Board of Directors, notified the Company of his decision to voluntarily resign from the Board, effective immediately. Mr. Lutnick’s resignation followed his recent nomination and anticipated confirmation to serve on the cabinet of the President of the United States as the Commerce Secretary. Mr. Lutnick’s decision to resign was not a result of any disagreement with the Company, the Company’s management or the Board. In connection with Mr. Lutnick’s resignation, the Company reduced the size of its Board from nine directors to eight.

On September 4, 2024, we announced the appointment of Kelly Kennedy to the Board of Directors of the Company as a Class III Director and Ms. Kennedy was reelected by the Company’s shareholders on December 20, 2024 at the Company’s annual shareholders meeting, with a term expiring at the Company’s 2027 annual meeting. Ms. Kennedy will serve as chair of the Audit Committee of the Board.

The Company also announced the retirement of Bradley Halverson from his position as a Class III Director of the Board and as chair of the Audit Committee. Mr. Halverson’s decision to retire was not a result of any disagreement with the Company, the Company’s management or the Board of Directors.

NASA’s Commercial SmallSat Data Acquisition Program

In September 2024, we announced that we were selected as one of eight recipients of NASA's Commercial SmallSat Data Acquisition Program (CSDA) On-Ramp1 Multiple Award contract, with a maximum cumulative value of $476 million for all award winners.

Under the CSDA On-Ramp1, Satellogic will provide NASA with high-resolution multispectral imagery under a multiple-award contract in effect until November 15, 2028. The program aims to offer NASA a cost-effective solution for augmenting or complementing the Earth observation data gathered by the agency, other U.S. government entities, and international agencies. We believe data will be pivotal in efforts to understand and mitigate the effects of climate change, monitor environmental trends, and improve various applications that benefit humanity.

MANAGEMENT

Board of Directors

The names and ages of our current directors as of February 7, 2025 are listed in the table below:

Name	Age	Class	Committees	Independent
Emiliano Kargieman	49	III	Finance
Ted Wang	55	I	Audit; Compensation (Chairperson); Nominating (Chairperson)	✓
Marcos Galperin	53	III	None	✓
Kelly J. Kennedy	56	III	Audit (Chairperson); Finance	✓
Steven T. Mnuchin	62	I	Finance (Chairperson); Compensation; Nominating
Joseph Dunford	68	I	None
Tom Killalea	57	III(1)	Audit; Compensation; Nominating	✓
Miguel Gutiérrez	66	II	None	✓
(1)	In connection with the Domestication and in accordance with the Satellogic DE certificate of incorporation, Mr. Killalea will be reassigned as a Class II director.

The term for the Class I, II, and III directors will expire in 2025, 2026, and 2027, respectively. Directors are elected for three-year terms.

Emiliano Kargieman. Mr. Kargieman serves as our Chief Executive Officer. Mr. Kargieman founded Nettar and has served as its Chief Executive Officer since July 2010. Prior to founding Nettar, Mr. Kargieman founded Core Security Technologies, which developed automated penetration testing software, and co-founded and directed Aconcagua Ventures, which focused on investing and developing high-tech startups in Latin America to be global businesses. Mr. Kargieman has also founded various other technology startups, including GarageLab, a problem-solving laboratory based on an innovative multidisciplinary approach involving science, technology, art, and business. He has independently consulted for several corporations and government agencies and served as a Member of the Special Projects Group at the World Bank. Mr. Kargieman has a formal background in number theory and philosophy.

Ted Wang. Mr. Wang is a partner at Cowboy Ventures, a prominent venture capital fund located in Palo Alto, California, focused on enterprise and consumer-oriented software-driven companies since February 2017, an executive coach, and a member of Satellogic’s Board of Directors. Ted is also a board member of several other companies including companies providing robotic automation software, developer operations software and software applying artificial intelligence, such as, Drata, Vic.ai, SVT Robotics and Contra.

Prior to joining Cowboy, Ted was a partner at the law firm of Fenwick & West LLP where he was recognized as one of the country’s leading technology lawyers, focusing his practice on emerging technology companies from October 2006 to January 2017. During that time, Ted worked with many of the top technology companies of the era, including Facebook, Twitter, Dropbox, Square, Gusto and Zuora. From years at the boardrooms of these companies, Ted has learned from the best and the brightest founders, investors, and outside board members.

Mr. Wang has a bachelor’s degree in history and Latin from Duke University and a J.D. from the University of Virginia School of Law.

Marcos Galperin. Mr. Galperin is the Chairman, President, and CEO of MercadoLibre, the largest e-commerce website in Latin America, which he co-founded in 1999. He also served as a director of Globant S.A. until his resignation in April 2020. Mr. Galperin also worked in the fixed income department of J.P. Morgan Securities Inc. in New York from June to August 1998 and at YPF S.A., an integrated oil company, in Buenos Aires, Argentina, where he was a Futures and Options Associate and managed YPF’s currency and oil derivatives program from 1994 to 1997. Mr. Galperin serves as a board member at Onapsis Inc. and Endeavor. Mr. Galperin received an MBA from Stanford University and graduated with honors from the Wharton School of the University of Pennsylvania.

Kelly J. Kennedy. Ms. Kennedy joined the Company’s Board in September 2024. Ms. Kennedy is a seasoned financial executive with over 30 years of experience in finance, operations, and strategic growth. Since November 2023, Ms. Kennedy has served as the Chief Financial Officer of Willow Innovations, Inc. She previously served as Executive Vice President, Chief Financial Officer of The Honest Company, Inc., from January 2021 to September 2023. Prior to joining the Honest Company, Ms. Kennedy served as Chief Financial Officer of The Bartell Drug Company, a family-owned pharmacy chain, from September 2018 until its sale to Rite Aid in December 2020. Prior to that, Ms. Kennedy served as the Chief Financial Officer of Sur La Table, Inc. from June 2015 to September 2018, as the Chief Financial Officer of See’s Candies from January 2014 to June 2015 and as the Chief Financial Officer and Treasurer of Annie’s Inc. from August 2011 to November 2013. Ms. Kennedy has served on the board of directors of Vital Farms, Inc., since December 2019, where she is the chair of its audit committee and a member of its compensation committee. Ms. Kennedy also currently serves on the board of directors of Good RX, Inc., since December of 2023, where she is a member of its audit and risk committees. Ms. Kennedy received her M.B.A. from Harvard Business School and her B.A. in Economics from Middlebury College.

Steven T. Mnuchin. Former Secretary Mnuchin serves as the Managing Partner of Liberty Strategic Capital and chairs the firm’s Investment Committee. Prior to founding Liberty, he served as the 77th Secretary of the Treasury from February 2017 through January 2021. As Secretary of the Treasury, Mr. Mnuchin was responsible for leading the U.S. Treasury, whose mission is to maintain a strong economy, foster economic growth, and create job opportunities by promoting the conditions that enable prosperity at home and abroad. He was also responsible for strengthening national security by combating economic threats and protecting our financial system, as well as managing the U.S. Government’s finances. Former Secretary Mnuchin also oversaw cybersecurity for financial services, IRS, and U.S. Treasury Bureaus.

Former Secretary Mnuchin played a pivotal role in advancing the Administration’s economic agenda, including the passage and implementation of the Tax Cuts and JOBS Act and the CARES Act. He also led the U.S. Treasury Department’s regulatory reform efforts. Former Secretary Mnuchin was chair of the Committee on Foreign Investment in the United States and was a member of the National Security Council. He was responsible for using economic tools to combat terrorist financing and other threats to the United States and its allies. Prior to his confirmation, he served as Founder, Chairman, and Chief Executive Officer of Dune Capital Management. He founded OneWest Bank Group LLC and served as its Chairman and Chief Executive Officer until its sale to CIT Group Inc. Earlier in his career, Former Secretary Mnuchin worked at The Goldman Sachs Group, Inc., where he was a Partner and served as Chief Information Officer. He has extensive experience in global financial markets and investments.

Former Secretary Mnuchin is committed to philanthropic activities and previously served as a member of the boards of directors of the Museum of Contemporary Art Los Angeles (MOCA), the Whitney Museum of Art, the Hirshhorn Museum and Sculpture Garden on the Mall, the UCLA Health System, the New York Presbyterian Hospital, and the Los Angeles Police Foundation. He was born and raised in New York City. Former Secretary Mnuchin holds a B.A. from Yale University.

Joseph F. Dunford, Jr. General Joseph Dunford serves as a Senior Managing Director for Liberty Strategic Capital and as a member of the firm’s Investment Committee. He also serves on the board of directors of Liberty Strategic Capital portfolio company Zimperium Inc. (since 2022). Prior to joining Liberty, he previously served as the 19th Chairman of the Joint Chiefs of Staff, the nation’s highest-ranking military officer. In this role, he was the senior ranking U.S. officer and principal military advisor to the President, Secretary of Defense, and National Security Council from 2015 to 2019.

General Dunford was commissioned in 1977 and served as an infantry officer and led Marines at all levels, to include commanding the 2nd Battalion, 6th Marines and 5th Marine Regiment during Operation Iraqi Freedom. He also served as the Assistant Division Commander of the 1st Marine Division in Iraq, Commanded I Marine Expeditionary Force, and served as the Commander, Marine Forces U.S Central Command. He served as the 36th Commandant of the Marine Corps, the Assistant Commandant of the Marine Corps and Commander of all U.S. Forces and NATO forces in Afghanistan.

General Dunford graduated from Boston College High School and Saint Michael's College. He also earned master’s degrees in government from Georgetown University and in International Relations from the Fletcher School of Law and Diplomacy, Tufts University. He currently serves as Chairman of the Board for the Injured Marine Semper Fi & America’s Fund which supports our wounded, ill, and injured active duty personnel and veterans from all services. He also is Chairman of the Board of the Adams Presidential Center. He is a Senior Fellow at the Belfer Center for Science and International Affairs, Harvard Kennedy School. He also serves as a member of the Boards of Directors for the Lockheed Martin Corporation, Bessemer Securities Corporation, Georgetown University, the Atlantic Council, and the Travis Manion Foundation.

Tom Killalea. Mr. Killalea joined our Board as a director in March 2022. He is a seasoned technology executive with deep expertise in product development, digital innovation, customer experience, and security. From November 2014 to December 2021, Mr. Killalea was the President of Aoinle, LLC, a consulting firm. From May 1998 to November 2014, Mr. Killalea served in various leadership roles at Amazon, most recently as its Vice President of Technology for the Kindle Content Ecosystem from 2008 to 2014. He led Amazon’s Infrastructure and Distributed Systems team, which later became a key part of the Amazon Web Services Platform. Previously, he served as Amazon’s Vice President of Infrastructure and Distributed Systems from 2003 to 2008 and prior to that as Chief Information Security Officer and Vice President of Security.

Mr. Killalea is Chairman of the board of directors of MongoDB, Inc., and serves on the Board of Directors of Capital One Financial Corp., and Akamai Technologies, Inc. He previously served on the boards of directors of Xoom Corporation from March 2015 until its acquisition by PayPal Holdings, Inc. in November 2015, and Carbon Black, Inc. from April 2017 until its acquisition by VMware in October 2019. He also currently serves on the editorial board of ACM Queue (Association for Computing Machinery). Mr. Killalea holds a B.Ed. in Education from the National University of Ireland and a B.S. in Computer Science from Trinity College Dublin in Ireland.

Miguel Gutiérrez. Mr. Gutiérrez is a Partner and Head of Private Markets at The Rohatyn Group (TRG)), overseeing the firm’s private equity, private credit and infrastructure strategies. He is a member of TRG’s Executive Committee and is based in Montevideo. Mr. Gutiérrez has over 30 years of experience in international financial markets, with the majority of this time dedicated to emerging markets. Prior to joining TRG in October 2004, Mr. Gutiérrez served as the Chairman and CEO of the Telefónica Group in Argentina and Chairman of Grupo Concesionario del Oeste S.A. He also served as the non-executive Chairman of YPF S.A. from April 2016 to December 2019. Earlier in his career, Mr. Gutiérrez held numerous senior positions at J.P. Morgan over 21 years, most recently as the Head of Global Emerging Markets Sales, Trading, and Research and prior to that as the Head of Latin America Emerging Markets. Under Mr. Gutiérrez's direction, J.P. Morgan established and cemented its leadership position in emerging markets sales, trading, and research. At the beginning of his time with J.P. Morgan, Mr. Gutiérrez held various senior positions, including Head of European Interest Rate Management and Treasury Manager in both Madrid and Buenos Aires. Mr. Gutiérrez holds an Advanced Management Program — AMP degree from IAE — Universidad Austral in Argentina.

Pursuant to a written agreement, a copy of which is filed as Exhibit 10.6 to the Registration Statement of which this prospectus forms a part (the “Hannover Agreement”), so long as Hannover holds at least 4% of our outstanding BVI Class A Ordinary Shares, Hannover shall have the right to nominate a person of its choice, reasonably acceptable to us, to serve on the Board as a director; subject to compliance with the independence requirements of Rule 5605 of the Nasdaq rules; provided that such director nominee agrees to be bound by such confidentiality, insider trading and other policies applicable to our directors as adopted by the Board. Hannover nominated Mr. Gutiérrez as its director nominee and on April 28, 2022, our Board elected Mr. Gutiérrez to the Board to fill the existing vacancy on the Board.

Independence of our Board of Directors

All of our directors, except Emiliano Kargieman, General Dunford and Steven Mnuchin, are independent directors as defined in the Nasdaq listing standards and applicable SEC rules. The Board has an audit committee (“Audit Committee”) composed entirely of independent directors, a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”), a compensation committee (“Compensation Committee”), the majority of each of which is composed of independent directors, and a finance committee (“Finance Committee”), the majority of which is composed of non-independent directors.

Board Committees

Audit Committee

Our Audit Committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related-person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit Committee consists of Kelly Kennedy, as Chairperson, and Ted Wang and Tom Killalea, as members. Each qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to Audit Committee membership. In addition, all of the Audit Committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules and Ms. Kennedy qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The written charter for the Audit Committee is available on our website at https://investors.satellogic.com. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●

determining the qualifications, qualities, skills and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director;

●

evaluating the current composition, organization and governance of the Board and its committees, determining future requirements and making recommendations to the Board for approval consistent with the criteria approved by our Board;

●

searching for, identifying, evaluating and selecting, or recommending for selection by the Board, candidates to fill new positions or vacancies on the Board consistent with the criteria approved by our Board, and reviewing any candidates recommended by stockholders;

●

reviewing and considering any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of our certificate of incorporation and bylaws;

●

evaluating the performance of individual members of the Board eligible for re-election, and selecting, or recommending for the selection of the Board, the director nominees by class for election to the Board by the stockholders at the annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected;

●

considering the Board’s leadership structure, including the appointment of a lead independent director of the Board, for specific purposes, and making such recommendations to the Board with respect thereto as the Nominating and Corporate Governance Committee deems appropriate;

●	developing and reviewing periodically the policies and procedures for considering stockholder nominees for election to the Board;

●

evaluating the “independence” of directors and director nominees against the independence requirements of the securities exchange on which our securities are listed, applicable rules and regulations promulgated by the SEC and other applicable laws;

●

approving, or recommending to the Board for approval, and periodically reviewing the policies and procedures for director candidates, the stockholder communications policy and the external communications policy, and approving, or recommending to the Board for approval, any changes the Nominating and Corporate Governance Committee deems appropriate.

Our Nominating and Corporate Governance Committee consists of Ted Wang as Chairperson and Tom Killalea and Steven Mnuchin as members. Each of Mr. Wang and Mr. Killalea qualify as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to nominations for committee membership. Mr. Mnuchin is not an independent director. As an FPI, we are exempt from the Nasdaq requirement to have a nominations committee consisting entirely of independent directors. We have determined that the fact that our Nominating and Corporate Governance Committee is not entirely composed of independent directors does not materially or adversely affect the ability of our Nominating and Corporate Governance Committee to conduct its business in our best interests. Following the effectiveness of the Domestication and our loss of FPI status, under relevant Nasdaq rules we will have until the later of (1) one year from the loss of our FPI status and (2) the date the Company files its proxy statement in connection with its first annual meeting following the loss of FPI status, to have a nominating committee consisting of entirely independent directors. The written charter for the Nominating and Corporate Governance Committee is available on our website at https://investors.satellogic.com. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	providing oversight and advising the Board on the Company’s compensation policies, plans and benefits programs, as well as overall compensation philosophy;

●	reviewing and making recommendations to the Board regarding the compensation of the Company’s directors and executive officers; and

●	administering the Company’s equity compensation plans.

Our Compensation Committee consists of Ted Wang as Chairperson and Steven Mnuchin and Tom Killalea as members. Each of Mr. Wang and Mr. Killalea qualify as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. As an FPI, we are not currently required to have a compensation committee and we are exempt from the Nasdaq requirement to have a compensation committee consisting entirely of independent directors. We have determined that the fact that our Compensation Committee is not entirely composed of independent directors does not materially or adversely affect the ability of our Compensation Committee to conduct its business in our best interests. Following the effectiveness of the Domestication and our loss of FPI status, under relevant Nasdaq rules we will have until the later of (1) one year from the loss of our FPI status and (2) the date the Company files its proxy statement in connection with its first annual meeting following the loss of FPI status, to have a compensation committee consisting of entirely independent directors. The written charter for the Compensation Committee is available on our website at https://investors.satellogic.com. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Finance Committee

Our Finance Committee is responsible for, among other things:

●

assisting the Board with monitoring and overseeing our financial performance and, in particular, our liquidity position and capital expenditures, and collaborating with our officers and staff concerned with our finances so as to monitor our financial performance;

●	monitoring and overseeing our financial performance and providing recommendations to the Board on our capital management strategy;

●

subject to the parameters set forth by the Board from time to time, overseeing, reviewing and approving, as necessary or appropriate, our key treasury and financing activities including, but not limited to, delegation of authority matrix, investment policy, capital structure and fundraising;

●

determining the terms of and approving transactions between us and one or more of our affiliated entities (irrespective of how many intermediate parent companies or entities exist between us and such affiliates); and

●

causing us or any of our affiliates (as applicable) to incorporate, register or form any new company or other legal entity as a new affiliate from time to time, and to open accounts with any bank or financial institution with respect to any new or existing affiliate.

Our Finance Committee consists of Steven Mnuchin as Chairperson and Kelly Kennedy and Emiliano Kargieman as members. Ms. Kennedy qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to finance committee membership. Neither Mr. Mnuchin nor Mr. Kargieman are independent directors. We are not required to have a finance committee. Nevertheless, we have determined that the fact that our Finance Committee is not entirely composed of independent directors does not materially or adversely affect the ability of our Finance Committee to conduct its business in our best interests. The written charter for the Finance Committee is available on our website at https://investors.satellogic.com. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Risk Oversight

The Board is responsible for overseeing our risk management process. The Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Code of Ethics

Our Board adopted a Code of Ethics applicable to our senior financial officers (our Chief Executive Officer, Chief Financial Officer and Vice President – Corporate Controller) that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on our website at https://investors.satellogic.com. In addition, we have posted on the Corporate Governance section of our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Compensation of Directors

Our executive compensation program reflects our compensation policies and philosophies, as they may be modified and updated from time to time.

Decisions with respect to the compensation of our executive officers, including our named executive officers, will be made by the compensation committee of the Board. Our executive compensation programs for 2024 are further described below under “Executive Compensation.”

Each of our independent directors is entitled to a cash retainer of $60,000 per year, which the directors may elect to receive in the form of RSUs. As the Chairperson of the Audit Committee, Ms. Kennedy is entitled to an additional $20,000 retainer per year. Each of the foregoing directors are also entitled to an annual grant of equity valued at $175,000, which will vest one year following the grant date. There are no arrangements with any directors for the payment of any fees after termination.

Executive Officers

The names, ages, and current positions of our current executive officers as of February 7, 2025 are listed in the table below. For biographical information concerning Mr. Kargieman, see “—Board of Directors” above. The business address for our executive officers is c/o Satellogic Inc., Ruta 8 Km 17,500, Edificio 300 Oficina 324 Zonamérica Montevideo, 91600, Uruguay.

Name	Age	Title
Emiliano Kargieman	49	Chief Executive Officer
Matthew Tirman	44	President
Rick Dunn	56	Chief Financial Officer

Matthew Tirman. Mr. Tirman serves as President of Satellogic, bringing more than 20 years of experience in technology and aerospace from across the US government and international markets. As President, he leads the operational execution of Satellogic’s strategy and business plan. Prior to this appointment, Mr. Tirman held the position of Chief Commercial Officer, where he began laying the groundwork for Satellogic’s early entry into the US market.

Before joining Satellogic in 2021, Matt served as Head of Government at Descartes Labs, a leading provider of geospatial and multi-sensor analytics, where he revenue growth and customer delivery across D&I clients. His previous roles include Chief Commercial Officer at PlanetRisk, where he was responsible for delivering enterprise geospatial risk analytics and customized big data solutions to Global 1000 customers; Chief Executive Officer and founder of Access Global, a consulting firm providing executive management, sales, and business development solutions in foreign markets across EMEA and Asia; Vice President and Managing Director at Strategic Social, a technology and services firm operating frontier markets across the Middle East and North Africa that he helped grow to more than $40M in annual revenue before it was sold to Constellis in 2014.

Additionally, Matt has served as an analyst for the US Department of Defense on cooperative Research and Development and as a speechwriter for senior military leadership in Washington D.C. and Baghdad, Iraq. He holds a master’s degree in Defense and Security from Lancaster University and a BS in Political Science from East Carolina University.

Rick Dunn. Mr. Dunn has served as our Chief Financial Officer since January 2019. Prior to joining us, Mr. Dunn served as Chief Executive Officer of PowerTeam Services, LLC, a super-regional utility service company, from February 2018 to November 2018 and as Executive Vice President and Chief Financial Officer at ACN Inc., a telecommunications company, from October 2014 to January 2018. Mr. Dunn also served as SVP & Chief Financial Officer at Trilogy International Partners Inc., a wireless carrier, and as Corporate Controller for Western Wireless International. In addition, his experience includes 10 years with the public accounting firm of Grant Thornton LLP. Mr. Dunn is a Certified Public Accountant (inactive) and holds a B.B.A. degree in business accounting from Pacific Lutheran University and an M.B.A. from Seattle University.

EXECUTIVE COMPENSATION

For the year ended December 31, 2024 our executive officers received cash compensation of $1,609 thousand and non-cash compensation of $834 thousand, totaling $2,443 thousand.

2024 Grants of Plan-Based Awards to Executives

Name	Grant Date	Number of Shares of Stock or Units (#) (1)		Exercise or Base Price of Option or RSU Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (4)
Emiliano Kargieman	-	—	(1)	$—	$-
Rick Dunn	6/7/2024	373,595	(2)	1.10	410,955
Matthew Tirman	6/7/2024	372,841	(3)	1.10	410,125
Total		746,436			$821,080

(1)

Represents restricted stock units granted under our equity incentive plan for officers, directors, employees, consultants and other persons who provide services to us and our subsidiaries, and which provides for an aggregate share reserve thereunder (“Equity Incentive Plan”). The material terms of our Equity Incentive Plan are described below under “- Equity Compensation Plans.” Mr. Kargieman did not receive grants of RSUs in 2023. No grants of options were made in 2024.

(2)	Represents RSUs, of which were 23,349 vested on June 20, 2024; 23,350 vested on September 20, 2024; 23,349 vested on December 20, 2024; and the remainder vest quarterly beginning March 20, 2025 through March 20, 2028, subject to continued employment and other conditions specified in our Equity Incentive Plan.

(3)	Represents RSUs, of which were 23,302 vested on June 20, 2024; 23,303 vested on September 20, 2024; 23,302 vested on December 20, 2024; and the remainder vest quarterly beginning March 20, 2025 through March 20,2028, subject to continued employment and other conditions specified in our Equity Incentive Plan.

As of December 31, 2024, our executive officers held options to purchase an aggregate of 466,574 BVI Class A Ordinary Shares, as follows:

Name	Grant Date	Expiration Date	Exercise Price		Number of Options Outstanding at December 31, 2024 (#)	Number of Options Exercisable at December 31, 2024 (#)
Emiliano Kargieman				(1)	—	—
Rick Dunn	3/27/2019	3/27/2029	$1.03	(2)	293,925	293,925
	2/20/2021	2/20/2031	$1.27	(3)	28,787	28,787
Matthew Tirman	1/31/2021	1/31/2031	$1.27	(4)	143,862	136,826
Total					466,574	459,538

(1)	Mr. Kargieman did not receive grants of options.

(2)	2,128 options vested on September 9, 2020, and the remaining vested in tranches of approximately 10,061 options on a monthly basis through February 9, 2023.

(3)	Options vested every six months in tranches of 7,197 options beginning August 13, 2020 through February 13, 2022.

(4)	17,215 options vested on February 1, 2022, and the remaining vested in tranches of approximately 3,518 options on a monthly basis through February 1, 2025.

Equity Incentive Plans

In connection with the closing of the Merger (the “Closing”), we established our Equity Incentive Plan for officers, directors, employees, consultants and other persons who provide services to us and our subsidiaries, and which provides for an aggregate share reserve thereunder, together with the current share reserve equal to ten percent of our common stock and warrants issued immediately following the Closing, plus the shares reserved for issuance under the 2015 Share Plan as amended (the “2015 Share Plan”), which were rolled over into the Equity Incentive Plan.

Employment Agreements

Chief Executive Officer. Emiliano Kargieman was appointed as Chief Executive Officer of Nettar effective November 13, 2013. He entered into his most recent employment agreement with us on October 5, 2021. Under the agreement, Mr. Kargieman will receive an annual salary of 442,130 euros (approximately $488,023 at December 31, 2023), plus standard Company benefits that may be reviewed, but not necessarily increased, from time to time. In addition, Mr. Kargieman is subject to confidentiality provisions and non-solicitation restrictive covenants for a period following the termination of his employment.

Chief Financial Officer. Rick Dunn was appointed as Chief Financial Officer of Satellogic effective January 13, 2019. He entered into his most recent employment agreement with us on May 8, 2023. Under the agreement, Mr. Dunn will receive an annual salary of $461,500, plus standard Company benefits that may be reviewed, but not necessarily increased, from time to time. In addition, Mr. Dunn is subject to confidentiality provisions and non-solicitation restrictive covenants for a period following the termination of his employment.

Clawback Policy

On July 24, 2023, the Board adopted the Satellogic Inc. Clawback Policy (the “Clawback Policy”). which policy describes the circumstances in which Executive Officers (as defined in the Clawback Policy) will be required to repay or return Erroneously Awarded Compensation (as defined in the Clawback Policy) to the Company. The Clawback Policy provides for the recovery of certain incentive-based compensation from current and former Executive Officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that (i) is material to the previously-issued financial statements, or (ii) would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Adoption of the Clawback Policy was mandated by new Nasdaq listing standards introduced pursuant to Exchange Act Rule 10D-1. The Clawback Policy is in addition to Section 304 of the Sarbanes-Oxley Act of 2002 which permits the SEC to order the disgorgement of bonuses and incentive-based compensation earned by a registrant issuer’s chief executive officer and chief financial officer in the year following the filing of any financial statement that the issuer is required to restate because of misconduct, and the reimbursement of those funds to the issuer.

TRANSACTIONS WITH RELATED PERSONS

We are incorporating by reference the information into this prospectus the information set forth under “Item 7. Major Shareholders and Related Party Transactions – B. Related Party Transactions” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023.

.

SHARE OWNERSHIP

The following table shows the beneficial ownership of our BVI Ordinary Shares as of February 7, 2025:

●	each person known to by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Except as otherwise noted herein, the number and percentage of our common stock beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares of our common stock as to which the holder has sole or shared voting power or investment power.

We have based percentage ownership on 83,031,323 BVI Class A Ordinary Shares and 13,582,642 BVI Class B Ordinary Shares outstanding as of February 7, 2025.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. Emiliano Kargieman, our Chief Executive Officer, holds 100% of our BVI Class B Ordinary Shares outstanding. Our holders of BVI Class B Ordinary Shares are entitled to 1.472467906 votes per share on all matters to be voted on by shareholders generally, including the election of directors (the “Class B Vote Per Share”). The Class B Vote Per Share is subject to automatic adjustment, for a more detailed description of the adjustment provisions see Exhibit 99.1 to the Registration Statement of which this prospectus forms a part.

Name and Address of Beneficial Owner	Class A Ordinary Shares Number of Shares Beneficially Owned	% of Class	Class B Ordinary Shares Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers(1)
Emiliano Kargieman	—	—%	13,582,642	100.0%
Rick Dunn	277,252	*	—	—%
Matthew Tirman	136,586	*	—	—%
Marcos Galperin	250,348	*	—	—%
Steven T. Mnuchin (5)	20,000,000	23.94%	—	—%
Peter Thomas Killalea	339,949	*	—	—%
Kelly Kennedy	—	—%	—	—%
Miguel Gutiérrez	—	—%	—	—%
Ted Wang	443,896	*	—	—%
Joseph Dunford	—	—%	—	—%
All executive officers and directors as a group	21,448,031	25.67%	13,582,642	100%
5% or More Stockholders(1)
Cantor Fitzgerald L.P. - 110 E 59th St New York, NY (2)	11,511,873	13.78%	—	—%
Pitanga Invest Ltd. - PO Box 309, Ugland House, Cayman Islands (3)	10,594,133	12.68%	—	—%
Hannover Holdings S.A. - 58, rue Charles Martel, L-2134, Luxembourg (4)	7,513,892	8.99%	—	—%
Liberty Strategic Capital (SATL) Holdings, LLC - 2099 Pennsylvania Ave NW, Washington, DC (5)	20,000,000	23.94%	—	—%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Satellogic Inc., Ruta 8 Km 17,500, Edificio 300 Oficina 324 Zonamérica Montevideo, 91600, Uruguay.

(2)

The Sponsor is the record holder of 11,511,873 Class A Ordinary Shares. Howard Lutnick is the Chairman and Chief Executive Officer of CF Group Management, Inc. (“CFGM”) and is the trustee of CFGM’s sole stockholder. Mr. Lutnick is also a former member of the Board of Directors, who elected to resign from the Board of Directors, effective November 25, 2024, in connection with his nomination and anticipated confirmation to serve in the cabinet of the President of the United States as the Commerce Secretary. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the BVI Class A Ordinary Shares held directly by the Sponsor, CF&Co. and CF Securities. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(3)	Information related to Pitanga Invest Ltd.’s beneficial ownership is derived from its Schedule 13G filed with the SEC on October 3, 2023.

(4)	Information related to Hannover’s beneficial ownership is derived from its Schedule 13D filed with the SEC on February 2, 2023.

(5)

Information related to Liberty’s beneficial ownership is derived from its Amendment No. 1 to its Schedule 13D filed with the SEC on December 13, 2022. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(6)	An “*” indicates less than 1% ownership.

U.S. Resident Holders of Record

As of February 7, 2025, to the Company’s knowledge, we had 16 holders of record of our BVI Class A Ordinary Shares in the United States, representing approximately 85.2% of our outstanding BVI Class A Ordinary Shares, and no holders of record of our BVI Class B Ordinary Shares in the United States. To the Company’s knowledge, the majority of the Company’s voting securities are held by holders located outside of the United States.

DESCRIPTION OF CAPITAL STOCK

The following description of the Satellogic Delaware capital stock (common and preferred) reflects our capital stock as it will exist from and after the Effective Time, as governed by our new certificate of incorporation and bylaws and by Delaware law. We also identify the material differences between the current rights of shareholders of Satellogic BVI, a BVI limited liability entity, and the rights that the stockholders of Satellogic Delaware will have once Satellogic is a Delaware corporation. These descriptions are a summary only. We urge you to read the forms of the new certificate of incorporation and bylaws of Satellogic Delaware in their entirety, which are attached as Appendix B and Appendix C, respectively, to this prospectus.

General

We currently are a BVI Business Company incorporated under the laws of the BVI and are registered with the Registrar of Corporate Affairs of the BVI under registration number 2067782. We were incorporated in the BVI on June 29, 2021 under the name Satellogic Inc.

Authorized Share Capital

Until the Effective Time, Satellogic will not have any Delaware capital stock and will not exist as a Delaware entity. Upon effectiveness of the Domestication, Satellogic Delaware’s authorized capital stock will consist of (i) 385,000,000 shares of DE Class A Common Stock, par value $0.0001 per share, (ii) 15,000,000 shares of DE Class B Common Stock, par value $0.0001 per share, and (iii) 5,000,000 shares of preferred stock, par value $0.0001 per share.

As of February 7, 2025, we had 83,031,323 BVI Class A Ordinary Shares issued and outstanding and 13,582,642 BVI Class B Ordinary Shares issued and outstanding.

Common Stock

Voting. Each holder of DE Class A Common Stock will be entitled to one vote for each share of DE Class A Common Stock on all matters submitted to a vote of the holders of DE Class A Common Stock, whether voting separately as a class or otherwise. Except as may be adjusted pursuant to the Satellogic Delaware certificate of incorporation, each holder of DE Class B Common Stock will be entitled to 1.472467906 votes for each share of DE Class B Common Stock on all matters submitted to a vote of the holders of DE Class B Common Stock when voting with other classes of Satellogic Delaware’s capital stock. Except as otherwise required by law, holders of DE Common Stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There will be no cumulative voting rights with respect to the election of directors or any other matters.

Dividends and distributions. Subject to applicable law and the rights, if any, of the holders of any series of preferred stock of Satellogic Delaware then outstanding, the holders of DE Common Stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by its Board of Directors, from legally available funds.

Liquidation, dissolution or winding up. Subject to applicable law and the rights, if any, of the holders of any series of preferred stock of Satellogic Delaware then outstanding, in the event of the liquidation, dissolution or winding-up of Satellogic Delaware, holders of its common stock will be entitled to share ratably in proportion to the number of shares of DE Common Stock held by them in the assets available for distribution after payment or reasonable provision for the payment of all creditors.

Redemption and conversion rights. Holders of DE Class A Common Stock have no redemption rights or conversion rights for Satellogic Delaware securities. Holders of DE Class B Common Stock may convert each share of DE Class B Common Stock into one share of DE Class A Common Stock at the option of the DE Class B Common Stock holder at any time upon written notice to Satellogic Delaware.

Other provisions. There will be no redemption provisions or sinking fund provisions applicable to the DE Common Stock. The rights, preferences, and privileges of the holders of the DE Common Stock will be subject to, and may be adversely affected by, the rights, preferences and privileges of the holders of any series of preferred stock of Satellogic Delaware.

Shares Reserved For Future Issuances

In aggregate, there are 49,184,815 BVI Warrants outstanding for the purchase of BVI Class A Ordinary Shares. These warrants span various agreements and terms as detailed below:

$8.63 Warrants and Forward Purchase Agreement: In connection with the Merger, we entered into an Assignment, Assumption and Amendment Agreement (the “Amended Warrant Agreement”), dated January 25, 2022 with the Sponsor and CF V that amends the Warrant Agreement (the “Existing Warrant Agreement”), dated January 28, 2021. Pursuant to the Existing Warrant Agreement we issued Public Warrants to purchase 8,333,333 BVI Class A Ordinary Shares and 200,000 Private Placement Warrants. Additionally, we agreed to issue the Forward Purchase Warrant to purchase 333,333 BVI Class A Ordinary Shares pursuant to the Amended and Restated Forward Purchase Agreement (together, with the Public Warrants and the Private Placement Warrants, the “$8.63 Warrants”). All of the $8.63 Warrants are governed by the Existing Warrant Agreement. The $8.63 Warrants became exercisable 30 days after the Closing Date, or February 25, 2022, and will expire five years after the Closing Date (January 25, 2027), or earlier upon redemption or liquidation. The $8.63 Warrants were initially recognized as a liability with a fair value of $4.9 million.

In July 2021, CFAC Holdings V, LLC (the “Sponsor”), CF V, and Satellogic entered into the Amended and Restated Forward Purchase Agreement, pursuant to which Satellogic issued to the Sponsor 1,250,000 BVI Class A Ordinary Shares, and warrants to purchase an additional 333,333 BVI Class A Ordinary Shares at an exercise price of $11.50 per share (“Forward Purchase Warrant”), for an aggregate purchase price of $10 million.

On April 1, 2022, we determined pursuant to a warrant agreement executed by CF V on January 28, 2021, as modified and assumed by an assignment and assumption agreement executed on January 25, 2022, that the warrant price with respect to the warrants issued and outstanding was adjusted from $11.50 to $8.63 and the redemption price was adjusted from $18.00 to $13.50. As of February 7, 2025, 8,253,455 $8.63 Warrants remain issued, outstanding and exercisable.

Liberty Warrants: On January 18, 2022, Satellogic and CF V entered into the Liberty Subscription Agreement with an investor (the “Liberty Investor”). Satellogic agreed to issue and sell to the Liberty Investor (i) 20,000,000 shares of BVI Class A Ordinary Shares, (ii) a warrant to purchase up to 5,000,000 of Satellogic’s BVI Class A Ordinary Shares at an exercise price of $10.00 per share (the “$10.00 Liberty Warrant”), and (iii) a warrant to purchase up to 15,000,000 of Satellogic’s BVI Class A Ordinary Shares at an exercise price of $15.00 per share (the “$15.00 Liberty Warrant,” and together with the $10.00 Liberty Warrant, the “Liberty Warrants”), in a private placement for an aggregate purchase price of $150.0 million. The transaction closed on February 10, 2022 (the “Liberty Closing” and the transaction collectively, the “Liberty Investment”).

An advisory fee is payable by Satellogic in exchange for advisory services to be provided to Satellogic from time to time until a Cessation Event (as defined in the Liberty Subscription Agreement). The advisory fee includes a warrant to purchase 2,500,000 of Satellogic’s BVI Class A Ordinary Shares at an exercise price of $10.00 per share (the “Liberty Advisory Fee Warrant”), which was issued at the Liberty Closing, and for so long as a Cessation Event has not occurred, $1.25 million to be paid in cash on the 18-month anniversary of the Liberty Closing and on the last day (or, if not a business day, the immediately following business day) of each of the following five successive three-month anniversaries of such 18-month anniversary (each, an “Advisory Fee Cash Payment” and together, the “Advisory Fee Cash Payments”), representing an aggregate of up to $7.5 million in Advisory Fee Cash Payments.

PIPE Warrants: The Company allocated 5,816,770 BVI Class A Ordinary Shares and a non-redeemable warrant enabling the acquisition of 2,500,000 BVI Class A Ordinary Shares at $20.00 per share. This issuance to the PIPE investor amounted to a total purchase value of $58.2 million.

Columbia Warrants: In March 2021, we issued a warrant to purchase up to 15,931,360 shares of our common stock (“Columbia Warrant”) at an exercise price of $2.51635975 per share, or an aggregate of $40.1 million, in connection with the loan agreement between us and Columbia River Investment Limited (“Columbia”). The Columbia Warrant is exercisable the earlier of 25 years from the effective date or the date in which the warrant is exercised in full. The Columbia Warrant was initially recognized on March 8, 2021 as a liability with a fair value of $161.2 million, and was remeasured to a fair value of $143.2 million as of December 31, 2021. The fair value of the Columbia Warrant of $143.2 million was reclassified to additional paid-in capital in connection with the Merger.

Convertible Notes: Additionally, in April 2024, we entered into a Note Purchase Agreement, under which the Company agreed to issue the Convertible Notes in the aggregate principal amount of $30 million to Tether Investments Limited. The Convertible Notes are convertible into 25,000,000 BVI Class A Ordinary Shares. On June 20, 2024, we filed a registration statement with the SEC registering the resale of up to 25,000,000 BVI Class A Ordinary Shares issuable upon the conversion of the Convertible Notes, all of which remain unsold as of the date of this prospectus.

Preferred Stock

Blank Check Preferred.

Under the Satellogic Delaware certificate of incorporation, our Board of Directors will be authorized by resolution to create and issue one or more series of preferred stock of Satellogic Delaware, and, with respect to each series, to determine the number of shares constituting the series and the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, which may include dividend rights, conversion or exchange rights, voting rights, redemption rights and terms and liquidation preferences, without stockholder approval. Our Board of Directors may therefore create and issue one or more series of preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock and which could have certain anti-takeover effects. Before Satellogic Delaware may issue any series of preferred stock, its Board of Directors will be required to adopt resolutions creating and designating such series of preferred stock.

Comparison of Rights

The rights of Satellogic BVI’s shareholders are currently governed by the BVI Companies Act and the Satellogic BVI Articles. At the Effective Time, the shareholders of Satellogic BVI holding ordinary shares will automatically receive shares of common stock of Satellogic Delaware. Accordingly, after the Domestication, the rights of the holders of common stock will be governed by Delaware law and Satellogic Delaware’s certificate of incorporation and bylaws.

Provision	Satellogic BVI	Satellogic Delaware
Authorized Capital	An unlimited number of shares of $0.0001 par value each divided into two classes as follows: BVI Class A Ordinary Shares and BVI Class B Ordinary Shares.

385,000,000 shares of DE Class A Common Stock, par value $0.0001 per share, 15,000,000 shares of DE Class B Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Preferred (Preference) Shares

The Satellogic BVI Articles empower the directors, by resolution, to amend and restate the Satellogic BVI Articles in a manner that creates a new class of shares with rights and provisions ranking in priority to any existing class of Shares or carrying more votes per share of the new class of shares than any existing class of Shares (such new class of Shares however they may be described being herein referred to as “Preference Shares”) having such rights as specified by the Board of Directors pursuant to the resolution of directors approving the creation of such Preference Shares. The Satellogic BVI Articles further empower the directors to issue new Shares of any class.

As permitted (but not required) by Delaware law, the Satellogic Delaware certificate of incorporation empowers the Board of Directors to, by resolution, create and issue one or more series of preferred stock and, with respect to such series, determine the number of shares constituting the series and the designations and the powers, preferences and rights, and the qualifications and limitations thereof.

Amendments to Organizational Documents (i.e., Articles of Incorporation, bylaws, Memorandum and Articles of Association)

Pursuant to the BVI Companies Act and the Satellogic BVI Articles, amendments to the Satellogic BVI Articles are required to be approved by a resolution of shareholders of Satellogic BVI or a resolution of the directors of Satellogic BVI. A resolution of shareholders to amend the Satellogic BVI Articles shall require the affirmative vote of an absolute majority of the votes of all of the shareholders of Satellogic BVI.

All or any of the rights attached to any class of shares of Satellogic BVI (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied: (a) without the consent of the holders of the issued shares of that class where: (i) such variation is considered by the directors of Satellogic BVI not to have a material adverse effect upon such rights; or (ii) where the directors of Satellogic BVI amend and restate the Satellogic BVI Articles in a manner that creates Preference Shares, or (b) with the sanction of a resolution passed by the holders of the shares of that class at a separate meeting of the holders of the shares of that class where not less than two thirds of the issued shares of that class were represented and voted to pass the resolution.

Pursuant to the BVI Companies Act, the directors of a Satellogic BVI do not have the power to amend the Satellogic BVI Articles: (a) to restrict the rights or powers of the shareholders to amend the Satellogic BVI Articles; (b) to change the percentage of shareholders required to pass a resolution to amend the Satellogic BVI Articles; or (c) in circumstances where the Satellogic BVI Articles cannot be amended by the shareholders.

Pursuant to Delaware law and subject to certain exceptions, amendments to the certificate of incorporation must be approved by the Board of Directors or by the holders of at least two-thirds of the voting power of the outstanding voting stock, and if applicable, by the holders of at least two-thirds of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. The certificate of incorporation may also by the holders of a majority of the voting power of the outstanding voting stock if such amendment relates to provisions and conditions under a proxy agreement, voting agreement or similar agreement with certain U.S. government agencies, including the U.S. Department of Defense, if the Board of Directors determines, in its sole discretion, such amendment is necessary to pursue commercial arrangements with such entities. As permitted by Delaware law, the Satellogic Delaware bylaws require the vote of the holders of at least two-thirds of the voting power of the outstanding voting stock to amend the bylaws. The Board of Directors also has the right to amend the Satellogic Delaware bylaws.

Any amendment to the certificate of incorporation that alters or changes the rights, preferences or privileges of the DE Class A Common Stock or DE Class B Common Stock requires the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of DE Class A Common Stock and DE Class B Common Stock, respectively, each voting as a separate class distinct from all other classes and series of Satellogic Delaware’s capital stock.

Provision	Satellogic BVI	Satellogic Delaware
Voting Rights	BVI Class A Ordinary Shares: one vote for each share. BVI Class B Ordinary Shares: 1.472467906 votes per share, subject to adjustment as provided for in the Satellogic BVI Articles.

DE Class A Common Stock: one share, one vote on all matters before the holders of DE Class A Common Stock.

DE Class B Common Stock: Except as may be adjusted, as set forth in the certificate of incorporation, each holder of DE Class B Common Stock will be entitled to 1.472467906 votes for each share of DE Class B Common Stock held of record by such holder on all matters before the holders of DE Class B Common Stock.

Series of preferred stock may have voting rights as assigned to them by the Board of Directors; other classes of capital stock or the holders of bonds, debentures and other obligations may have voting rights as approved by the Board of Directors and the stockholders.

Election of Directors

The Satellogic BVI Articles provide that directors are appointed by a resolution passed by a simple majority of the shareholders of Satellogic BVI as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each shareholder of Satellogic BVI is entitled. All other matters submitted to the shareholders of Satellogic BVI will be decided in the same manner save with respect to amendments to the Satellogic BVI Articles or unless otherwise specified in the Satellogic BVI Articles or BVI law.

The Satellogic Delaware bylaws provide that directors are elected by a plurality of the votes cast. All other matters by the holders of at least a majority of issued and outstanding shares entitled to vote unless otherwise specified by the Satellogic Delaware certificate of incorporation or bylaws, Delaware law or the rules or regulations of an exchange upon which the securities of Satellogic Delaware are listed.

Redemption of Equity; Treasury Shares

Pursuant to BVI law, shares may be repurchased, redeemed or otherwise acquired, subject to the solvency restrictions of BVI law, the requirement for shareholder consent and the approval by resolution of the Board of Directors of Satellogic BVI Pursuant to BVI law, Satellogic BVI may hold or sell treasury shares.

Pursuant to Delaware law, shares may be repurchased or otherwise acquired, provided the capital of the company will not be impaired by the acquisition. Pursuant to Delaware law, the company may hold or sell treasury shares.

Stockholder/Shareholder Written Consent

The Satellogic BVI Articles provide that any resolution of the shareholders of Satellogic BVI must be passed at a general meeting of the shareholders of Satellogic BVI. No resolution of the shareholders of Satellogic BVI may be passed by means of a written consent in lieu of a meeting.

The Satellogic Delaware certificate of incorporation provides that no action required or permitted to be taken by stockholders at any meeting of stockholders may be effected by written consent unless signed by all holders of such class or series of DE Common Stock or preferred stock, as applicable.

Provision	Satellogic BVI	Satellogic Delaware
Notice Requirements for Stockholder/Shareholder Nominations and Other Proposals

Under the Satellogic BVI Articles, the nomination of an individual for election to the Board of Directors of Satellogic BVI may, where the election of directors is a matter specified in the notice of meeting, be made by a shareholder of Satellogic BVI at such meeting only: (a) by a shareholder of Satellogic BVI present in person: (i) who was a shareholder both at the time of giving the notice of the meeting provided and at the time of the meeting; (ii) is entitled to vote at the meeting; (iii) has complied with the requirements of the Satellogic BVI Articles as to such notice and nomination. For a shareholder to make any nomination of an individual or individuals for election to the Board of Directors at an annual general meeting, the shareholder must: (a) provide timely notice thereof in writing and in proper form to the Company (with timely notice, for these purposes, being more particularly described in the Satellogic BVI Articles but generally requiring that such notice shall have been given not earlier than one hundred twenty (120) days prior to the general meeting and not later than the later of ninety (90) days prior to the general meeting and the tenth (10th) day following the day on which public disclosure of the date of the general meeting is first made by the Company, where the Company is required to make public disclosure of the date of the general meeting in accordance with applicable stock exchange rules); (b) provide the information, agreements and questionnaires with respect to such shareholder making the nomination and such shareholder’s candidate for nomination as are required under and more particularly described in the Satellogic BVI Articles; and (c) provide any updates or supplements to such notice at the times and in the forms required by the Satellogic BVI Articles.

As permitted, but not required by, Delaware law, the Satellogic Delaware bylaws provide that in general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the annual meeting and not later than the later of (1) the tenth day following the public announcement of the annual meeting or (2) the date which is 90 days prior to the date of the annual meeting.

Meeting of Stockholder/Shareholder—Notice

The BVI Companies Act permits as few as 7 days’ notice of meetings of shareholders to be provided to shareholders. However, under the Satellogic BVI Articles, not less than 10 clear days’ notice is required and no maximum limit is specified.

As required by Delaware law, the Satellogic Delaware bylaws require not less than 10 days’ or more than 60 days’ notice, unless the DGCL provides for a different period.

Meeting of Stockholder/Shareholders—Call of

Meetings of shareholders may be called by the directors and shall be called by the directors upon requisition by shareholders holding 30 percent of the voting rights in respect of the matter for which the meeting is requested. Notwithstanding the foregoing, a general meeting shall be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value (if all the issued shares have a par value), or otherwise by number of the shares giving that right.

The Satellogic Delaware certificate of incorporation and bylaws provide that (i) regular annual meetings shall be called by the Board of Directors and (ii) special meetings may be called only by the Board of Directors (pursuant to an affirmative vote of the majority of the Board of Directors) or the chairperson of the Board (who is required to call such meeting whenever requested in writing by stockholders representing at least 30% of the voting power of the outstanding voting stock).

Provision	Satellogic BVI	Satellogic Delaware
Meeting of Stockholders/Shareholders— Quorum

Pursuant to BVI law, a quorum for a meeting of shareholders is as designated in the memorandum and articles of association. A quorum for a meeting of shareholders is designated in Satellogic BVI Articles as being present if, at the commencement of the meeting, there are present in person or by proxy shareholders whose shares represent a majority of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting.

If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a shareholders’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the shareholders present shall be a quorum.

In addition, the chairman of the general meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting must be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any such notice of an adjourned meeting.

Pursuant to Delaware law, the certificate of incorporation or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting.

Under the Satellogic Delaware bylaws, quorum is a majority in voting power of the capital stock issued and outstanding and entitled to vote at meeting and a meeting may be adjourned for up to 30 days without additional notice to stockholders.

Meeting of Stockholders/Shareholders— Record Date

Under the Satellogic BVI Articles, subject to any applicable rules of the an applicable stock exchange on which the Company’s shares are listed, in lieu of, or apart from, closing the register of shareholders, the directors may fix in advance or arrears a date as the record date for any such determination of shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof, or for the purpose of determining the shareholders entitled to receive payment of any distribution by Satellogic BVI, or in order to make a determination of shareholders for any other purpose.

If the register of shareholders is not so closed and no record date is fixed for the determination of shareholders entitled to vote at a meeting of shareholders or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is sent or the date on which the resolution of the directors resolving to pay such distribution is passed, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in the Satellogic BVI Articles, such determination shall apply to any adjournment thereof.

Pursuant to Delaware law, the record date for meetings of stockholders is (i) as fixed by the Board of Directors, but may not be more than 60 days nor less than 10 days before the date of such meeting of stockholders and (ii) if not fixed by the Board of Directors, the day before notice of meeting is given.

Directors—Election/Appointment	Directors are appointed by resolution of the shareholders of Satellogic BVI.	Pursuant to Delaware law, directors are elected by the stockholders entitled to vote, including the holders of DE Common Stock.

Provision	Satellogic BVI	Satellogic Delaware
Directors—Term	As set forth in the Satellogic BVI Articles, the Board of Directors is classified, with three-year staggered terms, as set forth in the Satellogic BVI Articles.	As set forth in the Satellogic Delaware certificate of incorporation, the Board of Directors is classified, with three-year staggered terms.

Directors—Removal

Satellogic BVI directors may be removed by resolution of the shareholders or, where there is “Cause” (as that term is more particularly defined in the Satellogic BVI Articles), by resolution of the directors (passed by all of the directors other than the director who is the subject of the resolution concerning removal of a director).

Pursuant to Satellogic Delaware certificate of incorporation, directors may be removed only for cause and only by the affirmative vote of at least a majority of the voting power of the outstanding voting stock, voting together as a single class.

Directors—Vacancy

Under the Satellogic BVI Articles, in the interim between annual general meetings or extraordinary general meetings called for the election of Satellogic BVI directors and/or the removal of one or more Satellogic BVI directors and the filling of any vacancy in that connection, additional Satellogic BVI directors and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for “Cause”, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum as defined in the Satellogic BVI Articles), or by the sole remaining director. All such directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

Under Satellogic Delaware’s certificate of incorporation and bylaws, vacancies and newly created directorships shall be filled solely by majority of remaining directors.

Directors—Number	Under BVI law, a Board must consist of at least one director. However, the Satellogic BVI Articles provide that there shall be not less than three directors, with no maximum.	As determined by Board of Directors pursuant to the Satellogic Delaware certificate of incorporation and bylaws.

Directors—Quorum and Vote Requirements

Under the Satellogic BVI Articles, the quorum for the transaction of business of the directors is a majority of the directors present in person, if there are two or more directors, and one, if there is only one director.

As permitted by Delaware law, the Satellogic Delaware bylaws provide that a majority of the entire Board of Directors shall constitute a quorum (rather than the one-third of the directors permitted by Delaware law). Pursuant to Delaware law, the affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the Board of Directors.

Directors—Managing Director	Not applicable.	Not applicable.

Director—Alternates

Under the BVI Companies Act, subject to the memorandum and articles of a company, a director of the company may appoint as an alternate any other director or any other person who is not disqualified for appointment as a director. However, as permitted by BVI law, under the Satellogic BVI Articles, a director is prohibited from appointing an alternate director.

Under Delaware law, directors may not act by proxy.

Provision	Satellogic BVI	Satellogic Delaware
Directors and Officers—Fiduciary Duties

A director’s fiduciary duties can be summarized as follows: (a) Bona Fides - The directors must act bona fide in what they consider is in the best interests of the company (or, if permitted as above, that company’s parent company); (b) Proper Purpose - The directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose (c) Unfettered Discretion - Since the powers of the directors are to be exercised by them in trust for the company, they should not improperly fetter the exercise of future discretion; (d) Conflict of Duty and Interest: Directors must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person” having both: (a) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company; and (b) the general knowledge, skill and experience that that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances, a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles or alternatively by shareholder approval at general meetings.

Under Delaware law:

●   Directors and officers must act in good faith, with due care, and in the best interest of the corporation and all of its stockholders.

●   Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

●   Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation and its stockholders will be protected by the “business judgment rule.”

Director—Indemnification; Indemnification Insurance

A summary of indemnification of officers and directors under the BVI Companies Act and the Satellogic BVI Articles is discussed below following this table of comparison. A company may purchase insurance in relation to any person who is or was a director or officer of the company, including a liquidator of the company.

A summary of indemnification of officers and directors under the DGCL and the Satellogic Delaware Documents is discussed below following this table of comparison.

Pursuant to Delaware law, a company may purchase insurance in relation to any person who is or was a director or officer of the corporation.

Sale of Assets

Under the BVI Companies Act, the sale of more than 50% of the assets of the company not otherwise in the ordinary course of business requires approval by a majority of the ordinary shares at a meeting at which a quorum is present (a quorum being 50% of the votes of the outstanding voting shares), unless disapplied. Under the Satellogic BVI Articles this requirement is disapplied.

Pursuant to Delaware law, the sale of all or substantially all the assets of the company requires approval by the Board of Directors and stockholders holding at least a majority of the outstanding shares entitled to vote thereon.

Provision	Satellogic BVI	Satellogic Delaware
Compulsory Acquisition

Under the BVI Companies Act, subject to any limitations in a company’s memorandum and articles, shareholders holding 90% of the votes of the outstanding shares entitled to vote, and shareholders holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining shareholders.

Under DGCL Section 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Secretary of State of the State of Delaware a certificate of such ownership and merger setting forth a copy of the resolution of its Board of Directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation entitled to vote thereon. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority stockholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in Section 262 of the DGCL.

Dissolution/Winding Up

Under BVI law the liquidation of a company may be a voluntary solvent liquidation or a liquidation under the Insolvency Act. If the liquidation is a solvent liquidation, the provisions of the BVI Companies Act governs the liquidation. Subject to the memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of shareholders but if the directors have commenced liquidation by a resolution of directors the shareholders must approve the liquidation plan by a resolution of shareholders save in limited circumstances.

Under the DGCL, the dissolution of a corporation requires either (1) the approval of the Board of Directors and at least a majority of the outstanding stock entitled to vote thereon or (2) the approval of all of the stockholders entitled to vote thereon.

Dissenters’/Appraisal Rights

The BVI Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company (subject to certain exceptions); (d) a redemption of 10 per cent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the BVI High Court.

Under the DGCL, a stockholder may dissent and obtain fair value of shares in connection with certain corporate actions. A summary of the material portions of those provisions is reproduced below following this table of comparison.

Stockholders’/Shareholders’ Derivative Actions

Under BVI law the proper claimant in an action in respect of an alleged wrong to the company is ordinarily the company itself and not a shareholder. The BVI Companies Act which provides that the Court may, on the application of a shareholder of a company, grant leave to that shareholder to: (a) bring proceedings in the name and on behalf of company; or (b) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company.

In determining whether to grant leave, the Court must take the following matters into account: (a) whether the shareholder is acting in good faith; (b) whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters; (c) whether the proceedings are likely to succeed; (d) the costs of the proceedings in relation to the relief likely to be obtained; and (e) whether an alternative remedy to the derivative claim is available.

Leave to a shareholder to bring or intervene in proceedings may be granted only if the Court is satisfied that: (a) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be; or (b) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

Pursuant to Delaware law, in any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Pursuant to Delaware law, the complaint shall set forth with particularity the efforts of the plaintiff to obtain action by the Board of Directors (“demand refusal”) or the reasons for not making such effort (“demand excusal”).

Such action shall not be dismissed or compromised without the approval of the court. In general, the stockholders maintain stock ownership through the pendency of the derivative suit.

Provision	Satellogic BVI	Satellogic Delaware
Anti-Takeover Provisions	Not applicable.

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

●  the business combination or the transaction which caused the person or entity to become an interested stockholder is approved by the Board of Directors prior to the business combination or the transaction;

●  upon the completion of the transaction in which the person or entity becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by officers and directors and (b) shares held by employee benefit plans under certain circumstances; or

●  at or after the person or entity becomes an interested stockholder, the business combination is approved by the Board of Directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

As permitted by the DGCL, Satellogic Delaware has elected not to be governed by Section 203. However, our Delaware certificate of incorporation contains the provisions set forth above, except that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders” for purposes of the above.

(1)

The Satellogic BVI Articles and the BVI Companies Act permit the Board of Directors to amend the Satellogic BVI Articles, except that the BVI Companies Act prohibits the Board of Directors from restricting the rights or powers of the shareholders to amend the Satellogic BVI Articles, or changing the percentage of shareholders required to pass a resolution to amend the memorandum or articles. This power, unlike Delaware law, gives the board wide discretion in changing many provisions of the memorandum and articles of association without shareholder approval.

Delaware Anti-Takeover Laws and the Satellogic Delaware Certificate of Incorporation and bylaws

The Satellogic Delaware certificate of incorporation and bylaws will contain provisions that may prevent or discourage a third party from acquiring Satellogic Delaware, even if the acquisition would be beneficial to its stockholders. For instance, upon effectiveness of the Domestication, the Board of Directors of Satellogic Delaware will have the authority to fix the rights, powers and preferences of shares of one or more series of preferred stock of Satellogic Delaware and to issue such shares without a stockholder vote. The Satellogic Delaware certificate of incorporation will further provide for a classified board, with the Board of Directors being divided into three classes (Class I, Class II, and Class II), with the initial Class I directors serving for a term expiring at the first annual meeting of stockholders following the initial date of the Satellogic Delaware certificate of incorporation, the initial Class II directors serving for a term expiring at the second annual meeting of stockholders following the initial date of the Satellogic Delaware certificate of incorporation, and the initial Class III directors serving for a term expiring at the third annual meeting of stockholders following the initial date of the Satellogic Delaware certificate of incorporation. This classified board structure will mean it will generally take two years to change the composition of the Board of Directors. Furthermore, Satellogic Delaware’s certification of incorporation will also provide that, with certain limited exceptions, that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder to bring certain actions. See “Risk Factors”—“Our Delaware certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees” for additional information.

While Satellogic Delaware has opted out of Section 203 of the DGCL, our Delaware certificate of incorporation prohibits Satellogic Delaware from engaging in any business combination (as defined below) with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder unless:

●	prior to such time, the corporation’s Board of Directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

●

at or after the person becomes an interested stockholder, the business combination is approved by the corporation’s Board of Directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

For purposes of the above, an “interested stockholder” is defined as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person. Our Delaware certificate of incorporation expressly provides that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders”.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. These provisions could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management of Satellogic Delaware.

Listing

Our BVI Class A Ordinary Shares and BVI Warrants are currently listed on Nasdaq under the symbols “SATL” and “SATLW”. We will seek, and expect to receive, approval from Nasdaq to trade the DE Class A Common Stock and DE Warrants under the same symbols upon the effectiveness of the Domestication.

Transfer Agent and Registrar

The Transfer Agent for our BVI Ordinary Shares is Continental Stock Transfer & Trust Company. Upon effectiveness of the Domestication, the Transfer Agent for the DE Common Stock will remain Continental Stock Transfer & Trust Company.

Governing Documents

To change our jurisdiction of incorporation, we must file with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation of Satellogic Delaware and by filing with the Registrar of Corporate Affairs in the BVI a notice of Satellogic BVI’s continuance (together with a certified copy of the Delaware certificate of corporate domestication and a declaration confirming that (1) the laws of Delaware permit the continuation of Satellogic BVI and (2) Satellogic BVI has complied with those laws). In connection with the Domestication ,Satellogic BVI’s Board of Directors will adopt new bylaws, which, together with then new certificate of incorporation filed with the Secretary of State of the State of Delaware, will be the organizational documents of Satellogic Delaware from and after the Domestication. The Satellogic Delaware certificate of incorporation and bylaws will replace our current governing documents upon effectiveness of the Domestication. Nevertheless, there are some differences between our new governing documents and Delaware law, on one hand, and our current governing documents and BVI law, on the other hand, that may affect the rights of shareholders. See “Description of Capital Stock”—“Comparison of Rights” above.

Termination

We may terminate or abandon the Domestication at any time before it becomes effective. In that event, we would continue to be a business company with limited liability incorporated under the laws of the BVI and our current governing documents would remain in effect.

Effective Time

We anticipate that the Domestication will become effective in early 2025, following the effectiveness of this Registration Statement and upon the filing with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation of Satellogic Delaware and the filing with the Registrar of Corporate Affairs in the BVI of a notice of Satellogic BVI’s continuance.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION

The following discussion is a summary of the material U.S. federal income tax considerations (i) for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) relating to the conversion of BVI Ordinary Shares and BVI Warrants of Satellogic BVI into DE Common Stock and DE Warrants of Satellogic Delaware pursuant to the Domestication (such DE Common Stock and DE Warrants of Satellogic Delaware, together with the BVI Ordinary Shares and BVI Warrants of Satellogic BVI, the “Satellogic Securities”) and (ii) for Non-U.S. Holders relating to the ownership and disposition of DE Common Stock and DE Warrants by a Non-U.S. Holder after the Domestication. This section applies only to Holders that hold their Satellogic Securities as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). Holders of Satellogic Securities are urged to consult their tax advisors concerning the U.S. federal, state, local and any non-U.S. tax consequences of the Domestication.

This discussion is limited to U.S. federal income tax considerations and does not address any estate or gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. Additionally, this discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the special accounting rules under Section 451(b) of the Code, the “Medicare” tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules with respect to the Satellogic Securities;

●	tax-exempt entities;

●	pension plans;

●	individual retirement or other tax-deferred accounts;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	S corporations;

●	entities or arrangements treated as partnerships for U.S. federal income tax purposes;

●	U.S. expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more (by vote or value) of ordinary shares (except as specifically provided below);

●	persons that acquired their Satellogic Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold their Satellogic Securities as part of a straddle, constructive sale, hedging, wash sale, conversion or other integrated or similar transaction;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Satellogic Securities, the tax treatment of such partnership and a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding any Satellogic Securities and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Domestication.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

We have not sought and do not intend to seek any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE DOMESTICATION AND THE OWNERSHIP AND DISPOSITION OF DE COMMON STOCK AND DE WARRANTS OF SATELLOGIC DELAWARE BY NON-U.S. HOLDERS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION AND THE OWNERSHIP AND DISPOSITION OF DE COMMON STOCK AND DE WARRANTS OF SATELLOGIC DELAWARE, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of a Satellogic Security who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Tax Effects of the Domestication on U.S. Holders

Generally

The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization includes a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Domestication, Satellogic will discontinue from the BVI and continue as a corporation incorporated under the laws of the State of Delaware. As a result, Satellogic’s jurisdiction of incorporation will be changed from the BVI to the State of Delaware. In connection with the Domestication, (i) each of our currently issued and outstanding BVI Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into shares of DE Common Stock and (ii) each BVI Warrant outstanding immediately prior to the Domestication will automatically convert into a DE Warrant exercisable for one share of DE Common Stock of Satellogic Delaware.

Satellogic intends for the Domestication to qualify as an F Reorganization. Satellogic has not requested, and does not intend to request, a ruling from the IRS as to the U.S. federal income tax qualification and/or consequences of the Domestication as an F Reorganization. Accordingly, each U.S. Holder of Satellogic Securities is urged to consult its tax advisor with respect to the particular tax consequences to it of the Domestication.

Assuming, as expected, the Domestication qualifies as an F Reorganization, U.S. Holders of Satellogic Securities generally should not recognize gain or loss for U.S. federal income tax purposes on the Domestication, except as provided below under the sections entitled “— Effects of Section 367 to U.S. Holders of Ordinary Shares” and “— PFIC Considerations.”

Subject to the discussion below under the section entitled “— PFIC Considerations,” if the Domestication fails to qualify as an F Reorganization, a U.S. Holder of Satellogic Securities generally would recognize gain or loss with respect to its Satellogic Securities in an amount equal to the difference, if any, between the fair market value of the corresponding DE Common Stock and DE Warrants received in the Domestication and the U.S. Holder’s adjusted tax basis in its Satellogic Securities surrendered. Except where otherwise noted, the remainder of this discussion assumes that the Domestication will qualify as an F Reorganization.

Following the Domestication, a U.S. Holder generally would be required to include in gross income as U.S. source dividend income the amount of any distribution of cash or other property paid on the DE Common Stock to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). U.S. Holders are urged to consult with their tax advisors regarding this and any other tax considerations of owning stock and warrants of a U.S. corporation, rather than a non-U.S. corporation, following the Domestication.

Basis and Holding Period Considerations

Subject to the discussion below under the section entitled “— PFIC Considerations,” (i) the tax basis of a share of DE Common Stock or a DE Warrant received by a U.S. Holder in the Domestication will equal the U.S. Holder’s tax basis in the BVI Ordinary Shares or BVI Warrants deemed surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below) and (ii) the holding period for a share of DE Common Stock or a DE Warrant received by a U.S. Holder will include such U.S. Holder’s holding period for the BVI Ordinary Shares or BVI Warrants deemed surrendered in exchange therefor.

Shareholders who hold different blocks of Satellogic Securities (generally, Satellogic Securities purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of Satellogic Securities.

If the Domestication fails to qualify as an F Reorganization, the U.S. Holder’s basis in DE Common Stock and DE Warrants received pursuant to the Domestication would be equal to the fair market value of such DE Common Stock and DE Warrants on the date of the Domestication, and such U.S. Holder’s holding period for such DE Common Stock and DE Warrants would begin on the day following the date of the Domestication.

Effects of Section 367 to U.S. Holders of Ordinary Shares

Section 367 of the Code applies to certain transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as an F Reorganization. Subject to the discussion below under the section entitled “— PFIC Considerations,” Section 367 of the Code imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise be tax-deferred. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Domestication.

U.S. Holders Who Own 10 Percent or More (By Vote or Value) of Satellogic Shares.

Subject to the discussion below under the section entitled “— PFIC Considerations,” a U.S. Holder who beneficially owns (actually or constructively pursuant to the rules under Section 318) 10% or more of the total combined voting power of all classes of Satellogic shares or 10% or more of the total value of all classes of Satellogic shares (a “10% U.S. Shareholder”) must include in income, as a dividend deemed paid by the Company as a result of the Domestication, the “all earnings and profits amount” attributable to the ordinary shares it directly owns within the meaning of the Treasury Regulations under Section 367 of the Code. A U.S. Holder’s. ownership of warrants will be taken into account in determining whether such U.S. Holder is a 10% U.S. Shareholder. Complex attribution rules apply in determining whether a U.S. Holder is a 10% U.S. Shareholder and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its ordinary shares is the net positive earnings and profits of the Company attributable to such ordinary shares (as determined under Treasury Regulations under Section 367 of the Code) but without regard to any gain that would be realized on a sale or exchange of such ordinary shares. Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations promulgated thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

The Company does not expect to have significant, if any, cumulative net earnings and profits on the date of the Domestication. If the Company’s cumulative net earnings and profits through the date of the Domestication is less than or equal to zero, then a 10% U.S. Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its ordinary shares. However, the determination of earnings and profits is a complex determination and may be impacted by numerous factors. It is possible that the amount of the Company’s cumulative net earnings and profits could be positive through the date of the Domestication, in which case a 10% U.S. Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend deemed paid by Satellogic under Treasury Regulations under Section 367 as a result of the Domestication.

U.S. Holders Who Own Less Than 10% (By Vote and Value) of Satellogic Shares.

Subject to the discussion below under the section entitled “— PFIC Considerations,” a U.S. Holder whose ordinary shares have an aggregate fair market value of $50,000 or more and who, on the date of the Domestication, is not a 10% U.S. Shareholder generally will recognize gain (but not loss) with respect to its ordinary shares in the Domestication or, in the alternative, may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder’s ordinary shares as described below.

Subject to the discussion below under the section entitled “— PFIC Considerations,” unless such a U.S. Holder makes the “all earnings and profits election” as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to its ordinary shares in an amount equal to the excess of the fair market value of the DE Common Stock received in the Domestication over the U.S. Holder’s adjusted tax basis in the BVI Ordinary Shares deemed surrendered in exchange therefor. Subject to the discussion below under the section entitled “— PFIC Considerations,” such gain should be capital gain, and should be classified as long-term capital gain to the extent the U.S. Holder has held the BVI Ordinary Shares for longer than one year. Long-term capital gains of non-corporate taxpayers generally are subject to tax at preferential rates under current U.S. federal income tax law. U.S. Holders who hold different blocks of BVI Ordinary Shares (generally, BVI Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income as a deemed dividend paid by Satellogic the “all earnings and profits amount” attributable to its Satellogic BVI Ordinary Shares under Section 367(b) of the Code. There are, however, several conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

●	a statement that the Domestication is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

●	a complete description of the Domestication;

●	a description of any stock, securities or other consideration transferred or received in the Domestication;

●	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

●

a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Satellogic establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s ordinary shares and (B) a representation that the U.S. Holder has notified the Company that the U.S. Holder is making the election, and

●	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the taxable year in which the Domestication occurred, and the U.S. Holder must send notice of making the election to the Company no later than the date such tax return is filed.

Satellogic does not expect to have significant, if any, cumulative earnings and profits through the date of the Domestication. However, as noted above, if it were determined that Satellogic had positive earnings and profits through the date of the Domestication, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its BVI Ordinary Shares, and thus could be required to include that amount in income as a deemed dividend deemed paid by Satellogic under applicable Treasury Regulations as a result of the Domestication.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES OF MAKING AN ELECTION, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, TO INCLUDE IN INCOME THE “ALL EARNINGS AND PROFITS AMOUNT” ATTRIBUTABLE TO THEIR BVI ORDINARY SHARES UNDER SECTION 367(b) OF THE CODE AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH AN ELECTION.

A U.S. Holder who is not a 10% U.S. Shareholder and whose BVI Ordinary Shares have an aggregate fair market value of less than $50,000 on the date of the Domestication generally should not be required to recognize any gain or loss or include any part of the “all earnings and profits amount” in income under Section 367 of the Code in connection with the Domestication. However, such U.S. Holder may be subject to taxation under the PFIC rules as discussed below under the section entitled “— PFIC Considerations.”

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences for U.S. Holders of Warrants

Subject to the considerations described under the section entitled “— Effects of Section 367 to U.S. Holders of Ordinary Shares-U.S. Holders Who Own 10 Percent or More (By Vote or Value) of Satellogic Shares” above relating to a U.S. Holder’s ownership of BVI Warrants being taken into account in determining whether such U.S. Holder is a 10% U.S. Shareholder for purposes of Section 367(b) of the Code, and the considerations described below under the section entitled “— PFIC Considerations” relating to the PFIC rules, a U.S. Holder of BVI Warrants generally should not be subject to U.S. federal income tax with respect to the conversion of its BVI Warrants into DE Warrants in the Domestication.

Following the Domestication, Holders of DE Warrants will hold warrants to acquire DE Common Stock. The terms of each DE Warrant will provide for an adjustment to the number of shares of DE Common Stock for which the DE Warrant may be exercised or to the exercise price of the DE Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a U.S. Holder of DE Warrants may be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of shares of DE Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the DE Warrants), including as a result of a distribution of cash or other property to the holders of shares of DE Common Stock which is taxable as a distribution to the Holders of such shares. Any constructive distribution received by a U.S. Holder of DE Warrants would be subject to tax in the same manner as if such U.S. Holder received a cash distribution from the Company equal to the fair market value of such increased interest. Generally, a U.S. Holder’s adjusted tax basis in its DE Warrant would be increased to the extent any such constructive distribution is treated as a dividend for tax purposes.

PFIC Considerations

Regardless of whether the Domestication qualifies as an F Reorganization (and, if the Domestication qualifies as an F Reorganization, in addition to the discussion under the section entitled “— Effects of Section 367 to U.S. Holders of Ordinary Shares” above), the Domestication could be a taxable event to U.S. Holders under the PFIC provisions of the Code if Satellogic is considered a PFIC.

Definition of a PFIC. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive in nature or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually.

PFIC Status of the Company. We believe that we were not classified as a PFIC for the tax year ending December 31, 2024 or any prior taxable year. Whether or not we are a PFIC for a taxable year will depend on the composition of our income and assets during such taxable year and can only be determined at the end of the taxable year. Accordingly, no assurance can be provided with respect to our status as a PFIC for our current taxable year or in a future taxable year. If we determine that we are a PFIC for the tax year ending December 31, 2024, we will inform our stockholders of that determination within 120 days following the end of such taxable year.

Effects of PFIC Rules on the Domestication. Even if the Domestication qualifies as an F Reorganization, Section 1291(f) of the Code requires that, to the extent provided in Treasure Regulations, a U.S. person who disposes of stock of a PFIC (including for this purpose exchanging warrants of a PFIC for newly issued warrants in connection with a domestication transaction) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition by U.S. Holders of ordinary shares and warrants as a result of the Domestication if:

●	Satellogic were classified as a PFIC at any time during such U.S. Holder’s holding period in such ordinary shares or warrants; and

●

The U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such ordinary shares or in which Satellogic was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) an MTM Election (as defined below) with respect to such ordinary shares. Currently, applicable Treasury Regulations provide that neither a QEF Election nor an MTM Election can be made with respect to warrants.

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of the Company. Under these rules:

●	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s ordinary shares or warrants;

●

the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Satellogic was a PFIC, will be taxed as ordinary income;

●

the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

In addition, the proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code. Under these proposed Treasury Regulations, if the gain recognition rule applies to a disposition of PFIC stock, and Section 367(b) of the Code requires a U.S. Holder to recognize gain or include an amount in income as a deemed dividend deemed paid by Satellogic as discussed above under the section entitled “— Effects of Section 367 to U.S. Holders of Ordinary Shares,” the gain realized on the transfer is taxable under the PFIC rules, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under these rules is taxable as provided under Section 367(b) of the Code.

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. Therefore, U.S. Holders of ordinary shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election (each as defined below) may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Domestication with respect to their ordinary shares and warrants under the PFIC rules in the manner set forth above. A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election with respect to its ordinary shares is referred to herein as an “Electing Shareholder” and a U.S. Holder that is not an Electing Shareholder is referred to herein as a “Non-Electing Shareholder.”

The application of the PFIC rules to U.S. Holders of warrants is unclear. A proposed Treasury Regulation issued under the PFIC rules generally treats an “option” (which would include a warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under the PFIC rules provides that the QEF Election does not apply to options and no MTM Election (as defined below) is currently available with respect to options. Therefore, it is possible that the proposed Treasury Regulations, if finalized in their current form, would apply to cause gain recognition on the exchange of warrants for DE Warrants pursuant to the Domestication.

Any gain recognized by a Non-Electing Shareholder of ordinary shares or a U.S. Holder of warrants as a result of the Domestication pursuant to the PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

As noted above, the Domestication could be a taxable event under the PFIC rules regardless of whether the Domestication qualifies as an F Reorganization if Satellogic is considered a PFIC. If the Domestication fails to qualify as an F Reorganization, absent a QEF Election (or a QEF Election along with a purging election) or an MTM Election, a U.S. Holder would be taxed under the PFIC rules in the manner set forth above.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL EFFECTS OF THE PFIC RULES ON THE DOMESTICATION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election and Mark-to-Market Election. The impact of the PFIC rules on a U.S. Holder of ordinary shares will depend on whether the U.S. Holder has made a timely and effective election to treat Satellogic as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of ordinary shares during which Satellogic qualifies as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. One type of purging election creates a deemed sale of the U.S. Holder’s ordinary shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its ordinary shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its ordinary shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder’s ability to make a timely and effective QEF Election (or a QEF Election along with a purging election) with respect to Satellogic is contingent upon, among other things, the provision by Satellogic of a “PFIC Annual Information Statement” to such U.S. Holder. If we determine that we are classified as a PFIC, we will use commercially reasonable efforts to provide U.S. Holders with tax information necessary to enable a U.S. Holder to make a QEF Election, including a PFIC Annual Information Statement. As discussed further above, a U.S. Holder is not able to make a QEF Election with respect to warrants under applicable final Treasury Regulations. An Electing Shareholder generally would not be subject to the adverse PFIC rules discussed above with respect to its ordinary shares. As a result, such an Electing Shareholder generally should not recognize gain or loss as a result of the Domestication except to the extent described under “—Effects of Section 367 to U.S. Holders of Ordinary Shares,” but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Satellogic, whether or not such amounts are actually distributed.

The impact of the PFIC rules on a U.S. Holder of ordinary shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock” (generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE) (an “MTM Election”). No assurance can be given that the ordinary shares are (or have been) considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect their ordinary shares in connection with the Domestication. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of income previously included as a result of the MTM Election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. However, if the MTM Election was not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to ordinary shares, including in connection with the Domestication. An MTM Election is not available with respect to warrants.

PFIC Reporting Requirements. A U.S. Holder will generally be required to file IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund if such U.S. Holder holds (or is deemed to hold) shares of Satellogic in any year in which Satellogic is classified as a PFIC. U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of holding (or being deemed to hold) shares in Satellogic if Satellogic is considered a PFIC in any taxable year.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES AND THE SECTION 367(b) RULES AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), AN MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE OR HAS BEEN MADE, WHETHER AND HOW ANY OVERLAP RULES APPLY, THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of Satellogic Securities who or that is not a U.S. Holder.

Effects of the Domestication to Non-U.S. Holders

The Domestication is not expected to result in any U.S. federal income tax consequences to Non-U.S. Holders of Satellogic Securities.

Ownership and Disposition of DE Common Stock and DE Warrants by a Non-U.S. Holder after the Domestication

The following describes U.S. federal income tax considerations relating to the ownership and disposition of DE Common Stock and DE Warrants by a Non-U.S. Holder after the Domestication.

Distributions. In general, any distributions (including constructive distributions, but not including certain distributions of Company shares or rights to acquire Company stock) made to a Non-U.S. Holder of shares of DE Common Stock, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the gross amount of the dividend will be subject to withholding tax at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such Non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of DE Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the DE Common Stock, which will be treated as described under “—Sale, Taxable Exchange or Other Taxable Disposition of DE Common Stock and DE Warrants” below.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. person, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Following the Domestication, holders of DE Warrants will hold warrants to acquire DE Common Stock. The terms of each DE Warrant will provide for an adjustment to the number of shares of DE Common Stock for which the DE Warrant may be exercised or to the exercise price of the DE Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a Non-U.S. Holder of DE Warrants may be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of shares of DE Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the DE Warrants), including as a result of a distribution of cash or other property to the holders of shares of DE Common Stock which is taxable as a distribution to the Holders of such shares. Any constructive distribution received by a Non-U.S. Holder of DE Warrants would be subject to tax in the same manner as if such Non-U.S. Holder received a cash distribution from the Company equal to the fair market value of such increased interest. It is possible that any withholding tax on such a constructive distribution might be satisfied by the Company or the applicable withholding agent from other distributions to the Non-U.S. Holder, or from proceeds subsequently paid or credited to such holder. Generally, a Non-U.S. Holder’s adjusted tax basis in its DE Warrant would be increased to the extent any such constructive distribution is treated as a dividend for tax purposes.

Sale, Taxable Exchange or Other Taxable Disposition of DE Common Stock and DE Warrants. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its DE Common Stock or DE Warrants (including an expiration of the DE Warrants, unless:

●

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed place of business maintained by the Non-U.S. Holder);

●	such Non-U.S. Holder is an individual, who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met; or

●

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition or the period that the Non-U.S. Holder held DE Common Stock and, in the case where shares of DE Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of DE Common Stock at any time within the shorter of the five-year period preceding the sale or other disposition or such Non-U.S. Holder’s holding period for the shares of DE Common Stock. There can be no assurance that DE Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. person. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year at a tax rate of 30%.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such sale or other disposition. It is not expected that the Company would be a United States real property holding corporation after the Domestication. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether the Company would be treated as a United States real property holding corporation in any future year.

Information Reporting Requirements and Backup Withholding. Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of DE Common Stock and DE Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under an applicable income tax treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

SECURITIES ACT RESTRICTIONS ON RESALE OF SATELLOGIC DELAWARE

COMMON STOCK

Upon effectiveness of the Domestication, the outstanding DE Common Stock and DE Warrants of Satellogic Delaware will have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and owners of the stock and warrants who are not affiliates of the Company may freely resell their stock and warrants under the Securities Act. Owners who are affiliates, however, will not be permitted to resell their stock unless an exemption from registration under the Securities Act, such as Rule 144 thereunder, is available. In general, Rule 144 will permit an affiliate to resell shares of stock received upon completion of the Domestication only if certain requirements are met. Among other things, the affiliate may not sell shares of any class (including any shares of that class otherwise acquired) in an amount that, during any three-month period, exceeds 1% of the outstanding shares of that class (or, solely in the case of the common stock, the average weekly trading volume of the stock on Nasdaq during the four calendar weeks preceding the filing of the notice referenced below, if greater). In addition, all such resales must be made in unsolicited brokers’ transactions, the Company must have filed all periodic reports it was required to file under the Exchange Act, within the year preceding the resale and (depending on the amount being resold), the affiliate must have filed a notice of sale on Form 144 with the SEC. For this purpose, an “affiliate” of the Company is any person who controls, is controlled by or is under common control with the Company.

ACCOUNTING TREATMENT OF THE DOMESTICATION

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Satellogic BVI as a result of Domestication. The consolidated business, capitalization, assets, liabilities and financial statements of Satellogic Delaware immediately following the Domestication will be the same as those of Satellogic BVI immediately prior to thereto.

VALIDITY OF THE CAPITAL STOCK

The validity of the DE Common Stock and DE Warrants into which the outstanding BVI Ordinary Shares and BVI Warrants will be converted by operation of law in the Domestication has been passed upon for Satellogic Delaware by King & Spalding, LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Satellogic Inc. at December 31, 2023 and 2022, and for the years then ended, incorporated by reference in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and for the year ended December 31, 2021, by Pistrelli, Henry Martin y Asociados S.R.L. (predecessor firm of Pistrelli, Henry Martin y Asociados S.A.) (member of Ernst & Young Global Limited), independent registered public accounting firm, as set forth in their respective report thereon, incorporated by reference elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ANNEX A - AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF SATELLOGIC BVI

Company no. 2067782

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Satellogic Inc.

Incorporated on the 29th day of June 2021

Amended and Restated on the 4th day of November 2021

Amended and Restated on the 24th day of January 2022

Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

Company no. 2067782

Satellogic Inc.

(the "Company")

NOTICE OF AMENDMENT OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY FROM THE MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF THE COMPANY HELD ON 27 FEBRUARY 2023

Notice of Amendment of the Memorandum and Articles of Association

It was resolved that the existing Clause 7.1(a) of the Company's memorandum of association be deleted in its entirety and be replaced with the following:

"(a)	the right to 1.472467906 votes on any Resolution of Members (the "Class B Vote Per Share") with the Class B Vote Per Share being subject to automatic adjustment as provided for in Clause 7.2 below;".

Dated this 8th day of March 2023

[Sgd.]

_______________________________

For and on behalf of

Maples Corporate Services (BVI) Limited

Registered Agent

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Satellogic Inc.

1	Name

The name of the Company is Satellogic Inc..

2	Status

2.1	The Company is a company limited by shares.

2.2	The liability of each Member is limited to the amount unpaid, if any, on such Member's shares.

3	Registered Office, Registered Agent

3.1

The first Registered Office of the Company shall be at the offices of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Directors or Members may from time to time change the Registered Office of the Company by resolution of the Directors or Resolution of Members.

3.2

The first Registered Agent of the Company will be Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Directors or Members may from time to time change the Registered Agent of the Company by resolution of the Directors or Resolution of Members.

4	Objects

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the British Virgin Islands.

5	Authorised Shares and Classes of Shares

5.1	The Company is authorised to issue an unlimited number of shares of US$0.0001 par value each divided into two classes as follows:

(a)	class A ordinary shares ("Class A Shares"); and

(b)	class B ordinary shares ("Class B Shares").

5.2

For the purposes of section 9 of the Statute, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Memorandum and Articles are deemed to be set out and stated in full in the Memorandum.

6	Rights Attaching to Class A Shares

6.1	Each Class A Share confers on the holder:

(a)	the right to one (1) vote on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company in accordance with the Statute; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company.

7	Rights Attaching to Class B Shares

7.1	Each Class B Share confers on the holder:

(a)	the right to 1.463844005 votes on any Resolution of Members (the "Class B Vote Per Share") with the Class B Vote Per Share being subject to automatic adjustment as provided for in Clause 7.2 below;

(b)	the right to an equal share in any dividend paid by the Company in accordance with the Statute;

(c)	the right to an equal share in the distribution of the surplus assets of the Company; and

(d)	the conversion rights exercisable in accordance with Clause 9 of the Memorandum.

7.2	Automatic Adjustment to Class B Vote Per Share:

(a)	The Class B Vote Per Share provided for in Clause 7.1(a) is subject to automatic adjustment as set forth in this Clause 7.2.

(b)

If before the occurrence of a Cessation Event, the Liberty Warrantholder exercises any Liberty Warrants, then the Class B Vote Per Share shall be automatically increased such that the number of votes represented by all Class B Shares is increased by the Class B Vote Ratchet, and the Class B Vote Per Share shall be increased by (i) the Class B Vote Ratchet divided by (ii) the total number of Class B Shares then issued and outstanding. Following the occurrence of a Cessation Event, there shall be no further adjustments to the Class B Votes Per Share.

(c)	For the purposes of this Clause 7:

(i)

a "Cessation Event" occurs when the Liberty Subscriber and/or its Relevant Affiliates carry out a Transfer, in the aggregate with all prior Transfers of Liberty Subscriber Shares, Liberty Subscriber Warrant Shares and Shares purchased by exercise of the Liberty Advisory Fee Warrants by the Liberty Subscriber, Liberty IM and their Relevant Affiliates, to any person(s) who are not Relevant Affiliates of the Liberty Subscriber or Liberty IM economic ownership of a number of Liberty Subscriber Shares, Liberty Subscriber Warrant Shares and Shares purchased by exercise of the Liberty Advisory Fee Warrants such that the Liberty Subscriber, the Liberty IM and their Relevant Affiliates no longer hold the economic ownership in an aggregate of at least 6,666,666 Class A Shares and the term "Cessation Event" shall be construed accordingly.

(ii)

"Class B Vote Ratchet" means, for any Liberty Warrants being exercised by a Liberty Warrantholder, a product equal to (i) the number of Class A Shares purchased upon the exercise of Liberty Warrants by such Liberty Warrantholder, multiplied by (ii) (A) the remainder of (I) the VWAP Price, minus (II) the applicable exercise price for such Liberty Warrant, divided by (B) the VWAP Price, multiplied by (iii) (A) the number of Class B Shares issued and outstanding as of the relevant date, divided by (B) the number of Class B Shares issued and outstanding as of the Liberty Closing (adjusted for divisions of Shares, combinations of Shares and the like). For the avoidance of doubt, in the event any Liberty Warrants are exercised on a net settlement basis, the Class B Vote Ratchet with respect to such Liberty Warrants shall equal (i) the number of Class A Shares being issued to the Liberty Warrantholder in respect of such exercise multiplied by (ii) (A) the number of Class B Shares issued and outstanding as of the relevant date, divided by (B) the number of Class B Shares issued and outstanding as of the Liberty Closing (adjusted for divisions of Shares, combinations of Shares and the like).

(iii)	"Liberty Advisory Fee Warrants" means the warrants to purchase Class A Shares issued to the Liberty IM as an advisory fee at the Liberty Closing pursuant to the Liberty Letter Agreement.

(iv)	"Liberty Closing" means the date of completion of the purchase of Class A Shares and Liberty Warrants pursuant to the Liberty Subscription Agreement.

(v)	"Liberty IM" means Liberty 77 Capital L.P., a Delaware limited partnership and the manager of the Liberty Subscriber.

(vi)

"Liberty Letter Agreement" means the letter agreement dated as of January 18, 2022 (as amended, modified or supplemented from time to time) between the Company, the Liberty Subscriber and the other parties thereto.

(vii)	"Liberty Lock-Up Period" means the period commencing on the Liberty Closing and expiring on the first (1st) anniversary of the Merger Transaction Closing.

(viii)	"Liberty Subscriber" means Liberty Strategic Capital (SATL) Holdings, LLC, a Cayman Islands limited liability company (or any Permitted Transferee which is a Related Affiliated).

(ix)	"Liberty Subscriber Securities" means the Liberty Subscriber Shares, Liberty Warrants and the Liberty Subscriber Warrant Shares.

(x)	"Liberty Subscriber Shares" means the Class A Shares purchased on the Liberty Closing pursuant to the Liberty Subscription Agreement.

(xi)	"Liberty Subscription Agreement" means the subscription agreement dated as of January 18, 2022 between CF Acquisition Corp. V, the Company and the Liberty Subscriber.

(xii)	"Liberty Subscriber Warrant Shares" means Class A Shares issued upon the exercise of a Liberty Warrant.

(xiii)

"Liberty Warrants" means the warrants to purchase Class A Shares subscribed for by the Liberty Subscriber pursuant to the Liberty Subscription Agreement and by the Liberty IM pursuant to the Liberty Letter Agreement.

(xiv)	"Liberty Warrantholder" means the holder of a Liberty Warrant, solely to the extent the Liberty Warrant is held by the Liberty Subscriber or a Relevant Affiliate.

(xv)

"Merger Agreement" means the agreement and plan of merger dated as of 5 July 2021 (as amended, modified or supplemented from time to time) among the Company, CF Acquisition Corp. V, Ganymede Merger Sub 1 Inc., Ganymede Merger Sub 2 Inc., and Nettar Group Inc.

(xvi)	"Merger Transactions" means the transactions contemplated by the Merger Agreement.

(xvii)	"Merger Transaction Closing" means the consummation of the Merger Transactions.

(xviii)	"Permitted Transferee" means any entity to whom Liberty Subscriber or a Permitted Transferee is permitted to Transfer Subscriber Securities prior to the expiration of the Liberty Lock-Up Period.

(xix)

"Relevant Affiliate" means, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term "control" (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). Notwithstanding the foregoing, in relation to the Liberty Subscriber only entities that are managed by the Liberty IM or an Affiliate of the Liberty IM shall be regarded as being Relevant Affiliates of the Liberty Subscriber.

(xx)	"Transfer" means:

(A)

sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any relevant securities;

(B)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities; and/or

(C)	publicly announce any intention to effect any transaction specified in (A) or (B) of this definition.

(xxi)

"VWAP Price" means, as of any trading day during which a Warrant is exercised by Liberty Warrantholder, the volume weighted average price of a Class A Share over the course of the 30-day period ending on the trading day immediately prior to such trading day.

(d)

By way of illustration of how the Class B Vote Per Share shall be subject to adjustment as provided for under this Clause 7.2, if the Class B Vote Per Share is 1.5, as of the Liberty Closing, there were 12,000,000 Class B Shares issued and outstanding, as of the applicable date there are 9,000,000 Class B Shares issued and outstanding, and (prior to the occurrence of a Cessation Event), a Liberty Warrantholder purchases 1,000,000 Class A Shares pursuant to the exercise of Liberty Warrants with an exercise price of US$15.00 on a trading day when the VWAP of a Class A Share is US$20.00, the Class B Vote Ratchet will equal (i) 1,000,000, multiplied by (ii) (A) (I) US$20.00 minus (II) US$15.00, divided by (B) US$20.00, multiplied by (iii) (A) 9,000,000 divided by (B) 12,000,000, the number of votes represented by all Class B Shares will be increased by 187,500, and the Class B Vote Per Share will be increased by 187,500 divided by 9,000,000 (i.e. from 1.5, to 1.5020833).

For the avoidance of doubt, if the Liberty Subscriber, the Liberty IM, or any Relevant Affiliate purchases or sells Class A Shares other than purchases in connection with the exercise of the Liberty Warrants, the Class B Vote Ratchet will not apply and there will be no change to the Class B Vote Per Share.

7.3	The Class B Shares may not be listed on any U.S. or foreign national or regional securities exchange or market.

8	Variation of Rights

8.1	All or any of the rights attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied:

(a)	without the consent of the holders of the issued Shares of that class where:

(i)	such variation is considered by the Directors not to have a material adverse effect upon such rights; or

(ii)

where the Directors amend and restate the Memorandum and the Articles in a manner that creates a new class of Shares with rights and provisions ranking in priority to any existing class of Shares or carrying more votes per Share of the new class of Shares than any existing class of Shares (such new class of Shares however they may be described being herein referred to as "Preference Shares") having such rights as specified by the Board of Directors pursuant to the resolution of Directors approving the creation of such Preference Shares, and in any such resolution of Directors the Board of Directors shall agree to amend and restate the Memorandum and Articles to fully set out such rights and instruct the registered agent of the Company to file the amended and restated Memorandum and Articles with the Registrar; or

(b)

with the sanction of a resolution passed by the holders of the Shares of that class at a separate meeting of the holders of the Shares of that class where not less than two thirds of the issued shares of that class were represented and voted to pass the resolution.

To any meeting of the holders of the Shares of a class of Shares all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least two thirds of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent or sanction from the holders of Shares of the relevant class.

For avoidance of doubt, the Directors shall not require any approval of the Members or any class of Members in respect of the creation of Preference Shares or the issuance of Preference Shares and the related amendments to the Memorandum and Articles.

For the avoidance of doubt, where the Class B Vote Per Share can no longer be subject to automatic adjustment or further automatic adjustment pursuant to Clause 7.2 any amendment of the Memorandum of Association or the Articles of Association to reflect the final Class B Vote Per Share following any automatic adjustment or automatic adjustments pursuant to Clause 7.2 and to omit any provisions of the Memorandum of Association or the Articles of Association that are then redundant shall not constitute a variation of the rights attached to any class of Shares.

8.2

For the purposes of a separate class meeting, unless otherwise prohibited by the rights conferred on the holders of a particular class of Shares, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

8.3

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights (shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	Conversion of Class B Shares

9.1

Each Class B Share shall be convertible into one (1) Class A Share at the option of the holder of such Class B Share at any time upon written notice to the Company. Where the Class B Share concerned was fully paid and non-assessable, the Class A Share into which it converted shall be fully paid and non-assessable. A written notice to the Company for the purpose of this Clause 9.1 may specify that the intended conversion shall take effect subject to and with effect from a transfer of the Class B Share concerned, in which case any conversion of such Class B Share shall take effect concurrent with the transfer of the Class B Share.

9.2

Each Class B Share shall automatically, without any further action on the part of the Company, any Class B Holder or any other party (other than registration pursuant to sub-Clause 9.4), convert into one (1) Class A Share:

(a)	upon the expiry of the period of five years from the Listing Date;

(b)	where the Class B Holder transfers the Class B Share to a person other than a Permitted Class B Transferee; and

(c)	where the Class B Share concerned is transferred to a Permitted Class B Transferee and the Permitted Class B Transferee ceases to be:

(i)	an entity that has no members or other equity holders except the Original Class B Holder and/or persons acting on behalf of the Original Class B Holder;

(ii)	a Wholly-Owned Subsidiary of an entity of the kind referred to in sub-Clause (c)(i) immediately above; or

(iii)	a trust for the exclusive benefit of, or that is controlled by, the Original Class B Holder; or

(iv)	an Affiliate of the Original Class B Holder.

9.3

The Directors may, from time to time, establish such policies and procedures relating to the general administration of the Register of Members as they may deem necessary or advisable, and may request that Class B Holders furnish affidavits or other proof to the Company as they deem necessary to verify the ownership of Class B Shares.

9.4	In the event of a conversion of Class B Shares to Class A Shares pursuant to this Clause 9, such conversion shall take effect:

(a)

in the event of a voluntary conversion pursuant to sub-Clause 9.1, at the time that the conversion is recorded in the Register of Members following written notice of the conversion having been provided to the Company; and

(b)	in the event of an automatic conversion of all Class B Shares pursuant to sub-Clause 9.2 at the time that the Company registers the conversion in the Register of Members.

10	Registered Shares Only

Shares may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

11	Interpretation

Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

12	Amendments

12.1

Subject to the provisions of the Statute and the Memorandum and Articles, the Company may from time to time amend the Memorandum of Association or the Articles of Association by Resolution of Members or resolution of the Directors. A Resolution of Members to amend the Memorandum of Association or the Articles of Association shall require the affirmative vote of an absolute majority of the votes of all of the Members. This requirement is in addition to the requirements set out in Clause 8 where they apply.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 29th day of June 2021.

Incorporator

(Sgd. Denery Moses)

________________________________

Denery Moses

Authorised Signatory

Maples Corporate Services (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Satellogic Inc.

1	Interpretation

1.1	In the Articles, unless there is something in the subject or context inconsistent therewith:

"Affiliate"

means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

"Articles"	means these articles of association of the Company.

"Auditor"	means the person for the time being performing the duties of auditor of the Company (if any).

"Audit Committee"	means the audit committee of the Company formed pursuant to Article 38.2 hereof, or any successor audit committee.

"Business Day"	means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and the British Virgin Islands are authorised or required by law to close.

"Class B Holder"	means a Member holding Class B Shares.

"Company"	means the above named company.

"Contract"	means any contracts, subcontracts, agreements, arrangements, understandings, commitments, instruments, undertakings, indentures, leases, mortgages and purchase orders, whether written or oral.

"Directors"	means the directors for the time being of the Company.

"Distribution"	means any distribution (including an interim or final dividend).

"Electronic Record"	has the same meaning as in the Electronic Transactions Act.

"Electronic Transactions Act"	means the Electronic Transactions Act, 2021 of the British Virgin Islands.

"Exchange Act"	means the United States Securities Exchange Act of 1934.

"Listing Date"	the date that Class A Shares (or depositary receipts therefor) are first listed or quoted on a Recognised Exchange.

"Member"	has the same meaning as in the Statute.

"Memorandum"	means the memorandum of association of the Company.

"Nomination Committee"	means the nomination committee of the Company formed pursuant to Article 39.1 hereof, or any successor nomination committee.

"Original Class B Holder"	means each Class B Holder, excluding any Class B Holder who, for the time being, only holds Class B Shares as a result of a Permitted Class B Transfer.

"Permitted Class B Transferee"	means a transferee of Class B Shares permitted under Article 8.

"Permitted Class B Transfer"	has the meaning given in Article 8.2.

"Preference Shares"	has the meaning given in Clause 8.1 of the Memorandum.

"Recognised Exchange"	has the same meaning as in the Statute.

"Register of Members"	means the register of Members of the Company maintained in accordance with the Statute.

"Registered Agent"	means the registered agent for the time being of the Company.

"Registered Office"	means the registered office for the time being of the Company.

"Resolution of Members"

means, subject to Clause 12 of the Memorandum, a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each Member is entitled by the Articles.

"Seal"	means the common seal of the Company and includes every duplicate seal.

"SEC"	means the United States Securities and Exchange Commission.

"Share"	means a share in the Company and includes a fraction of a share in the Company.

"Statute"	means the BVI Business Companies Act (As Revised) of the British Virgin Islands.

"Treasury Share"	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	"written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	"shall" shall be construed as imperative and "may" shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)

any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)

the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)

any requirements as to execution or signature under the Articles including the execution of the Memorandum and Articles themselves can be satisfied in the form of an electronic signature as provided for in the Electronic Transactions Act;

(l)	the Electronic Transactions Act shall be varied pursuant to section 5(1)(b)(i) of the Electronic Transactions Act to the extent provided for in the Articles;

(m)

the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(n)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share;

(o)

the term "simple majority" in relation to a Resolution of Members means a majority of those entitled to vote on the resolution and actually voting on the resolution (and absent Members, Members who are present but do not vote, blanks and abstentions are not counted);

(p)	the term "absolute majority" in relation to a Resolution of Members means a majority of all those entitled to vote on the resolution regardless of how many actually vote or abstain;

(q)	an entity is a "Subsidiary" of another entity, its "Holding Company", if that other entity:

(i)	holds a majority of the voting rights in it; or

(ii)	is a member of it (or is an equity holder in an equivalent position) and has the right to appoint or remove a majority of its board of directors (or equivalent body); or

(iii)

is a member of it and controls, directly or indirectly through one or more intermediaries, alone or pursuant to an agreement with other members (or equity holders in an equivalent position), a majority of the voting rights in it or the right to appoint or remove a majority of its board of directors (or equivalent body), or if it is a Subsidiary of an entity that is itself a Subsidiary of that other entity; and

(r)

an entity is a "Wholly-Owned Subsidiary" of another entity if such other entity is its sole member (or equity holder in an equivalent position) or if such other entity through one or more Wholly-Owned Subsidiaries controls 100% of the voting rights in it or the right to appoint or remove all of the members of its board of directors (or equivalent body).

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of any monies of the Company, all expenses incurred in the formation and establishment of the Company, including the expenses of incorporation.

3	Issue of Shares

Subject to the Statute and the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Distribution, voting, return of investment or otherwise and to such persons, at such times, for such consideration, and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

4	Register of Members

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

5	Closing Register of Members, Fixing Record Date

5.1

Subject to any applicable rules of the Recognised Exchange on which the Company Shares are listed, in lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Distribution, or in order to make a determination of Members for any other purpose.

5.2

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to vote at a meeting of Members or Members entitled to receive payment of a Distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors or shall be given under Seal. The Directors may authorise certificates to be issued with the authorised signature(s) or Seal affixed by mechanical process or in accordance with the Electronic Transactions Act. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4

Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1	Subject to the terms of the Articles including, without limitation Articles 7.3 and 8, any Member may transfer all or any of his Shares by an instrument of transfer.

7.2

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if registration as a holder of the Shares imposes a liability to the Company on the transferee, signed by or on behalf of the transferee) and contain the name and address of the transferee. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

7.3	Where the Shares concerned are listed on a Recognised Exchange:

(a)	Articles 7.1 and 7.2 shall not apply; and

(b)

the Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognised Exchange.

8	Restrictions on Transfer of Class B Shares

8.1	A Class B Holder shall not transfer or otherwise dispose of any Class B Share or any interest in any Class B Share, except as permitted by this Article and applicable securities laws.

8.2	A transfer by a Class B Holder of Class B Shares is permitted (such a transfer, a "Permitted Class B Transfer") where:

(a)	the transfer is to an entity that has no members (or other equity holders) except the Original Class B Holder and/or persons acting on behalf of the Original Class B Holder;

(b)	the transfer is to a Wholly-Owned Subsidiary of an entity of the kind referred to in sub-Article (a) immediately above;

(c)	the transfer is to a trust for the exclusive benefit of, or that is controlled by, the Original Class B Holder; or

(d)	the transfer is to an Affiliate of the Class B Holder.

8.3

A Class B Holder holding Class B Shares as a result of a transfer by an Original Class B Holder pursuant to Article 8.2 or a transfer by a Class B Holder pursuant to Article 8.2 may transfer all or any of such Class B Shares back to that Original Class B Holder or another Permitted Class B Transferee without restriction.

8.4	An Original Class B Holder may transfer Class B Shares to any persons who are Permitted Class B Transferees in respect of such Original Class B Holder.

9	Redemption, Repurchase and Surrender of Shares

9.1

Subject to the provisions of the Statute (save that sections 60 and 61 of the Statute shall not apply to the Company) and, where applicable, the rules of the Recognised Exchange, the terms attached to Shares, as specified in the Memorandum and the Articles, may provide for such Shares to be redeemed or to be liable to be redeemed at the option of the Member or the Company on such terms as so specified.

9.2

Subject to the provisions of the Statute (save that sections 60 and 61 of the Statute shall not apply to the Company) and, where applicable, the rules of the Recognised Exchange, the Company may purchase or otherwise acquire its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

9.3	The Company may make a payment in respect of the redemption, purchase or other acquisition of its own Shares in any manner permitted by the Statute.

9.4

The Directors may accept the surrender for no consideration of any fully paid Share including, for the avoidance of doubt, a Treasury Share. Any such surrender shall be in writing and signed by the Member holding the Share or Shares.

10	Treasury Shares

Subject to the Statute, the Directors may, prior to the purchase, redemption or surrender of any Share, resolve that such Share shall be held as a Treasury Share.

11	Commission on Sale of Shares

The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or, subject to the Statute, the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Forfeiture of Shares

13.1

If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

13.2

If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

13.3

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

13.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited.

13.5

A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

13.6

The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time as if it had been payable by virtue of a call duly made and notified.

14	Transmission of Shares

14.1

If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares.

14.2

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person.

14.3

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share. If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Distributions or other monies payable in respect of the Share until the requirements of the notice have been complied with.

15	General Meetings

15.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

15.2

The Company shall in each year hold a general meeting as its annual general meeting, and, where called, shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint.

15.3	The Directors may call general meetings, and they shall on a Members' requisition forthwith proceed to convene an extraordinary general meeting of the Company.

15.4

A Members' requisition is a requisition of Members holding at the date of deposit of the requisition not less than thirty per cent. of the voting rights in respect of the matter for which the meeting is requested.

15.5

The Members' requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

15.6

If there are no Directors as at the date of the deposit of the Members' requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members' requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

15.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

15.8

Members seeking to bring business before the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting. Members seeking to nominate candidates for election as Directors at the annual general meeting must comply with the requirements of Article 25.

16	Notice of General Meetings

16.1

At least ten clear days' notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value (if all the issued Shares have a par value), or otherwise by number of the Shares giving that right.

16.2

Notwithstanding any other provision of the Articles, the accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice, or the accidental failure to refer in any notice or other document to a meeting as an "annual general meeting" or "extraordinary general meeting", as the case may be, shall not invalidate the proceedings of that general meeting.

17	Proceedings at General Meetings

17.1

A quorum is present at a general meeting of Members if, at the commencement of the meeting, there are present in person or by proxy Members whose Shares represent a majority of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy forms, shall constitute a valid Resolution of Members.

17.2

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

17.3	Any Resolution of Members must be passed at a general meeting of the Members. No Resolution of Members may be passed by means of a Resolution of Members consented to in writing.

17.4

If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members' requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

17.5

The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

17.6

If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

17.7

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

17.8

When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

17.9	A resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded.

17.10

A poll may be demanded by any Member present in person or by proxy and if so demanded the poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

17.11

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

17.12	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote.

18	Votes of Members

18.1

Subject to any rights or restrictions attached to any Shares, including as set out in Clause 7 of the Memorandum, on a show of hands every Member who is present in person or by proxy shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder.

18.2

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

18.3

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

18.4

No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then due and payable by him in respect of Shares have been paid.

18.5

No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

18.6

On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

18.7

On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

19	Proxies

19.1

The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

19.2

The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

19.3

The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

19.4

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

20	Corporate Members

20.1

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

20.2

If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

21	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company (including Treasury Shares) shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

22	Directors

The Company shall have not less than three Directors at all times. Subject to the requirement that the Company shall have not less than three Directors, the maximum number of Directors may be fixed either by a resolution of Directors or a Resolution of Members, provided that if the maximum number of directors is fixed by a Resolution of Members, then any change to the maximum number of directors shall only be made by a Resolution of Members.

23	Powers and Duties of Directors

23.1

Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Resolution of Members, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

23.2

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

23.3

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

23.4

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

23.5	A Director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company.

23.6	Section 175 of the Statute shall not apply to the Company.

24	Appointment and Removal of Directors

24.1

Subject to the requirements of Article 25, the Company may by Resolution of Members appoint any person to be a Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

24.2

The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. The first Class I Directors shall stand elected for a term expiring at the time of the election of Directors at the Company's first annual general meeting or if no Directors are elected at the Company's first annual general meeting, at the conclusion of the Company's first annual general meeting, the first Class II Directors shall stand elected for a term expiring at the time of the election of Directors at the Company’s second annual general meeting or if no Directors are elected at the Company's second annual general meeting, at the conclusion of the Company's second annual general meeting and the first Class III Directors shall stand elected for a term expiring at the time of the election of Directors at Company’s third annual general meeting or if no Directors are elected at the Company's third annual general meeting, at the conclusion of the Company's third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected by Resolution of Members for a term of office to expire at the third succeeding annual general meeting after their election.

24.3

Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for Cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All such Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

24.4

The Company may by Resolution of Members or a resolution of Directors (passed by all of the Directors other than the Director who is the subject of the resolution concerning removal of a Director) remove any Director only with Cause. For the purposes of this Article 24 "Cause" shall mean removal of a Director because of:

(a)	such Director's wilful and continued failure to substantially perform his duties as a Director;

(b)	such Director's wilful conduct which is significantly injurious to the Company, monetarily or otherwise,

(c)	such Director's being convicted or investigated in a criminal proceeding (other than traffic violations and other minor offenses);

(d)	such Director's being censured or subject to equivalent action by any Recognised Exchange (including a pending proceeding); and/or

(e)

a petition under the bankruptcy of insolvency laws of any jurisdiction being filed against such Director or there is an appointment of a receiver (or similar officer) by a court for the business or property of, such Director.

24.5	Sections 114(2) and 114(3) of the Statute shall not apply to the Company.

25	Notice of Nominations for Election to the Board of Directors

25.1

Nominations of any individual for election to the board of Directors at an annual general meeting or an extraordinary general meeting (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such meeting) may be made at such meeting only:

(a)	by or at the direction of the board of Directors, including by any committee or persons authorised to do so by the board of Directors or these Articles; or

(b)	by a Member present in person:

(i)	who was a Member both at the time of giving the notice provided for in Article 25 and at the time of the meeting;

(ii)	is entitled to vote at the meeting;

(iii)	has complied with this Article 25 as to such notice and nomination.

25.2	For purposes of this Article 25:

(a)	"Disclosable Interests" with respect to a Member, means:

(i)

the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Member with respect to any Shares of any class or series of Shares;

(ii)	any rights to dividends on the Shares of any class or series of Shares of the Company owned beneficially by such Member that are separated or separable from the underlying Shares;

(iii)	any material pending or threatened legal proceeding in which such Member is a party or material participant involving the Company or any of its officers or Directors, or any Affiliate of the Company;

(iv)	any other material relationship between such Member, on the one hand, and the Company or any Affiliate of the Company, on the other hand;

(v)

any direct or indirect material interest in any material contract or agreement of such Member with the Company or any Affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(vi)

a representation that such Member intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal; and

(vii)

any other information relating to such Member that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Member in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Member solely as a result of being the shareholder directed to prepare and submit the notice required by these Articles on behalf of a beneficial owner of Shares.

(b)	"Member Information" with respect to a Member, means:

(i)	the name and address of the Member (including, if applicable, the name and address that appear on the Register of Members); and

(ii)

the class or series and number of Shares that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Member, except that such Member shall in all events be deemed to beneficially own any Shares of any class or series as to which such Member has a right to acquire beneficial ownership at any time in the future;

(c)	"Nominating Person" means:

(i)	the Member providing the notice of the nomination for election of a Director proposed to be made at the general meeting of the Members; and

(ii)	the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made; and

(iii)	any other participant in such solicitation;

(d)	"present in person" shall mean that the Member proposing that the business be brought before the meeting of the Company, or a qualified representative of such Member, appear at such meeting;

(e)

a "qualified representative" of such proposing Member shall be a duly authorised officer, manager or partner of such Member or any other person authorised by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members;

(f)	"Securities Act" means the United States Securities Act of 1933; and

(g)	"Timely Notice" means:

(i)

in the case of a general meeting of the Members that is an annual general meeting of the Members a notice given not earlier than one hundred twenty (120) days prior to the general meeting and not later than the later of ninety (90) days prior to the general meeting and the tenth (10th) day following the day on which public disclosure of the date of the general meeting is first made by the Company, where the Company is required to make public disclosure of the date of the general meeting in accordance with the rules of any Recognised Exchange; or

(ii)

in the case of a general meeting of the Members that is not an annual general meeting of the Members a notice given not earlier than one hundred twenty (120) days prior to the general meeting and not later than the later of ninety (90) days prior to the general meeting and the tenth (10th) day following the day on which public disclosure of the date of the general meeting is first made by the Company, where the Company is required to make public disclosure of the date of the general meeting in accordance with the rules of any Recognised Exchange.

25.3	Without qualification, for a Member to make any nomination of an individual or individuals for election to the board of Directors at an annual general meeting, the Member must:

(a)	provide Timely Notice thereof in writing and in proper form to the Company;

(b)	provide the information, agreements and questionnaires with respect to such Member and its candidate for nomination as required to be set forth by this Article 25; and

(c)	provide any updates or supplements to such notice at the times and in the forms required by this Article 25.

25.4

Without qualification, if the election of Directors is a matter specified in the notice of general meeting given by or at the direction of the Person calling a general meeting that is not an annual general meeting, then for a Member to make any nomination of an individual or individuals for election to the board of Directors at a general meeting, the Member must:

(a)	provide Timely Notice thereof in writing and in proper form to the Company;

(b)	provide the information with respect to such Member and its candidate for nomination as required by this this Article 25; and

(c)	provide any updates or supplements to such notice at the times and in the forms required by this this Article 25.

25.5

In no event shall any adjournment or postponement of an annual general meeting or extraordinary general meeting or the announcement thereof commence a new time period for the giving of a Members' notice as described above.

25.6

In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of Director candidates than are subject to election by Members at the applicable meeting. If the Company shall, subsequent to such notice, increase the number of Directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of:

(a)	the conclusion of the time period for Timely Notice;

(b)	the date set forth in Article 25.4; or

(c)

the tenth (10th) day following the date of public disclosure of the date of the general meeting is first made by the Company, where the Company is required to make public disclosure of the date of the general meeting in accordance with the rules of any Recognised Exchange of such increase.

25.7	To be in proper form for purposes of this Article 25, a Member's notice to the Company must set forth:

(a)	as to each Nominating Person, the Member Information;

(b)	as to each Nominating Person, any Disclosable Interests; and

(c)	as to each candidate whom a Nominating Person proposes to nominate for election as a director:

(i)

all information with respect to such candidate for nomination that would be required to be set forth in a Member's notice pursuant to this Article 25 if such candidate for nomination were a Nominating Person;

(ii)

all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to section 14(a) under the Exchange Act (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(iii)

a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Securities Act if such Nominating Person were the "registrant" for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant; and

(iv)	a completed and signed questionnaire, representation and agreement as provided in Article 25.10.

25.8

A Member providing notice of any nomination proposed to be made at a general meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 25 shall be true and correct as of the record date for Members entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be notified to the Company not later than five (5) Business Days after the record date for Members entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Article 25.8 or any other provision of these Articles shall not limit the Company's rights with respect to any deficiencies in any notice provided by a Member, extend any applicable deadlines under this Article 25.8 or enable or be deemed to permit a Member who has previously submitted notice under this Article 25 to amend or update any nomination or to submit any new nomination.

25.9

In addition to the requirements of this Article 25 with respect to any nomination proposed to be made at a general meeting of the Members, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

25.10

To be eligible to be a candidate for election as a Director at an annual or extraordinary general meeting, a candidate must be nominated in the manner prescribed in this Article 25 and the candidate for nomination, whether nominated by or at the direction of the board of Directors or by a Member, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Company:

(a)	a completed written questionnaire (in a form provided by the Company) with respect to the background, qualifications, stock ownership and independence of such proposed nominee;

(b)	a written representation and agreement (in form provided by the Company) that such candidate for nomination:

(i)	is not and, if elected as a Director during his or her term of office, will not become a party to:

(A)

any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment"); or

(B)	any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under law;

(ii)

is not, and will not become a party to, any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Company; and

(iii)

if elected as a Director, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to directors and in effect during such individual’s term in office as a director (and, if requested by any candidate for nomination, the Company shall provide to such candidate for nomination all such policies and guidelines then in effect).

25.11

The board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the board of Directors in writing prior to the meeting of Members at which such candidate's nomination is to be acted upon in order for the board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Company in accordance with the Company's corporate governance guidelines.

25.12

A candidate for nomination as a Director shall further update and supplement the materials delivered pursuant to this Article 25, if necessary, so that the information provided or required to be provided pursuant to this Article 25 shall be true and correct as of the record date for Members entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Company not later than five (5) Business Days after the record date for Members entitled to vote at the general meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the general meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Article 25 or any other provision of these Articles shall not limit the Company's rights with respect to any deficiencies in any notice provided by a Member, extend any applicable deadlines under this Article 25 or enable or be deemed to permit a Member who has previously submitted notice under this Article 25 to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a general meeting of the Members.

25.13

No candidate shall be eligible for nomination as a Director unless such candidate for nomination and the Nominating Person seeking to place such candidate's name in nomination has complied with this Article 25. The officer of the Company presiding over the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article 25, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall, to the fullest extent permitted by law, be void and of no force or effect.

26	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)

the Director absents himself from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind;

(e)	the Director is removed from office for Cause pursuant to a Resolution of Members or a resolution of Directors passed in accordance with the requirements of Article 24.4; or

(f)	the Director becomes disqualified to act as a Director under section 111 of the Statute.

27	Proceedings of Directors

27.1

The quorum for the transaction of the business of the Directors shall be a majority of the Directors present in person if there are two or more Directors, and shall be one if there is only one Director.

27.2

Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote.

27.3

A person may participate in a meeting of the Directors or a meeting of any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

27.4

A resolution in writing (in one or more counterparts) signed by a majority of the Directors or a majority of the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

27.5

A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

27.6

The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

27.7

The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

27.8

All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

28	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

29	Directors' Interests

29.1

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

29.2

A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

29.3

A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

29.4

No person shall be disqualified from the office of or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

29.5

Any notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be deemed a general notice of such interest for the purposes of the Statute and be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give a general or special notice relating to any particular transaction.

30	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

31	Delegation of Directors' Powers

31.1

Subject to the Statute, the Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also, subject to the Statute, delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by any managing director or any Director holding any other executive office provided the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

31.2

Subject to the Statute, the Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

31.3

Subject to the Statute, the Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

31.4

Subject to the Statute, the Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

31.5

The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Resolution of Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

32	No Alternate Directors

32.1	A Director may not appoint any person as an alternate director.

33	No Minimum Shareholding

No Director shall be required to hold Shares.

34	Remuneration of Directors

34.1

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

34.2

The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

35	Seal

35.1	The Company shall have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.

35.2

The Company may have for use in any place or places outside the British Virgin Islands a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

35.3

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed wheresoever.

36	Dividends, Distributions and Reserve

36.1

Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Distributions on Shares in issue and authorise payment of the Distributions out of the funds of the Company lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No Distribution shall be authorised if such Distribution would cause the Company or its Directors to be in breach of the Statute.

36.2	The Directors may deduct from any Distribution payable to any Member all sums of money (if any) payable by him to the Company on account of calls or otherwise.

36.3

The Directors may resolve that any Distribution or redemption be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

36.4

Except as otherwise provided by the rights attached to any Shares, Distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

36.5

The Directors may, before resolving to pay any Distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

36.6

Any Distribution, redemption payment, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other Distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

36.7	No Distribution or redemption payment shall bear interest against the Company.

36.8

Any Distribution or redemption payment which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other Distribution shall remain as a debt due to the Member. Any Distribution or redemption payment which remains unclaimed after a period of six years from the date on which such Distribution or redemption payment becomes payable shall be forfeited and shall revert to the Company.

37	Books of Account

37.1

The Directors shall cause proper books of account (including, where applicable, underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company, in accordance with the Statute.

37.2

The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

37.3

The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

38	Audit

38.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

38.2

Without prejudice to the freedom of the Directors to establish any other committee, if Shares are listed or quoted on the Recognised Exchange, and if required by the Recognised Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Recognised Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

38.3	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

38.4

If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

38.5

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

38.6

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at any time during their term of office, upon request of the Directors or any general meeting of the Members.

39	Nomination Committee

39.1

If Shares are listed or quoted on the Recognised Exchange, the Directors shall establish and maintain a Nomination Committee as a committee of the Directors and shall adopt a formal written Nomination Committee charter and review and assess the adequacy of the formal written charter on an annual basis.

39.2	The composition and responsibilities of the Nomination Committee shall comply with the rules and regulations of the SEC and the Recognised Exchange.

40	Notices

40.1

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, fax or email to him or to his address as shown in the Register of Members (or where the notice is given by email by sending it to the email address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail. Notice may also be served in accordance with the requirements of the Recognised Exchange.

40.2

Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the British Virgin Islands) following the day on which the notice was posted. Where a notice is sent by cable or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by email service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient.

40.3

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

40.4

Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the date such notice is given except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

40.5

Where a law or the Articles requires information to be delivered or sent to, or to be served on, a person, section 10(1) of the Electronic Transactions Act shall be varied such that: (i) the originator of any electronic communication shall not be required to state that the receipt of the electronic communication is to be acknowledged; and (ii) unless the originator expressly requires an acknowledgment of receipt, the addressee shall not be required to acknowledge receipt.

41	Winding Up

41.1

If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, each Share will rank pari passu with each other Share in relation to the distribution of surplus assets on a winding up.

41.2

If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and subject to contrary direction by Resolution of Members, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, subject to contrary direction by Resolution of Members, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, subject to contrary direction by Resolution of Members, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

42	Indemnity and Insurance

42.1

Subject to Article 42.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a Director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

42.2

Article 42.1 does not apply to a person referred to in that Article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

42.3

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

42.4

If a person referred to in this Article 42 has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

42.5

Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) to repay the amount if it shall ultimately be determined that the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company.

42.6

The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested Directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a Director.

42.7

The Directors, on behalf of the Company, shall purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

43	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

44	Transfer by Way of Continuation

The Company shall, subject to the provisions of the Statute, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the British Virgin Islands and to be deregistered in the British Virgin Islands.

45	Mergers and Consolidations

The Company shall, subject to the provisions of the Statute, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 29th day of June 2021.

Incorporator

(Sgd. Denery Moses)

________________________________

Denery Moses

Authorised Signatory

Maples Corporate Services (BVI) Limited

ANNEX B

CERTIFICATE OF INCORPORATION

OF

SATELLOGIC INC.

Satellogic Inc. (the “Corporation”), for the purposes of incorporating and organizing as a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.    The name of the Corporation is Satellogic Inc.

2.    The Memorandum of Association of the Corporation was filed with the British Virgin Islands Registrar of Corporate Affairs on June 29, 2021 (as amended by the Amended and Restated Memorandum of Association of the Corporation, dated March 8, 2023, the “Memorandum of Association”).

3.    Pursuant to Section 388 of the DGCL, the Corporation is being incorporated in Delaware in connection with the domestication of Satellogic Inc., a British Virgin Islands (the “BVI”) business company incorporated in the BVI as a company limited by shares (“Satellogic BVI”). A certificate of corporate domestication of Satellogic BVI is being filed contemporaneously with this Certificate of Incorporation (the “Certificate of Incorporation”). As provided in Section 388 of the DGCL, the existence of the Corporation shall be deemed to have commenced on the date that the corporate existence of Satellogic BVI commenced and the Corporation shall be deemed to be the same legal entity as Satellogic BVI.

4.    This Certificate of Incorporation, the full text of which is set forth on Exhibit A attached hereto, replaces the Memorandum of Association in its entirety.

5.    This Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on [●], 2025, and shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed as of [●], 2025.

Satellogic Inc.

By:
Name: Rick Dunn Title: Chief Financial Officer

CERTIFICATE OF INCORPORATION

OF

SATELLOGIC INC.

ARTICLE I

The name of the corporation is Satellogic Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s initial registered office in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle, 19801. The name of the Corporation’s initial registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or any successor statute (the “DGCL”), and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the DGCL or any amendment thereto.

ARTICLE IV

Section 4.01.    Authorized Stock. The capital stock that the Corporation has authority to issue consists of the following:

(a)	385,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”); and

(b)	15,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”).

(c)	5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

The number of authorized shares of Class A Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Voting Stock (as defined below), irrespective of the provisions of Section 242(b)(2) of the DGCL. The number of authorized shares of Class B Common Stock may be decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Voting Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.02.    Common Stock.

(a)    Voting Rights.

(i)    Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

(ii)    Except as set forth in Section 4.02(a)(iii), each holder of Class B Common Stock, as such, shall be entitled to 1.472467906 votes for each share of Class B Common Stock held of record by such holder on all matters submitted to a vote of the holders of Class B Common Stock when voting with other classes of the Corporation’s capital stock (the “Class B Vote Per Share”), subject to automatic adjustment as follows:

(A) After giving effect to any forfeiture of the Class B Common Stock pursuant to Section 2.10 of the Merger Agreement (as defined below), each holder of Class B Common Stock shall be entitled to a number of votes per share of Class B Common Stock equal to (x) 20,000,000, divided by (y) (i) 13,662,658, minus (ii) the number of shares of Class B Common Stock forfeited by Emiliano Kargieman pursuant to Section 2.10 of the Merger Agreement (provided, that, in no event shall such forfeited shares be more than 651,596 shares of Class B Common Stock), but taking into account any adjustment that may have occurred theretofore pursuant to this Section 4.02 or Section 6 of the Amended and Restated Letter Agreement (as defined below). In addition, in the event that any Earnout Shares (as defined in the Merger Agreement) are issued to Emiliano Kargieman pursuant to Section 2.11 of the Merger Agreement, the Class B Vote Per Share shall be further adjusted so that the Class B Vote Per Share is reduced in a manner that results in a Class B Vote Per Share as if a number of shares equal to such Earnout Shares had not been forfeited pursuant to Section 2.10 of the Merger Agreement.

(B) If before the occurrence of a Cessation Event (as defined below), the Liberty Warrantholder (as defined below) exercises any Liberty Warrants (as defined below), then the Class B Vote Per Share shall be automatically increased such that the number of votes represented by all Class B Common Stock is increased by the Class B Vote Ratchet (as defined below), and the Class B Vote Per Share shall be increased by (i) the Class B Vote Ratchet divided by (ii) the total number of Class B Shares then issued and outstanding. Following the occurrence of the Cessation Event, there shall be no further adjustments to the Class B Vote Per Share. By way of illustration of how the Class B Vote Per Share shall be subject to adjustment as provided for under this Section 4.02(a)(ii)(B), if the Class B Vote Per Share is 1.5, as of the Liberty Closing (as defined below), there were 12,000,000 shares of Class B Common Stock issued and outstanding, as of the applicable date there are 9,000,000 shares of Class B Common Stock issued and outstanding, and (prior to the occurrence of a Cessation Event), a Liberty Warrantholder purchases 1,000,000 shares of Class A Common Stock pursuant to the exercise of Liberty Warrants with an exercise price of $15.00 on a trading day when the VWAP Price of a share of Class A Common Stock is $20.00, the Class B Vote Ratchet will equal (i) 1,000,000, multiplied by (ii) (A) (I) $20.00 minus (II) $15.00, divided by (B) $20.00, multiplied by (iii) (A) 9,000,000 divided by (B) 12,000,000, the number of votes represented by all shares of Class B Common Stock will be increased by 187,500, and the Class B Vote Per Share will be increased by 187,500 divided by 9,000,000 (i.e. from 1.5, to 1.5020833). For the avoidance of doubt, if the Liberty Subscriber (as defined below), the Liberty IM (as defined below), or any Relevant Affiliate (as defined below) purchases or sells shares of Class A Common Stock other than purchases in connection with the exercise of the Liberty Warrants, the Class B Vote Ratchet will not apply and there will be no change to the Class B Vote Per Share.

(iii)    Each holder of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters submitted to a vote of the holders of Class B Common Stock voting as a separate class distinct from all other classes or series of the Corporation’s capital stock.

(iv)    Except as otherwise provided by this Certificate of Incorporation (as the same may be further amended or restated from time to time, this “Certificate of Incorporation”) or by applicable law, and subject to the rights of holders of any series of Preferred Stock then outstanding, holders of Common Stock shall vote together as a single class (or, if any holders of shares of any other class or series of the Corporation’s capital stock are entitled to vote on such matter (including, without limitation, any class or series of Preferred Stock), as a single class with such holders of capital stock) on all matters submitted to a vote of the stockholders of the Corporation. No class of Common Stock shall be entitled to cumulative voting in the election of directors.

(b)    Dividends. Subject to the DGCL and the rights of any then outstanding Preferred Stock, dividends may be declared and paid on the Class A Common Stock and the Class B Common Stock out of assets or funds lawfully available therefor as and when determined by the Board of Directors of the Corporation (the “Board of Directors”). Except as otherwise provided by the DGCL or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably, on a per share basis, in all dividends, whether payable in cash, stock or otherwise.

(c)    Liquidation. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Class A Common Stock and/or Class B Common Stock held of record by them, subject to any preferential rights of any then outstanding Preferred Stock. A merger or consolidation of the Corporation with or into any other entity, or a sale or conveyance of all or any part of the assets of the Corporation, shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation for purposes of this Section 4.02(c) unless such merger, consolidation, sale or conveyance in fact results in the liquidation, dissolution or winding up of the Corporation.

(d)    Rights and Options.  The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, a number of shares of such class or classes necessary to effect the conversion of any such rights, warrants and options created and issued by the Corporation.

(e)    Transfer of Shares

(i)    Subject to the terms of this Certificate of Incorporation including, without limitation Sections 4.02(e)(iii) and 4.02(f), any holder of Common Stock may transfer all or any of his shares of Common Stock by an instrument of transfer.

(ii)    The instrument of transfer of any share of Common Stock shall be in writing and shall be executed by or on behalf of the transferor (and if registration as a holder of the shares of Common Stock imposes a liability to the Corporation on the transferee, signed by or on behalf of the transferee) and contain the name and address of the transferee. The transferor shall be deemed to remain the holder of a share of Common Stock until the name of the transferee is entered into the stock ledger of the Corporation.

(iii)    Where the shares of Class A Common Stock concerned are listed on a recognized exchange or marketplace approved by the Board of Directors (“Recognized Exchange”):

(1)    Section 4.02(e)(ii) shall not apply with respect to shares of Class A Common Stock; and

(2)    the shares of Class A Common Stock may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognized Exchange.

(f)    Transfer Restrictions; Ownership of Common Stock.

(i)    A holder of shares of Class B Common Stock (“Class B Holder”) shall not transfer or otherwise dispose of any share of Class B Common Stock or any interest in any share of Class B Common Stock, except as permitted by this Section 4.02(f) and applicable securities laws.

(ii)    A transfer by a Class B Holder of shares of Class B Common Stock is permitted (such a transfer, a “Permitted Class B Transfer”) where:

(1)    the transfer is to an entity that has no members (or other equity holders) except any Class B Holders that do not hold shares of Class B Common Stock as a result of a Permitted Class B Transfer (“Original Class B Holders”) and/or persons acting on behalf of the Original Class B Holders;

(2)    the transfer is to a wholly-owned subsidiary of an entity of the kind referred to in Section 4.02(f)(ii)(1);

(3)    the transfer is to a trust for the exclusive benefit of, or that is controlled by, an Original Class B Holder; or

(4)    the transfer is to an Affiliate of the Class B Holder.

(iii)    A Class B Holder holding shares of Class B Common Stock as a result of a transfer by an Original Class B Holder pursuant to Section 4.02(f)(ii) may transfer all or any of such shares of Class B Common Stock back to an Original Class B Holder or another transferee of shares of Class B Common Stock permitted under Section 4.02(f)(ii) (“Permitted Class B Transferees”).

(iv)    An Original Class B Holder may transfer shares of Class B Common Stock to any persons who are Permitted Class B Transferees in respect of such Original Class B Holder.

(v)    As a condition to the registration of the transfer of beneficial or record ownership of, or any right or other interest in, any share of Class B Common Stock, the proposed transferee and the transferor of such shares shall provide an affidavit containing such information, to the extent reasonably available and legally permissible, as the Corporation may reasonably request from time to time in order to determine compliance with Section 4.02(f). The Board of Directors may, to the extent permitted by law, from time to time establish (and may thereafter amend or rescind) procedures not inconsistent with the provisions of this Section 4.02 for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the restrictions contained in this Section 4.02 and for the orderly application, administration and implementation of the provisions of this Section 4.02. Any such procedures shall be kept on file with the Secretary of the Corporation and with the transfer agent for the Class B Common Stock and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(vi)    Upon a determination by the Board of Directors that anyone has attempted or may attempt to transfer or to acquire shares of Class B Common Stock in violation of this Section 4.02(f) (including, without limitation, any procedures established pursuant to Section 4.02(f)(v)), the Board of Directors may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the stock ledger of the Corporation, including without limitation, to cause the transfer agent for the Class B Common Stock to not record the purported transferee as the record holder of such shares of Class B Common Stock and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(vii)    All certificates or book entries representing shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).”

(g)    Surrender, Cancellation and Extinguishment of Common Stock.

(i)    Notwithstanding anything to the contrary in this Certificate of Incorporation, any holder of Class B Common Stock may surrender such shares of Common Stock to the Corporation at any time without the payment of any consideration by the Corporation for such shares.

(ii)    Following the surrender to the Corporation or cancellation of any shares of Class B Common Stock the Corporation shall take all actions necessary to retire and cancel such shares of Class B Common Stock, and such shares of Class B Common Stock shall not be re-issued by the Corporation following such retirement and cancellation.

(h)    Conversion of the Class B Common Stock.

(i)    Each share of Class B Common Stock shall be convertible into one (1) share of Class A Common Stock at the option of the Class B Holder at any time upon written notice to the Corporation. Where the share of Class B Common Stock concerned was fully paid and non-assessable, the share of Class A Common Stock into which it converted shall be fully paid and non-assessable. A written notice to the Corporation for the purpose of this Section 4.02(h)(i) may specify that the intended conversion shall take effect subject to and with effect from a transfer of the share of Class B Share concerned, in which case any conversion of such share of Class B Common Stock shall take effect concurrent with the transfer of the share of Class B Common Stock.

(ii)    Each share of Class B Common Stock shall automatically, without any further action on the part of the Corporation, any Class B Holder or any other party (other than registration pursuant to Section 4.02(h)(iii)), convert into one (1) share of Class A Common Stock upon the earliest to occur of:

(1)    January 26, 2027;

(2)    where the Class B Holder transfers the share of Class B Common Stock to a person other than a Permitted Class B Transferee; and

(3)    where the share of Class B Common Stock concerned is transferred to a Permitted Class B Transferee and the Permitted Class B Transferee ceases to be:

(A)    an entity that has no members or other equity holders except the Original Class B Holders and/or persons acting on behalf of the Original Class B Holders;

(B)    a wholly-owned subsidiary of an entity of the kind referred to in Section 4.02(h)(ii)(3)(A);

(C)    a trust for the exclusive benefit of, or that is controlled by, an Original Class B Holder; or

(D)    an Affiliate of an Original Class B Holder.

(iii)    In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 4.02(h), such conversion shall take effect:

(1)    in the event of a voluntary conversion pursuant to Section 4.02(h)(i), at the time that the conversion is registered in the stock ledger of the Corporation following written notice of the conversion having been provided to the Corporation; and

(2)    in the event of an automatic conversion of all shares of Class B Common Stock pursuant to Section 4.02(h)(ii) at the time the Corporation registers the conversion in the stock ledger of the Corporation.

(iv)    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Class B Common Stock, a number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of Class B Common Stock in accordance with Section 4.02(h). If at any time the number of authorized but unissued shares of Class A Common Stock is not sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued Class A Common Stock to such number as shall be sufficient for such purpose.

(v)    Other than as explicitly set forth in Section 4.02(h), no share of Common Stock shall be convertible into, or exchangeable or exercisable for, any shares of any class or series of capital stock issued by the Corporation, whether now or hereafter authorized.

(i)    Definitions. For the purposes of this Certificate of Incorporation:

(i)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

(ii)    “Amended and Restated Letter Agreement” means that that certain Amended and Restated Letter Agreement dated as of February 10, 2022, by and among the Corporation, Emiliano Kargieman, the Sponsor (as defined below) and the Liberty Subscriber, which amended and restated the Liberty Letter Agreement (as defined below).

(iii)    a “Cessation Event” occurs when the Liberty Subscriber and/or its Relevant Affiliates carry out the Transfer, in the aggregate with all prior Transfers of Liberty Subscriber Shares (as defined below), Liberty Subscriber Warrant Shares (as defined below) and shares of Common Stock purchased by exercise of the Liberty Advisory Fee Warrants (as defined below) by the Liberty Subscriber, Liberty IM and their Relevant Affiliates, to any person(s) who are not Relevant Affiliates of the Liberty Subscriber or Liberty IM economic ownership of a number of Liberty Subscriber Shares, Liberty Subscriber Warrant Shares and shares of Common Stock purchased by exercise of the Liberty Advisory Fee Warrants such that the Liberty Subscriber, the Liberty IM and their Relevant Affiliates no longer hold the economic ownership in an aggregate of at least 6,666,666 shares of Class A Common Stock and the term “Cessation Event” shall be construed accordingly.

(iv)    “Class B Vote Ratchet” means, for any Liberty Warrants being exercised by a Liberty Warrantholder, a product equal to (i) the number of shares of Class A Common Stock purchased upon the exercise of Liberty Warrants by such Liberty Warrantholder, multiplied by (ii) (A) the remainder of (I) the VWAP Price, minus (II) the applicable exercise price for such Liberty Warrant, divided by (B) the VWAP Price, multiplied by (iii) (A) the number of shares of Class B Common Stock issued and outstanding as of the relevant date, divided by (B) the number of shares of Class B Common Stock issued and outstanding as of the Liberty Closing (adjusted for divisions of Shares, combinations of Shares and the like). For the avoidance of doubt, in the event any Liberty Warrants are exercised on a net settlement basis, the Class B Vote Ratchet with respect to such Liberty Warrants shall equal (i) the number of shares of Class A Common Stock being issued to the Liberty Warrantholder in respect of such exercise multiplied by (ii) (A) the number of shares of Class B Common Stock issued and outstanding as of the relevant date, divided by (B) the number of shares of Class B Common Stock issued and outstanding as of the Liberty Closing (adjusted for divisions of shares of Common Stock, combinations of shares of Common Stock and the like).

(v)    “Control,” including the terms “Controlling,” “Controlled by” and “under common Control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock of such Person, by contract, or otherwise. A Person who is the Owner of 20% or more of the voting power of the outstanding Voting Stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have Control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of Control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing the applicable provision of this Certificate of Incorporation, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have Control of such entity.

(vi)    “Liberty Advisory Fee Warrants” means the warrants to purchase Class A Common Stock issued to the Liberty IM as an advisory fee at the Liberty Closing pursuant to the Liberty Letter Agreement.

(vii)    “Liberty Closing” means the date of completion of the purchase of Class A Common Stock and Liberty Warrants pursuant to the Liberty Subscription Agreement (as defined below).

(viii)    “Liberty IM” means Liberty 77 Capital L.P., a Delaware limited partnership and the manager of the Liberty Subscriber.

(ix)    “Liberty Letter Agreement” means the letter agreement dated as of January 18, 2022 (as amended, modified or supplemented from time to time) between the Corporation, the Liberty Subscriber and the other parties thereto.

(x)    “Liberty Subscriber” means Liberty Strategic Capital (SATL) Holdings, LLC, a Cayman Islands limited liability company.

(xi)    “Liberty Subscriber Shares” means the Class A Common Stock purchased on the Liberty Closing pursuant to the Liberty Subscription Agreement.

(xii)    “Liberty Subscription Agreement” means the subscription agreement dated as of January 18, 2022 between CF Acquisition Corp. V, the Corporation and the Liberty Subscriber.

(xiii)    “Liberty Subscriber Warrant Shares” means shares of Class A Common Stock issued upon the exercise of a Liberty Warrant.

(xiv)    “Liberty Warrants” means the warrants to purchase shares of Class A Common Stock subscribed for by the Liberty Subscriber pursuant to the Liberty Subscription Agreement and by the Liberty IM pursuant to the Liberty Letter Agreement.

(xv)    “Liberty Warrantholder” means the holder of a Liberty Warrant, solely to the extent the Liberty Warrant is held by the Liberty Subscriber or a Relevant Affiliate.

(xvi)     “Merger Agreement” means the agreement and plan of merger dated as of July 5, 2021 (as amended, modified or supplemented from time to time) among Satellogic BVI, CF Acquisition Corp. V, Ganymede Merger Sub 1 Inc., Ganymede Merger Sub 2 Inc., and Nettar Group Inc.

(xvii)    “Owner,” including the terms “Own” and “Owned,” when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or Associates:

(1) beneficially owns such Stock, directly or indirectly; or

(2) has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise: provided, however, that a Person shall not be deemed the Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or

(3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Section 4.02(i)(xvii)(2) above), or disposing of such Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.

(xviii)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(xix)    “Relevant Affiliate” means, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). Notwithstanding the foregoing, in relation to the Liberty Subscriber only entities that are managed by the Liberty IM or an Affiliate of the Liberty IM shall be regarded as being Relevant Affiliates of the Liberty Subscriber.

(xx)    “Sponsor” means CFAC Holdings V, LLC.

(xxi)    “Transfer” means:

(1)    sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any relevant securities;

(2)    enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities; and/or

(3)    publicly announce any intention to effect any transaction specified in (A) or (B) of this definition.

(xxii)    “VWAP Price” means, as of any trading day during which a Warrant is exercised by Liberty Warrantholder, the volume weighted average price of a Class A Share over the course of the 30-day period ending on the trading day immediately prior to such trading day.

(xxiii)    “Voting Stock” means the capital stock of the Corporation of any class or series entitled to vote generally in the election of directors. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of such Voting Stock.

Section 4.03.    Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by applicable law, to provide for the issuance of shares of Preferred Stock in one or more classes or series, and by filing a certificate pursuant to the DGCL (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such class or series, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued class or series of Preferred Stock, and the designation thereof, or any of them and to increase or decrease the number of shares of any class or series so created (except where otherwise provided in the Preferred Stock Designation), subsequent to the issue of that class or series but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the undesignated status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series. There shall be no limitation or restriction on any variation between any of the different classes or series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several classes or series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a committee of the Board of Directors providing for the issuance of the various classes or series of Preferred Stock.

ARTICLE V

Section 5.01.    Election of Director by Written Ballot. Election of directors need not be by written ballot unless provided otherwise in the Corporation’s bylaws (as the same may be amended or restated from time to time, the “Bylaws”).

Section 5.02.    Number of Directors. The initial number of directors shall be eight. Subject to any rights of the holders of shares of any class or series of Preferred Stock to elect additional directors, the exact number of directors constituting the Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

Section 5.03.    Staggered Board

(a)    Subject to the special rights of the holders of any class or series of Preferred Stock to elect directors, the Board of Directors shall be divided into three classes: Class I; Class II; and Class III. The initial classes of directors shall be as follows:

Name	Class
Ted Wang	I
Steven T. Mnuchin	I
Joseph Dunford	I
Miguel Gutiérrez	II
Tom Killalea	II
Kelly Kennedy	III
Emiliano Kargieman	III
Marcos Galperin	III

The allocation of directors among the three classes (other than the allocation of each director already in office as of the effectiveness of this Certificate of Incorporation and each director elected or appointed as the result of any increase or decrease in the number of directors on the Board of Directors) shall be as nearly equal as possible. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the initial date of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders of the Corporation held following the initial date of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders of the Corporation held following the initial date of this Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders of the Corporation held following the initial date of this Certificate of Incorporation, the directors (or successors thereof) of the class whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders of the Corporation to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

(b)    Any director elected by a separate voting class consisting solely of the holders of one or more classes or series of Preferred Stock shall be allocated among the three classes as determined by resolution of the Board of Directors.

Section 5.04.    Vacancies and Newly Created Directorships. To the extent in effect, any vacancy or newly-created directorship shall be filled exclusively by vote of a majority of the directors then in office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director selected to fill a vacancy shall continue to hold office for the unexpired term of his or her predecessor in office. A director selected to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders of the Corporation held for the election of directors of the Corporation for the class for which such director shall have been selected, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

Section 5.05.    Removal. Directors may be removed only for cause and only by the affirmative vote of at least a majority of the voting power of the outstanding Voting Stock, voting together as a single class.

ARTICLE VI

Section 6.01.    Action by Written Consent. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, except where such consent is signed by all holders of such class or series of Common Stock or Preferred Stock, as applicable, entitled to vote thereon.

Section 6.02.    Annual Meeting of Stockholders. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by resolution of the Board of Directors in its sole and absolute discretion.

Section 6.03.    Special Meetings of Stockholders. Subject to any special rights of the holders of any class or series of Preferred Stock and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors, acting pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, or (ii) by the chairperson of the Board of Directors, and the chairperson of the Board of Directors shall call a special meeting of stockholders whenever requested in writing to do so by stockholders representing at least 30% of the voting power of the outstanding Voting Stock, voting together as a single class. Any business transacted at any special meeting of stockholders of the Corporation shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE VII

To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders, provided that nothing contained in this Article VII shall eliminate or limit the liability of a director or officer (a) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for directors, under Section 174 of the DGCL or, (d) for any transaction from which the director or officer derived an improper personal benefit. or (e) for officers, in any action by or in the right of the Corporation. For purposes of this Article VII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification and advancement of expenses) through provisions of the Bylaws, agreements with such persons, vote of stockholders or disinterested directors, or otherwise. Any repeal or modification of this provision shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VIII

Section 8.01.    Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

Section 8.02.    Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any Business Combination (as defined below), at any point in time at which the Class A Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(a)    prior to such time, the Board of Directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

(b)    upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder Owned at least 85% of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock Owned by the Interested Stockholder) those shares Owned by (i) Persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)    at or subsequent to that time, the Business Combination is approved (i) by the Board of Directors and (i) by the affirmative vote of at least two-thirds of the outstanding Voting Stock that is not Owned by the Interested Stockholder at an annual or special meeting of stockholders of the Corporation.

Section 8.03.    Certain Definitions. For purposes of this Article VIII, the following terms shall have the meanings assigned below:

(a)    “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(b)    “Business Combination” means:

(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (1) with the Interested Stockholder, or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 8.02 is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (2) pursuant to a merger under Section 251(g) or Section 253 of the DGCL; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all stockholders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (4) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all stockholders of said stock; or (5) any issuance or transfer of stock by the Corporation; provided that in no case under clauses (3) through (5) above shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is Owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or

(v)    any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(c)     “Interested Stockholder” means any Person (other than the Corporation and its subsidiaries) that (i) is the Owner of 15% or more of the Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the Owner of 15% or more of the Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder; and the Affiliates and Associates of such Person; but “Interested Stockholder” shall not include any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be Owned by the Person through application of the definition of “owner” above but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion or exchange rights, warrants or options, or otherwise. Notwithstanding anything in this Section 8.03(c) to the contrary, none of the following Persons shall be considered an Interested Stockholder for purposes of this Article VIII: (x) Liberty Subscriber, Cantor Fitzgerald L.P. or Emiliano Kargieman, or any of their respective Affiliates or Associates, or (y) any Person who would otherwise be an Interested Stockholder either in connection with or because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of 5% or more of the outstanding voting stock of the Corporation (in one transaction or a series of transactions) by the persons named in the foregoing clause (x) to such Person; provided, however, that such Person was not an Interested Stockholder prior to such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition. For purposes of this Section 8.03(c), the term “owner” shall not include the criteria set forth in Section 4.02(i)(xvii)(2)(B) or Section 4.02(i)(xvii)(3).

(d)     “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

ARTICLE IX

Section 9.01.    Corporate Opportunity.

(a)    To the fullest extent permitted by the laws of the State of Delaware, (a) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to (i) any director, (ii) any stockholder, officer or agent of the Corporation, or (iii) any Affiliate of any person or entity identified in the preceding clause (i) or (ii); (b) no stockholder and no director, in each case, that is not an employee of the Corporation or its subsidiaries, will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (ii) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (c) if any stockholder or any director, in each case, that is not an employee of the Corporation or its subsidiaries, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such stockholder or such director or any of their respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such stockholder or director shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such stockholder or director may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other person or entity. The preceding sentence of this Article IX shall not apply to any potential transaction or business opportunity that is expressly offered to a director or employee of the Corporation or its subsidiaries, solely in his or her capacity as a director or employee of the Corporation or its subsidiaries.

(b)    To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (a) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (b) the Corporation or its subsidiaries at such time have sufficient financial resources and are legally able to undertake such transaction or opportunity, (c) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity, and (d) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

Section 9.02.    Liability. No stockholder and no director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty (contractual or otherwise) solely by reason of any activities or omissions of the types referred to in this Article IX, except to the extent such actions or omissions are in breach of this Article IX.

ARTICLE X

Section 10.01.    Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any current or former director or officer of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws.

ARTICLE XII

Section 12.01.    Amendments. The Corporation reserves the right to alter, amend, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, (a) subject to Section 12.01(b) regardless whether a lesser percentage may be permitted from time to time by applicable law, no provision of Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 6.01, Section 6.03, Article VII, Article VIII, Article IX, Article X, Article XI and this Article XII may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith (including any provision in the Bylaws) be adopted, unless, in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, approved by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding Voting Stock, voting together as a single class, (b) notwithstanding anything in this Section 12.01 to the contrary and subject to applicable law, any provision of this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the voting power of the outstanding Voting Stock, voting together as a single class, in order to incorporate requisite provisions and conditions under a proxy agreement, voting agreement or similar arrangement with certain U.S. government agencies, including the U.S. Department of Defense, that the Board of Directors determines, in its sole discretion, is necessary in order for the Corporation to pursue commercial arrangements with such agency or agencies, (c) subject to Section 12.01(b), so long as any shares of Class A Common Stock remain outstanding, the Corporation may not amend, alter or repeal any provision of this Certificate of Incorporation, or adopt one or more additional provisions whether by merger, consolidation or otherwise, in a manner which would materially and adversely affect any right, preference or privilege of the Class A Common Stock in a manner different than other holders of Common Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of Class A Common Stock, voting as a separate class distinct from all other classes and series of the Corporation’s capital stock, and (d) subject to Section 12.01(b), so long as any shares of Class B Common Stock remain outstanding, the Corporation may not amend, alter or repeal any provision of this Certificate of Incorporation, or adopt one or more additional provisions whether by merger, consolidation or otherwise, in a manner which would materially and adversely affect any right, preference or privilege of the Class B Common Stock in a manner different than other holders of Common Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of Class B Common Stock, voting as a separate class distinct from all other classes and series of the Corporation’s capital stock.

Section 12.02.    Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the provisions of this of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIII

The incorporator of the Corporation is Alanna Quinn, whose mailing address is 1180 Peachtree Street, NE, Suite 1600, Atlanta, GA 30309.

ARTICLE XIV

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name of the persons who are to serve as the initial directors of the Corporation until the expiration of such director’s initial term as set forth in this Certificate of Incorporation, or until his or her successor is duly elected, are set forth in Section 5.03 of this Certificate of Incorporation. The mailing address of each such director is c/o Satellogic Inc, 210 Delburg Street, Davidson, NC 28036.

ARTICLE XV

The incorporation of the Corporation and this Certificate of Incorporation shall be effective at [●] Eastern Time on [●], 2025.

ANNEX C

BYLAWS

OF

SATELLOGIC INC.

ARTICLE 1 - OFFICES

Section 1.1. Registered Office. The registered office of Satellogic Inc., a Delaware corporation (the “Corporation”), shall be located within the State of Delaware at the address of the Corporation’s registered agent. The location of the registered office will initially be in the County of New Castle, State of Delaware. The Board of Directors of the Corporation (the “Board of Directors”) may change the registered agent and the address of the registered office from time to time, upon filing the appropriate statement with the Secretary of State of Delaware.

Section 1.2. Other Offices. The Corporation may also have offices at such other places, either within or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE 2 - STOCKHOLDERS

Section 2.1. Annual Meeting. An annual meeting of the stockholders of the Corporation (an “Annual Meeting”) for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or outside of the State of Delaware, on the date and at the time that the Board of Directors shall fix each year. Unless stated otherwise in the notice of the Annual Meeting, such Annual Meeting shall be at the principal office of the Corporation.

Section 2.2. Advance Notice of Nominations and Proposals of Business.

(a)         Business at Annual Meetings of Stockholders.

(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 2.2(b) of these Bylaws (as the same may be further amended from time to time, the “Bylaws”)) shall be conducted at an Annual Meeting as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (C) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of notice by such stockholder as required by this Section 2.2 and on the record date for the determination of stockholders entitled to notice of, and to vote at, such Annual Meeting and (ii) complies with the notice procedures set forth in this Section 2.2(a). For the avoidance of doubt, the foregoing clause (C) of this Section 2.2(a)(i) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an Annual Meeting.

(ii)         For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 2.2(b) of these Bylaws) to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 2.2(a)(iii) to the Secretary of the Corporation and such business must otherwise be appropriate for stockholder action under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). To be timely, a stockholder’s notice to the Secretary of the Corporation for such business must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that if the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends seventy (70) days after such anniversary date, or if no Annual Meeting was held in the preceding year, such stockholder’s notice must be delivered not earlier than one hundred and twenty (120) days prior to the Annual Meeting and not later than the later of (A) the tenth day following the day of the Public Announcement (as defined in Section 2.2(f) below) of the date of the Annual Meeting or (B) the date which is ninety (90) days prior to the date of the Annual Meeting. In no event shall any adjournment, deferral or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 2.2(a) will be deemed received on any given day if actually received by the Corporation prior to the close of business on such day.

(iii)         To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter of business the stockholder proposes to bring before the Annual Meeting (A) a brief description of the business desired to be brought before the Annual Meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Corporation’s Certificate of Incorporation (as amended or supplemented from time to time, the “Certificate of Incorporation”) or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the current name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person (as defined in Section 2.2(f) below) covered by clauses (C), (D), (F) and (G) below, (C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 2.2(f) below) directly or indirectly held or beneficially owned by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 2.2(f) below) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (E) a representation that such stockholder is a stockholder of record on the date of the giving the notice, will be a stockholder of record on the record date for the determination of stockholders entitled to notice and intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, (F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal. In addition, any stockholder who submits a notice pursuant to this Section 2.2(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.2(d), and failure to so update or supplement such information shall render such stockholder notice improper.

(iv)         Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 2.2(b) of these Bylaws) shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 2.2(a). At an Annual Meeting, the chairman of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(b)         Nominations at Annual Meetings of Stockholders.

(i)         Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.2(b) of these Bylaws shall be eligible for election as directors of the Corporation at an Annual Meeting.

(ii)         Nominations of persons for election to the Board of Directors of the Corporation may be made at an Annual Meeting only (A) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) in accordance with the rights of holders of any class or series of outstanding preferred stock issued by the Corporation and (C) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of notice as required by this Section 2.2(b) and on the record date for the determination of such stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.2(b)(ii). For the avoidance of doubt, Section 2.2(b) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an Annual Meeting. In addition to any other applicable requirements, for a nomination to be made by a stockholder at an Annual Meeting, such stockholder must have given timely notice thereof in proper written form as described in Section 2.2(b)(iii) to the Secretary of the Corporation. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that if the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends seventy (70) days after such anniversary date, or if no Annual Meeting was held in the preceding year, such stockholder’s notice must be delivered not earlier than one hundred and twenty (120) days prior to the Annual Meeting and not later than the later of (C) the tenth day following the day of the Public Announcement of the date of the Annual Meeting or (D) the date which is ninety (90) days prior to the date of the Annual Meeting. In no event shall any adjournment, deferral or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 2.2(b) will be deemed received on any given day if actually received by the Corporation prior to the close of business on such day.

(iii)         To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and current residential address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and (B) as to the stockholder giving the notice (1) the name and address of such stockholder, as they appear on the Corporation’s books, the current name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (2), (3), (5) and (6) below, (2) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially owned by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (3) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder is a stockholder of record on the date of the giving the notice, will be a stockholder of record on the record date for the determination of stockholders entitled to notice and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (5) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (6) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of group that intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination. In addition, any stockholder who submits a notice pursuant to this Section 2.2(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.2(d), and failure to so update or supplement such information shall render such stockholder notice improper. Unless otherwise required by law, if any stockholder (1) provides notice pursuant to Rule 14a-19 under the Exchange Act and (2) subsequently (A) notifies the Corporation that the stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, or (B) fails to comply with the requirements of Rule 14a-19, then such stockholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder. At an Annual Meeting, the chairman of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

(iv)         Notwithstanding anything in the fourth sentence of Section 2.2(b)(ii) of these Bylaws to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding Annual Meeting, a stockholder’s notice required by Section 2.2(b)(ii) of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c)         Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of the stockholders of the Corporation (a “Special Meeting”) as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Subject to Section 2.2(e) of these Bylaws, only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.2(c) shall be eligible for election to the Board of Directors at a Special Meeting. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors are to be elected at such Special Meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 2.2(c) and at the time of the Special Meeting and on the record date for the determination of such stockholders entitled to notice of and to vote at such meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 2.2(c). For the avoidance of doubt, the foregoing clause (ii) of this Section 2.2(c) shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a Special Meeting. In addition to any other applicable requirements, for a nomination to be made by a stockholder at a Special Meeting, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than one hundred and twenty (120) days prior to the Special Meeting and not later than the later of (1) the tenth day following the day of the Public Announcement of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting or (2) the date which is ninety (90) days prior to the date of the Special Meeting. In no event shall any adjournment, deferral or postponement of a Special Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 2.2(c) will be deemed received on any given day if actually received by the Corporation prior to the close of business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 2.2(b)(iii) of these Bylaws. In addition, any stockholder who submits a notice pursuant to this Section 2.2(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.2(d) below, and failure to so update or supplement such information shall render such stockholder notice improper. Unless otherwise required by law, if any stockholder (1) provides notice pursuant to Rule 14a-19 under the Exchange Act and (2) subsequently (A) notifies the Corporation that the stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, or (B) fails to comply with the requirements of Rule 14a-19, then such stockholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder. At a Special Meeting, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal or nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective proposal or nomination shall be disregarded.

(d)         Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 2.2 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof. Such update and supplement must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof). Updates and supplements delivered pursuant to this Section 2.2(d) will be deemed received on any given day if actually received by the Corporation prior to the close of business on such day.

(e)         Requirements of Exchange Act. In addition to the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder, are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws regardless of the stockholder’s intent to utilize Rule 14a-8 (or any successor rule) promulgated under the Exchange Act. Nothing in this Section 2.2 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(f)         Definitions. For purposes of Section 2.2 of these Bylaws, the term:

(i)         “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act;

(ii)         “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(iii)         “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(iv)         “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(v)         “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

Section 2.3. Special Meetings; Notice. Special Meetings may be called only in the manner set forth in the Certificate of Incorporation. Notice of every Special Meeting shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a Special Meeting shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 2.4. Notice of Meetings. Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all Special Meetings, the purpose of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone, adjourn or cancel any previously called Annual Meeting or Special Meeting of the Corporation (other than a meeting called upon the request of at least 30% of the voting power of the outstanding voting stock pursuant to the Certificate of Incorporation) by making a Public Announcement (as defined in Section 2.2(f) above) of such postponement or cancellation prior to the meeting. When a previously called Annual Meeting or Special Meeting is postponed to another date, time or place, notice of the date, time and place of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed to a date that is not more than 60 days after the date that the initial notice of the meeting was provided in conformity with this Section 2.4. At any postponed meeting, any business may be transacted that may have been transacted at the original meeting prior to its postponement.

When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that (i) if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or (ii) if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting the Board of Directors shall fix a new record date for notice of such adjourned meeting in conformity herewith and such notice shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 2.5. Quorum. At any meeting of the stockholders, the presence in person or by proxy of the holders of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at the meeting, shall constitute a quorum at any Annual Meeting or Special Meeting, unless otherwise required by applicable law, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange on which the Corporation’s securities are listed. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast on the matter by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

Section 2.6. Organization. The Chairman of the Board of Directors, or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation or, in his or her absence, the person chosen at the meeting by the vote of a majority of the stockholders entitled to vote at the meeting, shall preside over the meeting. The Secretary shall act as the secretary of the meeting, but in his or her absence, any Assistant Secretary of the Corporation or any other person the chairman appoints shall act as secretary.

Section 2.7. Conduct of Business. The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason, including, without limitation, lack of a quorum) to adjourn the meeting to another place, if any, date and time, to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8. Proxies; Inspectors.

(a)          Each stockholder entitled to vote at a meeting of stockholders or express consent to corporation action in writing without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

(b)          Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors (who may be employees of the Corporation) to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 2.9. Voting. Except as otherwise required by any law or regulation applicable to the Corporation or its securities, by the Certificate of Incorporation, by these Bylaws or by the rules of any stock exchange upon which the Corporation’s securities are listed, when a quorum is present, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon. All elections of directors shall be determined by a plurality of the votes cast.

Section 2.10. Action by Written Consent. Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders, except where such consent is signed by all stockholders of such class or series of capital stock entitled to vote thereon.

Section 2.11. Stockholders’ List. A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Except as otherwise provided by law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

ARTICLE 3 - BOARD OF DIRECTORS

Section 3.1. General Powers and Qualifications of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 3.2. Number. Subject to the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors shall be fixed from time to time solely by resolutions adopted by the Board of Directors.

Section 3.3. Removal; Resignation. Directors may only be removed as set forth in the Certificate of Incorporation. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places (if any), within or outside the State of Delaware, on the date and at the time as shall have been established by the Board of Directors and communicated to all directors. A notice of a regular meeting shall not be required.

Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by two or more directors then in office, and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting of the Board of Directors shall be given to each director not less than twenty-four hours before the meeting (or any period of notice less than twenty-four hours before a special meeting if the person or persons calling such meeting determine in good faith that exigent circumstances warrant calling the meeting on shorter notice). Such notice may be waived, either before or after the meeting, and the attendance of a director at any special meeting of the Board of Directors shall of itself constitute a waiver of notice of such meeting and of any and all objections to the date, time and place of the meeting, or to the manner in which it has been called or convened, except where a director attends solely for the purpose of objecting to such notice and states, at the beginning of the meeting, such objection. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.6. Quorum; Vote Required for Action. At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7. Telephone Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 3.8. Conduct of Business; Action by Written Consent. At any meeting of the Board of Directors or any committee thereof, business shall be transacted in the order and manner that the Board of Directors may from time to time determine. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof.

Section 3.9. Compensation of Directors. The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

ARTICLE 4 - COMMITTEES

Section 4.1. Committees of the Board of Directors. The Board of Directors may designate one or more committees of the Board of Directors, each with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors and shall appoint one or more directors to serve as the member or members of such committee or committees, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of any committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 4.1 are subject to, and nothing in this Section 4.1 shall in any way limit the exercise, or method or timing of the exercise of the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws.

ARTICLE 5 - OFFICERS

Section 5.1. Generally. The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and a Secretary. The Board of Directors may also appoint as officers a President, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors, or a committee thereof, or by such officers as may be authorized from time to time by resolution of the Board of Directors.

Section 5.2. Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

Section 5.3. President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 5.4. Vice President. Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors, the Chief Executive Officer or his or her superior officer.

Section 5.5. Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 5.6. Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 5.7. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.8. Removal, Vacancies. The Board of Directors may remove any officer of the Corporation at any time, with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.9. Appointing Attorneys and Agents; Voting Securities of Other Entities.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.  Any of the rights set forth in this Section 5.9 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer or the Vice President.

Section 5.10. Additional Matters.  The Chief Executive Officer, the President and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary.  Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

ARTICLE 6 - STOCK

Section 6.1. Certificates of Stock. Shares of the stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Any stock certificates issued by the Corporation shall be signed in the manner required by the DGCL. Any signatures on a certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or outside of the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 6.3. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity, if deemed appropriate.

Section 6.4. Regulations. The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by the Certificate of Incorporation and other regulations as the Board of Directors may establish.

Section 6.5. Record Date.

(a)          In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)          If and to the extent that stockholder action by written consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE 7 - INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.1. Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved (including, without limitation, involvement as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of Satellogic Inc., a British Virgin Islands (the “BVI”) business company incorporated in the BVI as a company limited by shares (“Satellogic BVI”) or the Corporation or, while a director or an officer of Satellogic BVI or the Corporation, is or was serving at the request of Satellogic BVI or the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, excise taxes, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Section 7.1. Any person serving as a director, officer, employee, member, trustee, administrator, employee or agent of an Other Entity whose equity or other interests are owned by the Corporation (or previously owned by Satellogic BVI) shall be conclusively presumed to be serving in such capacity at the request of Satellogic BVI or the Corporation.

Section 7.2. Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay, on an as-incurred basis, all expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in investigating, responding to, defending or testifying in any Proceeding in advance of its final disposition (as defined below). Such advancement shall be unconditional, unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay any expenses advanced; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final judicial decision of the Proceeding from which there is no right to appeal (“final disposition”) shall be made only upon receipt of an unsecured undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined by final disposition that the Indemnitee is not entitled to be indemnified under this Article 7 or otherwise.

Section 7.3. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article 7 is not paid in full within thirty days, or, in the case of advancement of expenses, fifteen days, provided that Indemnitee has delivered the undertaking contemplated by Section 7.2 above, if required, after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.4. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Satellogic BVI or the Corporation, or is or was serving at the request of Satellogic BVI or the Corporation as a director, officer, employee, member, trustee or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 7 or the DGCL.

Section 7.5. Survival; Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article 7 shall continue as to a person who has ceased to be a director or officer of Satellogic BVI or the Corporation and are not exclusive of other rights arising under the Certificate of Incorporation, any bylaw, agreement, vote of directors or stockholders or otherwise. Any such rights shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into agreements with any Indemnitee for the purpose of providing for indemnification or advancement of expenses.

Section 7.6. Other Sources; Amounts Received from an Other Entity. The Corporation shall (i) be the indemnitor of first resort (i.e., its obligations to an Indemnitee shall be primary and any obligation of other entities or persons with respect to which an Indemnitee may have rights to indemnification, advancement of expenses and/or insurance for the same liability, loss or expenses incurred by such Indemnitee (the “Secondary Indemnitors”), is secondary), and (ii) subject to the delivery of the undertaking contemplated by Section 7.2, if required, be required to advance the full amount of expenses incurred by a Indemnitee and shall be liable for the full amount of all liabilities, losses and expenses as required by the terms of this Article 7, without regard to any rights an Indemnitee may have against any Secondary Indemnitor. Notwithstanding the foregoing, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee, member, trustee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 7.7. Amendment or Repeal. All rights to indemnification under this Article 7 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation or legal representative thereof who serves or served in such capacity at any time while this Article VII is in effect. Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be diminished, eliminated or impaired by an amendment to or repeal of this Article 7 or an amendment to or repeal of relevant provisions of the DGCL or any other applicable laws after the occurrence of the act or omission that is the subject of the Proceeding or other matter for which indemnification or advancement of expenses is sought.

Section 7.8. Other Indemnification and Advancement of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 7.9. Reliance. Indemnitees who after the date of the adoption of this Article 7 become or remain an Indemnitee described in Section 7.1 will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article 7 in entering into or continuing the service. The rights to indemnification and to the advancement of expenses conferred in this Article 7 will apply to claims made against any Indemnitee described in Section 7.1 arising out of acts or omissions that occurred or occur either before or after the adoption of this Article 7 in respect of service as a director or officer of the corporation or other service described in Section 7.1.

Section 7.10. Successful Defense. In the event that any proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such proceeding for purposes of Section 145(c) of the DGCL. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

ARTICLE 8 - NOTICES

Section 8.1. Methods of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation or given as permitted by applicable law. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 8.2. Waivers. A written waiver of any notice, signed by a stockholder or director, or a waiver of any notice by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 9 - MISCELLANEOUS

Section 9.1. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary, Assistant Treasurer or the Chief Financial Officer.

Section 9.2. Reliance upon Books, Reports, and Records. Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 9.4. Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 9.5. Inconsistent Provisions. In the event that any provision of the Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provisions of the Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE 10 - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, alter, amend or repeal the Bylaws. Any adoption, alteration, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors then in office or, subject to and in addition to any other vote otherwise required by the Certificate of Incorporation or by applicable law, the approval by holders of at least two-thirds of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers And Directors

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of officers and directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for directors, under Section 174 of the DGCL, (d) for any transaction from which the director or officer derived an improper personal benefit or (e) for officers, in any action by or in the right of the Corporation.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The new Satellogic Delaware certificate of incorporation provides that no director or officer of Satellogic Delaware shall be liable to Satellogic Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director (including with regard to any actions taken or omitted as a director or officer of Satellogic BVI, whether taken or omitted prior to the Effective Time, in connection with the discontinuance of Satellogic BVI in the BVI or the continuance of Satellogic BVI in the State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. This provision in the certificate of incorporation does not eliminate the directors’ and officers’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director and officer will be subject to liability (a) for breach of the director’s or officer’s duty of loyalty to Satellogic Delaware, (b) for acts or omissions not in good faith or involving intentional misconduct or, knowing violations of law, (c) for directors, under Section 174 of the DGCL, (d) for actions leading to improper personal benefit to the director or officer, and (e) for officers, in any action by or in the right of Satellogic Delaware.  The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The new Satellogic Delaware bylaws also provide that Satellogic Delaware shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL. For purposes of the indemnification described in this paragraph, references to Satellogic Delaware include Satellogic Inc. as incorporated under BVI law prior to the continuance of its existence under Delaware law as Satellogic Delaware. Satellogic Delaware will remain obligated on any indemnification obligations of Satellogic BVI arising prior to the Domestication.

Item 21. Exhibits And Financial Statement Schedules

(a)	Exhibits. The following exhibits are filed as part of this prospectus:

EXHIBIT INDEX
Exhibit No.	Description
1.1**

Amended and Restated Memorandum of Association and Articles of Association of Satellogic Inc. dated March 8, 2023 (incorporated by reference to Exhibit 1.1 to our Annual Report on Form 20-F filed on April 27, 2023).

2.1**

Agreement and Plan of Merger, dated as of July 5, 2021, by and among CF Acquisition Corp. V, Satellogic Inc., Ganymede Merger Sub 2 Inc., Ganymede Merger Sub 1 Inc. and Nettar Group Inc. (incorporated by reference to Exhibit 2.1 to the Report on Form F-4 filed on August 12, 2021 (file no. 333-258764)).

2.2**	Specimen Class A ordinary share certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.1 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).
2.3**	Specimen Class B ordinary share certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.2 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).
2.4**	Specimen warrant certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.3 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).
2.5**

Warrant Agreement, dated January 28, 2021, by and between CF Acquisition Corp. V and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of CF Acquisition Corp. V’s Current Report on Form 8-K filed February 3, 2021).

2.6**

Warrant Assumption Agreement among CF Acquisition Corp. V, Satellogic Inc. and Continental Stock Transfer & Trust Company, as Warrant agent, dated as of January 25, 2022 (incorporated by reference to Exhibit 2.6 to the Shell Company Report on Form 20-F filed on January 27, 2022).

3.1*	Form of New Certificate of Incorporation of Satellogic, Inc. (included as Appendix B to the prospectus included in this registration statement.)*
3.2*	Form of New Bylaws of Satellogic, Inc. (included as Appendix C to the prospectus included in this registration statement)*
4.1**	Form of Secured Convertible Notes (incorporated by reference to Exhibit 4.1 to the Report on Form 6-K filed April 12, 2024).
5.1*	Opinion of King & Spalding LLP
8.1*	Tax Opinion of King & Spalding LLP
10.1**

Amended and Restated Forward Purchase Contract, dated as of July 5, 2021, by and among CF Acquisition Corp. V, Satellogic Inc. and CFAC Holdings V, LLC (incorporated by reference to Exhibit 10.6 to the Report on Form F-4 filed August 12, 2021 (file no. 333-258764)).

10.2 ##**

Amended and Restated Service and Cooperation Agreement, dated June 22, 2021, by and between Zhong Ke Guang Qi Space Information Technology Co., Ltd. and Urugus S.A. (incorporated by reference to Exhibit 10.7 to the Report on Form F-4 filed June 24, 2021 (file no. 333-258764)).

10.3**

Credit Agreement, dated as of April 29, 2020, between JPMorgan Chase Bank, N.A. and Satellogic USA Inc. (incorporated by reference to Exhibit 10.8 to the Report on Form F-4 filed August 12, 2021 (file no. 333-258764)).

10.4**

Employment Agreement, dated March 1, 2020, by and between Nettar Group Inc. (d/b/a Satellogic) and Emiliano Kargieman (incorporated by reference to Exhibit 10.9 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).

10.5**

Warrants, dated as of March 8, 2021, between Nettar Group Inc. and Columbia River Investment Limited (incorporated by reference to Exhibit 10.10 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).

10.6**

Side Letter Agreement, dated April 5, 2021 between Nettar Group Inc. and Hannover Holdings S.A. (incorporated by reference to Exhibit 10.11 to the Report on Form F-4 filed November 10, 2021 (file no. 333-258764)).

10.7**

Loan and Security Agreement, dated as of March 8, 2021, by and among Columbia River Investment Limited and Nettar Group Inc. (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K filed on December 10, 2021).

10.8**

Amendment to Loan and Security Agreement, dated as of December 7, 2021, by and among Columbia River Investment Limited and Nettar Group Inc. (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K filed on December 10, 2021).

10.9**

Escrow Agreement, dated as of January 25, 2022, by and between CF Acquisition Corp. V and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.9 to the Shell Company Report on Form 20-F filed on January 27, 2022).

10.10**	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-4 filed on August 12, 2021 (file no. 333-258764)).

10.11**

Subscription Agreement, dated as of January 18, 2022 by and among CF Acquisition Corp. V, Satellogic Inc., and Liberty Strategic Capital (SATL) Holdings, LLC (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K filed on January 18, 2022 (file no. 333-258764)).

10.12**

Letter Agreement, dated as of January 18, 2022 by and among Satellogic Inc., Liberty Strategic Capital (SATL) Holdings, LLC and CFAC Holdings V, LLC (incorporated by reference to Exhibit 99.3 to the Report on Form 6-K filed on January 18, 2022 (file no. 333-258764)).

10.13**

Amended and Restated Letter Agreement, dated as of February 10, 2022 by and among Satellogic Inc., Liberty Strategic Capital (SATL) Holdings, LLC and CFAC Holdings V, LLC (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).

10.14**	2021 Incentive Compensation Plan (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).
10.15**

Warrant Agreement, dated February 10, 2022, by and between Satellogic Inc. and Continental Stock Transfer & Trust Company, as warrant agent for the warrants exercisable at $10.00 per Class A Ordinary Share and $15.00 per Class A Ordinary Share (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).

10.16**	Warrant Agreement, dated February 10, 2022, by and between Satellogic Inc. and Continental Stock Transfer & Trust Company, as warrant agents for the warrants exercisable at $10.00 per Class A Ordinary Share (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).
10.17**

Warrant Agreement, dated January 15, 2022, by and between Satellogic Inc. and Continental Stock Transfer & Trust Company, as warrant agent for warrants exercisable at $20.00 per Class A Ordinary Share (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).

10.18**	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.18 to our Annual Report on Form 20-F filed on April 27, 2023).
10.19**	Form of Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K filed on April 12, 2024 (file no. 001-41247).
10.20**	Form of Side Letter (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K filed on April 12, 2024 (file no. 001-41247).
10.21**	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K filed on April 12, 2024 (file no. 001-41247).
10.22**

Share Purchase Agreement, dated December 8, 2024, by and between Satellogic Inc. and the purchaser set forth therein (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K filed on December 10, 2024).

10.23**

Amended and Restated Sales Agreement, dated February 12, 2025 by and among Satellogic Inc., Cantor Fitzgerald & Co. and Northland Securities, Inc. (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K filed on February 13, 2025).

15.1*	Consent of Ernst & Young LLP
15.2*	Consent of Pistrelli, Henry Martin y Asociados S.A.
15.3*	Consent of King & Spalding LLP (included in Exhibit 5.1)
21.1*	List of Significant Subsidiaries
107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
#

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

The registrants hereby agree to furnish supplementally to the SEC, upon request, a copy of any omitted schedule to any of the agreements contained herein.

(b) No schedules have been included because the information required to be set forth therein is not applicable.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)    The undersigned registrant hereby undertakes to supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Davidson, State of North Carolina, on February 14, 2025.

SATELLOGIC INC. By: /s/ Emiliano Kargieman Name: Emiliano Kargieman Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven Mnuchin	Chairman of the Board	February 14, 2025
Steven Mnuchin
/s/ General Joseph F. Dunford Jr.	Director	February 14, 2025
General Joseph F. Dunford Jr.
/s/ Kelly Kennedy	Director	February 14, 2025
Kelly Kennedy
/s/ Tom Killalea	Director	February 14, 2025
Tom Killalea
/s/ Marcos Galperin	Director	February 14, 2025
Marcos Galperin
/s/ Ted Wang	Director	February 14, 2025
Ted Wang
/s/ Miguel Gutiérrez	Director	February 14, 2025
Miguel Gutiérrez
/s/ Emiliano Kargieman	Chief Executive Officer and Director	February 14, 2025
Emiliano Kargieman	(principal executive officer)
/s/ Rick Dunn	Chief Financial Officer	February 14, 2025
Rick Dunn	(principal accounting officer)